As filed with the Securities and Exchange Commission on October 12, 2007
                       (Registration No. 333-144200)



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM SB-2/A


                               (AMENDMENT NO. 2)



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              HC INNOVATIONS, INC.
                 (Name of small business issuer in its charter)


             DELAWARE                              8093                       04-3570877
------------------------------------  ------------------------------  -------------------------
  (State or other jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
  incorporation or organization)        Classification Code Number)     Identification Number)


          (Name, address and telephone number of Small Business Issuer)

                         SIX CORPORATE DRIVE, SUITE 420
                                SHELTON, CT 06484
                                 (203) 925-9600

            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                             JAY M. KAPLOWITZ, ESQ.
                             PETER J. GENNUSO, ESQ.
                               GERSTEN SAVAGE LLP
                              600 LEXINGTON AVENUE
                               NEW YORK, NY 10022
                               PH. (212) 752-9700
                               FAX: (212) 980-5192


Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]
                                            -

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED            PROPOSED
                                                     AMOUNT           MAXIMUM             MAXIMUM             AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES                     TO BE        OFFERING PRICE        AGGREGATE          REGISTRATION
TO BE REGISTERED                                  REGISTERED(1)    PER SHARE(1)(2)   OFFERING PRICE(2)           FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                    9,914,467           $3.50           $34,700,635            $1,065.31
Common Stock, $0.001 par value, underlying          300,000           $1.00              $300,000                $9.21
  warrants to purchase common stock(3)
Common Stock, $0.001 par value, underlying        2,356,400           $1.25            $2,945,500               $90.43
  warrants to purchase common stock(4)
Common Stock, $0.001 par value, underlying          750,000           $3.00            $2,250,000               $69.08
  warrants to purchase common stock(5)
Common Stock, $0.001 par value, underlying          833,333           $4.00            $3,333,332              $102.33
  warrants to purchase common stock(6)
                                                                                                             ---------
         TOTAL                                                                                               $1,336.36*
----------------------------------------------------------------------------------------------------------------------------

*    Previously paid.


(1) The shares of our Common Stock being registered hereunder are being registered for resale by the Selling Securityholders named in the prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe may be issuable pursuant to the equity line financing to account for market fluctuations. Should we have insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price of $3.50 on the Over the Counter Bulletin Board on June 15, 2007.
(3) Represents shares of Common Stock issuable upon exercise of warrants. Each warrant entitles the holder to purchase shares of Common Stock at an exercise price of $1.00 per share.
(4) Represents shares of Common Stock issuable upon exercise of warrants. Each warrant entitles the holder to purchase shares of Common Stock at an exercise price of $1.25 per share.
(5) Represents shares of Common Stock issuable upon exercise of warrants. Each warrant entitles the holder to purchase shares of Common Stock at an exercise price of $3.00 per share.
(6) Represents shares of Common Stock issuable upon exercise of warrants. Each warrant entitles the holder to purchase shares of Common Stock at an exercise price of $4.00 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to Completion, Dated October 12, 2007


PRELIMINARY PROSPECTUS

                                14,154,200 SHARES

                              HC INNOVATIONS, INC.

                                  COMMON STOCK

This prospectus relates to the resale of up to 14,154,200 shares of our common stock, par value $0.001 per share issuable to the person and entities named herein (the "Selling Securityholders") and consists of: (i) 9,914,467 shares of our common stock; (ii) up to 2,356,400 shares of common stock issuable upon exercise of warrants at $1.25 per share; (iii) up to 750,000 shares of common stock issuable upon exercise of warrants at $3.00 per share; (iv) up to 833,333 shares of common stock issuable upon exercise of warrants at $4.00 per share; and (v) up to 300,000 shares of common stock issuable upon exercise of warrants at $1.00 per share. The Selling Securityholders may sell their respective common stock from time to time at prevailing market prices.


Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTCBB under the symbol "HCNV." On October 11, 2007 the closing price as reported was $2.26.


The Selling Securityholders, and any participating broker-dealers, may be deemed `underwriters' within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The Selling Securityholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We agree to pay the expenses of registering the foregoing shares of our common stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is October _, 2007

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, HC Innovations, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the Selling Securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

                                TABLE OF CONTENTS


SUMMARY INFORMATION AND RISK FACTORS..............................................................................1
         THE COMPANY..............................................................................................1
         OFFERING.................................................................................................2
         SUMMARY FINANCIAL INFORMATION............................................................................4
         RISK FACTORS.............................................................................................5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS................................................................15

USE OF PROCEEDS..................................................................................................15

SELLING SECURITYHOLDERS..........................................................................................15

PLAN OF DISTRIBUTION.............................................................................................19

LEGAL PROCEEDINGS................................................................................................20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................22

DESCRIPTION OF SECURITIES........................................................................................22

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
   ACT LIABILITIES...............................................................................................23

DESCRIPTION OF BUSINESS..........................................................................................25
         OUR BUSINESS............................................................................................25

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION........................................................35

DESCRIPTION OF PROPERTY..........................................................................................44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................44

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................45

EXECUTIVE COMPENSATION...........................................................................................46
         LEGAL MATTERS...........................................................................................47
         EXPERTS.................................................................................................47
         WHERE YOU CAN FIND ADDITIONAL INFORMATION...............................................................47

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
      AND FINANCIAL DISCLOSURE...................................................................................47

FINANCIAL STATEMENTS.............................................................................................48
         INDEX TO FINANCIAL STATEMENTS...........................................................................48

INDEMNIFICATION OF DIRECTORS AND OFFICERS........................................................................50

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................51

RECENT SALES OF UNREGISTERED SECURITIES..........................................................................51

EXHIBITS.........................................................................................................53

UNDERTAKINGS.....................................................................................................54

                      SUMMARY INFORMATION AND RISK FACTORS

This Summary highlights some information from this prospectus, and it may not contain all of the information that is important you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under `risk factors,' and our financial statements and the accompanying notes.

In this prospectus, `we', `us,' `Company', `our' and `HC Innovations' refer to HC Innovations, Inc. and its subsidiaries, unless the context provides otherwise requires. Unless otherwise indicated, the term `year,' `fiscal year' or `fiscal' refers to our fiscal year ending December 31. Unless we tell you otherwise, the term `common stock' as used in this prospectus refers to our Common Stock.

THE COMPANY

CORPORATE HISTORY

HC Innovations, Inc. is a holding company incorporated in Delaware in December 2004 that, through its subsidiaries, provides specialty care management products and services. Our specialty care management approach is predicated on caring for small populations of medically unstable and frail people.

Our wholly owned subsidiary, Enhanced Care Initiatives, Inc., ("ECI"), was founded in 2002 by David Chess MD, our President and Chief Executive Officer. ECI is the management company for all of our operating entities and provides specialty disease and care management services for small, costly subpopulations. ECI markets its proprietary specialty care management programs for the medically frail and other costly sub-populations to Health Maintenance Organizations ("HMOs") and other Managed Care Organizations ("MCOs") as well as state Medicaid departments.

OVERVIEW

We are a specialty disease and care Management Company focused on caring for small populations of medically unstable and frail individuals. As a specialty disease and care Management Company, we attempt to utilize preventative health care to save money by attempting to keep patients with chronic conditions out of the hospital, helping patients and states save on health care costs. Our Company is comprised of separate divisions each with a specific focus and intervention to service this segment of our population. As a specialty disease and care Management Company we seek to bring to HMOs, MCOs and state Medicaid departments the ability to positively impact the health and cost of their sickest, costliest subsets of patients. To do this, we combine our proprietary information systems with specially trained nurses and nurse practitioners. Specifically, we integrate the following services:

    (a) Hands-on involvement by seeing patients in their homes and in nursing homes;

    (b) Call center backup consisting of nurses, social workers and case managers who work specifically with one or two nurses and their patients via the telephone to assist with coordination of services and monitoring of health status; and

    (c) Biometric monitoring through the use of devices that allow us to monitor patients in the home such as scales, medication reminder systems, and blood pressure machines to name a few.

Our services extend to accompanying the patient to the doctor and providing them with our availability on a twenty-four hour a day, seven days a week basis. In the event that the patient requires admission to a hospital or nursing home, we also provide case management.

Our principal office is located at Six Corporate Drive, Suite 420, Shelton, CT 06484. Our telephone number is (203) 925-9600. Our website address is www.hcinnovationsinc.com. Information on our website is not a part of this prospectus.



OFFERING


SHARES OUTSTANDING PRIOR TO OFFERING

   COMMON STOCK,
      $0.001 PAR VALUE                 38,187,407

   COMMON STOCK OFFERED
      BY SELLING SECURITYHOLDERS       14,154,200

USE OF PROCEEDS                        We will not receive any proceeds from the
                                       sale by the Selling Stockholder of shares
                                       in  this   offering   but  will   receive
                                       proceeds   from  the   exercise   of  the
                                       warrants described herein. See "Use of Proceeds."

RISK FACTORS                           An   investment   in  our  common   stock
                                       involves a high  degree of risk and could
                                       result   in  a  loss   of   your   entire
                                       investment.

OTC SYMBOL                             HCNV.OB

EXECUTIVE OFFICES                      Our executive  offices are located at Six
                                       Corporate Drive,  Suite 420, Shelton,  CT
                                       06484.  Our  telephone  number  is  (203)
                                       925-9600     and    our    website    is:
                                       www.hcinnovationsinc.com. The information on our website is not part of this prospectus.

RECENT FINANCINGS


Beginning on May 22, 2007, we sold 1,666,667 shares of our common stock to four investors at a purchase price of $3.00 per share of common stock ("May 2007 Offering"). In addition to the shares of our common stock, we issued warrants to purchase 833,333 shares of our common stock at $4.00 per share to these investors.


In September 2006 through February 2007, we sold 3,256,400 shares of our common stock for $3,256,400 to 15 investors ("September Offering"). In addition to the shares of our common stock, we issued warrants to purchase 3,256,400 shares of our common stock at $1.25 per share to these investors.

In March 2007, in connection with the September Offering, we requested that the investors exercise their respective 2006 warrants and in return receive an additional 2007 warrant at an exercise price of $3.00 for every two warrants exercised from the September 2006 PPM. As of March 2007, we received approximately $1,187,500 from the exercise of the September Offering warrants and have issued 2007 warrants for an additional 475,000 shares of our common stock to 5 September Offering investors.

In June 2006 the Company sold a total of 142,669 shares of restricted common stock to several of its key managers for aggregate net proceeds of approximately $107,000 and warrants were exercised by a shareholder with the Company realizing $500,000 in net proceeds. These proceeds were applied to an outstanding note payable to the same shareholder in the amount of $500,000.

In June 2005 through April 2006, we sold approximately $1,257,985 in principal amount of convertible debentures to 18 investors ("June Offering"). In addition to the convertible debentures, we issued 1,257,985 shares of our common stock to these investors.

In connection with the June Offering, we issued, in March 2007, approximately 1,708,000 shares of our common stock as a result of the conversion of the June Offering Convertible Debentures. As provided in those Debentures, the holders were entitled to convert the principal amount of the Debenture in the event that we became a fully reporting company. As indicated in this Registration
Statement, we became a fully reporting company on February 13, 2007 and, accordingly, the June Offering investors converted their Debentures.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for our Company as provided in its year end financial statements. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."


CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------------------------------------
                                                                        2006                                       2005
------------------------------------------------------------------------------------------------------------------------------------
Net Revenues                                                          $6,166,092                                $2,887,498
Loss from Operations                                                  $3,101,221                                $1,301,226
Basic and Diluted Loss Per Share                                          $(0.12)                                   $(0.06)
Weighted Average Common Shares Outstanding                            27,305,114                                21,429,516
------------------------------------------------------------------------------------------------------------------------------------


CONDENSED CONSOLIDATED BALANCE SHEET DATA

                                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------------------------------------
                                                                       2006                                       2005
------------------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                  $624,630                                  $813,742
Total Assets                                                        $2,344,463                                $1,828,330
Working Capital Deficiency                                         ($3,276,083)                                ($622,563)
Total Current Liabilities                                           $3,900,713                                $1,436,305
Stockholders' Deficit                                               $2,135,617                                $1,357,519
------------------------------------------------------------------------------------------------------------------------------------

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING SHARES OF OUR COMMON STOCK IN THIS OFFERING. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY RISKS WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE ADVERSE EVENTS DESCRIBED IN THIS RISK FACTORS SECTION ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MIGHT LOSE ALL OR PART OF YOUR INVESTMENT. WE HAVE HAD OPERATING LOSSES TO DATE AND CANNOT ASSURE THAT WE WILL BE PROFITABLE IN THE FORESEEABLE FUTURE.

WE HAVE A HISTORY OF OPERATING LOSSES, AND SUCH LOSSES MAY CONTINUE IN THE FUTURE IF THE COMPANY IS UNABLE TO SECURE SUFFICIENT ENOUGH CONTRACTS TO COVER ITS OVERHEAD AND OPERATING EXPENSES.


The Company had net losses of $3,250,665, and $1,378,789 for the fiscal years ended December 31, 2006, and 2005, respectively. The Company had a net loss of $3,341,435 for the six-months ended June 30, 2007. The Company had an accumulated deficit of $5,246,964 and $1,996,299 and a net stockholders' deficit of $2,135,617 and $1,357,519 as of December 31, 2006 and 2005, respectively, and we may never be profitable. As of June 30, 2007, the Company had an accumulated deficit of $8,588,399.


IF WE CANNOT ACHIEVE PROFITABILITY FROM OPERATING ACTIVITIES, WE MAY NOT BE ABLE TO MEET OUR WORKING CAPITAL NEEDS.

An investment in our securities must be considered in light of the numerous risks, expenses, delays and difficulties frequently encountered in the healthcare industry, as well as the risks inherent in the development of new programs and the commercialization of new services particularly given our failure to date to operate profitably.

OUR AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report prepared in conjunction with our December 31, 2006 and December 31, 2005 financial statements, our auditors included an explanatory paragraph stating that, because we have incurred net losses and have a working capital deficiency as of December 31, 2006 and 2005, there is substantial doubt about our ability to continue as a going concern.

Management believes that the Company will be successful in its efforts to adequately meet its capital needs and continue to grow its businesses. In 2006 and 2005, the Company raised $1.758 million dollars through the issuance of convertible debenture notes to accredited investors. During the first quarter of 2007, $1.708 million worth of these convertible debentures were converted into common stock at a ratio of 1:1 resulting in the issuance of 1.708 million common shares. The remaining $50,000 of convertible debt was repaid on April 6, 2007.

WE WILL NEED TO RAISE SIGNIFICANT ADDITIONAL CAPITAL TO CONTINUE OUR BUSINESS OPERATIONS.


Our cash position on a consolidated basis at December 31, 2006 was $151,534 as compared to $435,375 at December 31, 2005. At December 31, 2006, our current total monthly operating expenses were approximately $330,000, for the six months ended June 30, 2007 our total monthly operating expenses were approximately $623,000. In order to continue our activities, we will be required to raise significant capital. We presently estimate that we will require an additional $5 million to $7 million to support operations and growth plans through the remainder of calendar 2007.

During the first quarter of 2007, and in connection with the September Offering, the Company requested that 29 investors exercise their respective warrants and in return the Company offered the investors an additional two-year warrant ("2007 Warrant") at an exercise price of $3.00 for every two warrants exercised from the September Offering. During the first quarter of 2007, the Company received $1,187,500 upon the exercise of 950,000 of the September Offering warrants and has issued warrants for an additional 475,000 shares of the Company's common stock to five (5) September Offering investors.

During the second quarter of 2007 the Company received an additional $687,500 upon the exercise of 550,000 of the September Offering warrants and has issued warrants for an additional 275,000 shares of the Company's common stock at an exercise price of $3.00.


During the second quarter of 2007 the Company received $5,000,000 upon the sale of 1,666,667 shares of the Company's common stock in a private placement with four investors; such shares were sold at $3.00 per share of common stock. In connection with this sale the company also issued warrants to purchase 833,333 shares of the Company's common stock at a price of $4.00 for a period of two years.



WE COULD ISSUE A SIGNIFICANT AMOUNT OF COMMON STOCK OR A SERIES OF PREFERRED STOCK THAT MIGHT ADVERSELY AFFECT OUR EXISTING COMMON STOCKHOLDERS.

Our articles of incorporation, as amended, authorize the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, with designations, rights and preferences that may be determined from time to time by our board of directors which may be superior to those attached to the common stock. Accordingly, the board of directors is empowered, without further stockholder approval, to issue additional shares of common stock up to the authorized amount or to establish a series of preferred stock with dividend, liquidation, conversion, voting or other rights either of which could adversely affect the voting power or other rights of the holders of the existing common stock. Issuance of additional common stock at prices below the fair market value per share would result in dilution to our existing common stockholders.

Moreover, shares of preferred stock could be convertible into shares of common stock in amounts that would result in similar dilution. In the event of a preferred stock issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.


INVESTING IN OUR STOCK IS HIGHLY SPECULATIVE AND YOU COULD LOSE SOME OR ALL OF YOUR INVESTMENT.

The value of our common stock may decline and may be affected by numerous market and internal conditions such as future sales by current shareholders which could result in the loss of some or the entire amount invested in our stock. We could also issue shares of preferred stock that have rights senior to the common stock.

OUR PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWN A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING COMMON STOCK AND WILL BE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER OUR OPERATIONS.

Our executive officers, directors and holders of more than 5% of our outstanding common stock, together with their respective affiliates, currently own approximately 71.8% of our voting stock, including shares subject to outstanding options and warrants. These stockholders are able to determine the composition of our board of directors, retain the voting power to approve all matters requiring stockholder approval and will continue to have significant influence over our operations. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company, preventing or frustrating any attempt by our stockholders to replace or remove the current management, or otherwise discouraging a potential acquirer from attempting to obtain control of the company, which in turn could limit the market value of our common stock.


WE ARE HIGHLY DEPENDENT ON OUR MANAGEMENT AND OUR BUSINESS WOULD BE MATERIALLY ADVERSELY AFFECTED IF ANY OF OUR EXECUTIVES LEAVE.

The operations and financial success of the Company are significantly dependent on the Chief Executive Officer who is the sole member of the board of directors. Our Vice President Clinical Operations and Chief Financial & Operating Officer are also critical members of our management team. We currently do not have employment agreements with these individuals however we hope to enter into such agreements with them in the near future. Although we maintain key man life insurance on Dr. Chess, our President and Chief Executive Officer, in the event that he or our other key executives, including our Vice President Clinical Operations or CFO, become unable or unwilling to continue to direct operations, the Company lacks the funds and financial resources to replace departing management and we would be materially adversely affected. Operations could be materially affected and under certain circumstances, shareholders would lose their entire investment. Further, Dr. Chess is the sole member of several limited liability companies that perform non-medical administrative and support services in certain states where we are prohibited from directly owning a medical operation due to corporate practice of medicine laws in those states.

Accordingly, in the event that Dr. Chess were to leave our Company, it may impact our day-to-day operations until a replacement can be recruited.


WE ARE A HOLDING COMPANY AND OUR ASSETS CONSIST PRIMARILY OF INVESTMENTS IN OUR SUBSIDIARIES AND CONSEQUENTLY OUR SHAREHOLDERS MAY NOT RECEIVE ANY DIRECT BENEFIT WHICH MAY BE DERIVED FROM OUR SUBSDIARIES.

We are a holding company and our assets consist primarily of investments in our subsidiaries. Other than providing administrative support, the Company engages in no business directly. The subsidiaries are distinct legal entities and have no obligation to pay any dividends or make advances or loans to us.


WE FACE SIGNIFICANT COMPETITIVE RISKS.

The healthcare industry is highly competitive. We face competition from many large and small companies. Many of these companies have financial resources far greater than ours and have greater leverage in business and personnel. A high degree of competition is expected to continue and there are no significant barriers to entry into this business. Our business may be adversely affected by these factors in a manner that causes our shareholders to lose their entire investment.

IF WE DO NOT MANAGE OUR GROWTH SUCCESSFULLY, OUR GROWTH MAY SLOW, DECLINE OR STOP, AND WE MAY NEVER BECOME PROFITABLE.

If we do not manage our growth successfully, our growth may slow, decline or stop, and we may never become profitable. We have expanded our operations rapidly and plan to continue to expand. This expansion has created significant demands on our administrative, operational and financial personnel and other resources. Additional expansion in existing or new markets could strain resources and increase the need for capital. Our personnel, systems, procedures, controls and existing space may not be adequate to support further expansion. In addition, because our business strategy emphasizes growth, the failure to achieve our stated growth objectives or the growth expectations of investors could cause our stock price to decline.


OUR PRODUCTS AND SERVICES MAY NOT BE ACCEPTED IN THE MARKETPLACE.

In connection with the commercialization of our health information system, we are marketing services designed to link patients, health care providers and payers in order to provide specialized management services for targeted chronic diseases. However, at this time, services of this type have not gained general acceptance from our customers. This is still perceived to be a new business concept in an industry characterized by an increasing number of market entrants who have introduced or are developing an array of new services. As is typical in the case of a new business concept, demand and market acceptance for newly introduced services are subject to a high level of uncertainty, and there can be no assurance as to the ultimate level of market acceptance for our system, especially in the health care industry, in which the containment of costs is emphasized. Because of the subjective nature of patient compliance, we may be unable, for an extensive period of time, to develop a significant amount of data to demonstrate to potential customers the effectiveness of our services. Even after such time, no assurance can be given that our data and results will be convincing or determinative as to the success of our system. There can be no assurance that increased marketing efforts and the implementation of our strategies will result in market acceptance for our services or that a market for our services will develop or not be limited.


OUR AGREEMENTS WITH OUR CUSTOMERS MAY BE TERMINATED BY OUR CUSTOMERS ON RELATIVELY SHORT NOTICE.

Our current services agreements with our customers generally automatically renew but may be terminated by those customers without cause upon short notice. In general, customer contracts may include significant performance criteria and implementation schedules for us. Failure to satisfy such criteria or meet such schedules could also result in termination of the agreements.


THE SUCCESS OF OUR PROGRAMS IS HIGHLY DEPENDENT ON THE ACCURACY OF INFORMATION PROVIDED BY PATIENTS.

Our ability to monitor and modify patient behavior and to provide information to health care providers and payers, and consequently the success of our disease management system, is dependent upon the accuracy of information received from patients. We have not taken and do not expect to take, specific measures to determine the accuracy of information provided to us by patients regarding their medical histories. No assurance can be given that the information our patients provide us will be accurate. To the extent that patients have chosen not to comply with prescribed treatments, such patients might provide inaccurate information to avoid detection. Because of the subjective nature of medical treatment, it will be difficult for us to validate or confirm any such information. In the event that patients enrolled in our programs provide inaccurate information to a significant degree, we would be materially and adversely affected. Furthermore, there can be no assurance that our patient interventions will be successful in modifying patient behavior, improving patient health or reducing costs in any given case. Many potential customers may seek data from us with respect to the results of its programs prior to retaining us to develop new disease management or other health information programs. Our ability to market our system to new customers may be limited if we are unable to demonstrate successful results for our programs.


OUR OPERATING RESULTS HAVE FLUCTUATED IN THE PAST AND COULD FLUCTUATE IN THE FUTURE.

Our operating results have varied in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control.


OUR BUSINESS IS DEPENDENT ON DATA PROCESSING AND TRANSMISSION CAPABILITIES.

Our business is dependent upon its ability to store, retrieve, process and manage data and to maintain and upgrade our data processing capabilities. Interruption of data processing capabilities for any extended length of time, loss of stored data, programming errors, other computer problems or interruptions of telephone service could have a material adverse effect on our business.


ANY INABILITY TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY COULD HARM OUR COMPETITIVE POSITION.

We consider our methodologies, processes and know how to be proprietary. We seek to protect our proprietary information through confidentiality agreements with our employees. Our policy is to have employees enter into confidentiality agreements that contain provisions prohibiting the disclosure of confidential information to anyone outside of the company. There can be no assurance that the steps we take to protect our intellectual property will be successful. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate our competitive advantage.


IF OUR ACTUAL FINANCIAL RESULTS VARY FROM ANY PUBLICLY DISCLOSED FORECASTS, OUR STOCK PRICE COULD DECLINE MATERIALLY.

Our actual financial results might vary from those that we anticipate, and these variations could be material. Publicly disclosed forecasts reflect numerous assumptions concerning expected performance, as well as other factors, which are beyond our control, and which might not turn out to have been correct. Although we believe that the assumptions underlying the projections are reasonable, actual results could be materially different, and to the extent actual results are materially different, our stock price could be materially adversely impacted.


CHANGES IN MARKET COULD ADVERSELY AFFECT OUR CONTRACTS WHICH COULD HAVE THE EFFECT OF DECREASING OUR REVENUES

The healthcare industry in which the Company operates currently faces significant cost reduction pressures as a result of constrained revenues from governmental and private revenue sources and increasing underlying medical care costs. We believe that these pressures will continue and possibly intensify.

The Company's services are geared specifically to assist its customers in controlling the high costs associated with the treatment of chronic diseases; however, the pressures to reduce costs in the short term may negatively affect its ability to sign and/or retain contracts. In addition, this focus on cost reduction may cause its customers to focus on contract restructurings that reduce the fees for services rendered by the Company. These financial pressures could have a negative impact on our operations.

THE COMPANY'S COMMON STOCK IS TRADED ON AN EXTREMELY ILLIQUID MARKET, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

There is an extremely limited and illiquid public market for the Company's common stock. The common stock is currently quoted on the Over the Counter Bulletin Board (HCNV.OB), but trading has historically been minimal. Therefore, the market for the common stock is limited. The trading price of the Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, announcements of new products by the Company or its competitors, general conditions in our industry, and large shareholders selling or purchasing shares. There is no assurance that investors will be able to purchase additional shares or sell their shares within the time frame or at a price they desire.


OUR FAILURE TO MAINTAIN ADEQUATE PRICE LEVELS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs, including potential national healthcare reform, trends toward managed care, cuts in Medicare reimbursements, and horizontal and vertical consolidation within the healthcare industry. Our inability to react effectively to these and other changes in the healthcare industry could adversely affect our operating results. We cannot predict whether any healthcare reform efforts will be enacted and what effect any such reforms may have on us or our customers. Our inability to react effectively to changes in the healthcare industry could result in a material adverse effect on our business.


THE ESTABLISHED RELATIONS WITH THE KEY NURSING HOME CHAINS MAY BE TERMINATED BY THEM, WHICH WILL RESULT IN A MATERIAL REDUCTION IN REVENUES.

Our ability to generate revenue from our affiliate, NP Care, LLC is dependent upon securing and maintaining contracts with both individual and corporately owned nursing home chains. The nature of our contractual relationships with these nursing homes or nursing home chains is such that they may be terminated by either party without cause and with typically a thirty to ninety day written notice of the intent to terminate.


RECONCILIATIONS UNDER THE COMPANY'S CONTRACT WITH HEALTH PLANS COULD RESULT IN ADDITIONAL CASH TO BE PAID BY IT OR RESULT IN LESS CASH TO BE PAID TO THE COMPANY BY HEALTH PLANS THAN ORIGINALLY ESTIMATED.

Our contracts with health plans are based upon a set fee charged by us on a per-member, per-month (PMPM) basis. These contracts require a minimum enrollment of the health plan's members who qualify for our programs. We are reimbursed monthly based upon the actual census of enrolled members. Our estimated future revenues are based upon achieving high levels of enrollment.


WE ARE SUBJECT TO EXTENSIVE CHANGES IN THE HEALTHCARE INDUSTRY.

The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. Several lawmakers have announced that they intend to propose programs to reform the U.S. health care system. These programs may contain proposals to increase governmental involvement in health care, lower reimbursement rates and otherwise change our operating environment and our targeted customers. Healthcare industry participants may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring certain expenditures, including those for our programs. We cannot predict what impact, if any, such changes in the healthcare industry might have on our business, financial condition and results of operations. In addition, many healthcare providers are consolidating to create larger healthcare delivery enterprises with greater regional market power. As a result, the remaining enterprises could have greater bargaining power, which may lead to price erosion of our programs.


OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION.

The healthcare industry, including our current business, is subject to extensive regulation by both the Federal and State governments. A number of states have extensive licensing and other regulatory requirements applicable to companies that provide healthcare services. Additionally, services provided to health benefit plans in certain cases are subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and may be affected by other State and Federal statutes. Generally, State laws prohibit the practice of medicine and nursing without a license. Many states interpret the practice of nursing to include health teaching, health counseling, the provision of care supportive to, or restorative of, life and well-being and the execution of medical regimens prescribed by a physician. Accordingly, to the extent that we assist providers in improving patient compliance by publishing educational materials or providing behavior modification training to patients, such activities could be deemed by a state to be the practice of medicine or nursing. Although we have not conducted a survey of the applicable law in all 50 states, we believe that we are not engaged in the practice of medicine or nursing. There can be no assurance, however, that our operations will not be challenged as constituting the unlicensed practice of medicine or nursing. If such a challenge were made successfully in any state, we could be subject to civil and criminal penalties under such state's law and could be required to restructure its contractual arrangements in that state. Such results, or the inability to successfully restructure our contractual arrangements, could have a material adverse effect on our operations.

We and our customers may also be subject to Federal and state laws and regulations that govern financial and other arrangements among healthcare providers. These laws prohibit certain fee splitting arrangements among healthcare providers, as well as direct and indirect payments, referrals or other financial arrangements that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. Possible sanctions for violation of these restrictions include civil and criminal penalties. Criminal penalties range from misdemeanors, which carry fines of not more than $10,000 or imprisonment for not more than one year, or both, to felonies, which carry fines of not more than $25,000 or imprisonment for not more than five years, or both. Further, criminal violations may result in permanent mandatory exclusions and additional permissive exclusions from participation in Medicare and Medicaid programs.

Regulation in the health care field is constantly evolving. We are unable to predict what government regulations, if any; affecting our business may be promulgated in the future. Our business could be materially adversely affected by the failure to obtain required licenses and governmental approvals, comply with applicable regulations or comply with existing or future laws, rules or regulations or their interpretations.


COMPLIANCE WITH NEW FEDERAL AND STATE LEGISLATIVE AND REGULATORY INITIATIVES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS OR MAY REQUIRE US TO SPEND SUBSTANTIAL AMOUNTS ACQUIRING AND IMPLEMENTING NEW INFORMATION SYSTEMS OR MODIFYING EXISTING SYSTEMS.

We and our customers are subject to considerable state and Federal government regulation. Many of these regulations are vaguely written and subject to differing interpretations that may, in certain cases, result in unintended consequences that could impact our ability to effectively deliver services. The current focus on regulatory and legislative efforts to protect the confidentiality and security of individually identifiable health information, as evidenced by the Health Insurance Portability and Accountability Act of 1996, (HIPAA), is one such example.

We believe that federal regulations governing the confidentiality of individually identifiable health information permit us to obtain individually identifiable health information for health and care support purposes from a health plan customer; however, state legislation or regulation could preempt federal legislation if it is more restrictive. Federal regulations governing the security of electronic individually identifiable health information became mandatory for customers in April 2005. We are contractually required to comply with certain aspects of these confidentiality and security regulations.

Although we continually monitor the extent to which specific state legislation or regulations may govern our operations, new federal or state legislation or regulation in this area that restricts our ability to obtain individually identifiable health information would have a material negative impact on our operations.


GOVERNMENT REGULATORS MAY INTERPRET CURRENT REGULATIONS GOVERNING OUR OPERATIONS IN A MANNER THAT NEGATIVELY IMPACTS OUR ABILITY TO PROVIDE SERVICES.

Broadly written Medicare fraud and abuse laws and regulations that are subject to varying interpretations may expose us to potential civil and criminal litigation regarding the structure of current and past contracts entered into with our customers. We believe that our operations have not violated and do not violate the provisions of the fraud and abuse statutes and regulations; however, private individuals acting on behalf of the United States government, or government enforcement agencies themselves, could pursue a claim against us under a new or differing interpretation of these statutes and regulations.

Our participation in federal programs may result in our being subject directly to various federal laws and regulations, including provisions related to fraud and abuse, false claims and billing and reimbursement for services, and the False Claims Act. Violations of the False Claims Act are punishable by treble damages and penalties of up to $11,000 per false claim. Actions may be brought under the False Claims Act by the government as well as by private individuals, known as `whistleblowers,' who are permitted to share in any settlement or judgment. Also, federal law contains various prohibitions related to false statements and false claims, some of which apply to private payers as well as federal programs.


WE FACE COMPETITION FOR STAFFING, WHICH MAY INCREASE OUR LABOR COSTS AND REDUCE PROFITABILITY.

We compete with other healthcare and services providers in recruiting qualified management and staff personnel for the day-to-day operations of our business, including nurses and other healthcare professionals. In some markets, the scarcity of nurses and other medical support personnel has become a significant operating issue to healthcare businesses. This shortage may require us to enhance wages and benefits to recruit and retain qualified nurses and other healthcare professionals. A failure to recruit and retain qualified management, nurses and other healthcare professionals, or to control labor costs, could have a material adverse effect on our profitability.


WE MAY FACE COSTLY LITIGATION THAT COULD FORCE US TO PAY DAMAGES AND HARM OUR REPUTATION.

Like other participants in the healthcare market, we are subject to lawsuits alleging negligence, product liability or other similar legal theories, many of which involve large claims and significant defense costs. Any of these claims, whether with or without merit, could result in costly litigation, and divert the time, attention, and resources of management. Although we currently maintain liability insurance intended to cover such claims, there can be no assurance that the coverage limits of such insurance policies will be adequate or that all such claims will be covered by the insurance. In addition, these insurance policies must be renewed annually. Although we have been able to obtain liability insurance, such insurance may not be available in the future on acceptable terms, or at all. A successful claim in excess of the insurance coverage could have a material adverse effect on our results of operations or financial condition.


WE  COULD  SHARE  IN  POTENTIAL   LIABILITY   RESULTING  FROM  ADVERSE   MEDICAL
CONSEQUENCES OF PATIENTS.

We provide information to healthcare providers and managed care organizations upon which determinations affecting medical care are made. As a result, we could share in potential liabilities for resulting adverse medical consequences to patients. In addition, we could have potential legal liability in the event we fail to correctly record or disseminate patient information. Although we do not believe that we will directly engage in the practice of medicine or direct delivery of medical services and have not been a party to any such litigation, we maintain a professional liability policy with coverage of $3 million in the aggregate and $1 million per occurrence. There can be no assurance that our procedures for limiting liability have been or will be effective, that we will not be subject to litigation that may adversely affect our results of operations, that appropriate insurance will be available to us in the future at acceptable cost or at all, or that any insurance we maintain will cover, as to scope or amount, any claims that may be made against us.


AN INABILITY TO ACCESS FINANCIAL MARKETS COULD ADVERSELY AFFECT THE EXECUTION OF THE COMPANY'S BUSINESS PLAN.

The Company cannot give assurance that additional capital will not be needed, either through issuing more common stock, other equity securities or debt. Any additional debt or preferred equity securities would be senior to common equity holders in bankruptcy. Any additional common stock issued by the Company would dilute existing shareholder interests. Further, no assurance can be given as to how much additional working capital will be required or that additional financing can be obtained on terms that will allow the Company to execute its business plans or meet its financial obligations as they become due.

The Company relies on access to both short-term money markets and longer-term capital markets as a significant source of liquidity for capital requirements not satisfied by cash flow from operations. Management cannot assure that the Company and its subsidiaries will maintain sufficient access to these financial markets based upon the Company's current financial position.

Moreover, certain developments outside of the Company's control may increase the cost of borrowing or restrict its ability to access one or more financial markets. Such developments could include, but are not limited to, an economic downturn, an increase in interest rates or a weakening of the Company's financial position.


THE COST TO THE COMPANY TO COMPLY WITH SEC RULES AND REGULATIONS MAY BE OVERLY BURDENSOME.

Subsequent to the filing of Form 10-SB, the Company has become subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Exchange Act, the Company will be required to file quarterly and annual reports and reports regarding certain interim current activities. The inability to timely file the necessary SEC reports could cause the public to lose confidence in the Company and materially adversely affect the Company's stock price and ability to raise capital.

IF WE ARE UNABLE TO CERTIFY THE EFFECTIVENESS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, WE COULD SUFFER A LOSS OF PUBLIC CONFIDENCE IN OUR INTERNAL CONTROLS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR FINANCIAL PERFORMANCE AND THE MARKET VALUE OF OUR COMMON STOCK.

Item 308 of SEC Regulation S-K, which was promulgated pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, will require us to provide an annual report on our internal control over financial reporting, including an assessment as to whether or not our internal control over financial reporting is effective beginning with our Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2007. We will also be required to have our auditors attest to our assessment and our CEO and CFO to individually opine on the effectiveness of our internal controls over financial reporting for the fiscal year ended December 31, 2008. The timetable for compliance could be accelerated if our market capitalization, as defined in Section 404 of the Sarbanes Oxley Act, exceeds $75 million. We have not yet begun efforts to assess the effectiveness of the design and operation of our internal controls and, when we do perform this assessment, we may find deficiencies or material weaknesses in our internal control over financial reporting. Our auditors will then be required to evaluate our assessment to determine whether our internal control is effective. Furthermore, if we or our auditors are unable to timely complete an assessment of our internal control over financial reporting or review of our assessment efforts, we would be deficient in our reporting obligations under the Exchange Act, which may restrict our access to capital markets. Under any of these circumstances, we could be subjected to additional regulatory scrutiny and suffer a loss of public confidence in our internal control, which could have a negative impact on our financial performance and the market value of our common stock.


OUR COMMON STOCK COULD BE CONSIDERED A `PENNY STOCK' WHICH COULD MAKE IT DIFFICULT FOR INVESTORS TO PURCHASE AND DISPOSE OF OUR SHARES

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The SEC has adopted regulations under this statute that defines a penny stock generally to be any non-NASDAQ equity security that has a market price of less than $5.00 per share. The SEC's definition of a penny stock is likely to apply to the Company's common stock. As such, the common stock would be subject to certain risks associated with trading in penny stocks. These risks include, but are not limited to, difficulty for investors in purchasing or disposing of shares, obtaining accurate bid and ask quotations, establishing the market value of the shares, and a lack of securities analyst coverage.

Unless exempt, for any transaction in a penny stock, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure is also required with respect to commissions payable to both the broker/dealer and the registered representative and current quotations of securities. Also, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS, STOCKHOLDERS MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT IN OUR COMMON STOCK.

We have not paid any dividends on our common stock and we do not intend to declare and pay any dividends on our common stock. Earnings, if any, are expected to be retained by us to finance and expand our business.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains `forward-looking statements' and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words `anticipate,' `believe,' `estimate,' `expect,' `intend,' `may,' `plan,' `project', `should' and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation." These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends;
competition; changes in business strategy or development plans; project performance; the commercial viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Securityholders; however, we will receive proceeds from any exercise of the warrants if and to the extent that any of the warrants are exercised.


                             SELLING SECURITYHOLDERS

We agreed to register for resale shares of common stock by the Selling Securityholders listed below. The Selling Securityholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The Selling Securityholders, and any participating broker-dealers are `underwriters' within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Securityholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the Selling Securityholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the Selling Securityholders and we have not independently verified this information. The Selling Securityholders are not making any representation that any shares covered by the prospectus will be offered for sale. The Selling Securityholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the Selling Securityholders have held any position or office with us, nor are any of the Selling Securityholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned after the Offering" column assumes the sale of all shares offered.

As explained below under "Plan of Distribution," we have agreed with the Selling Securityholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

                                                 NUMBER OF SHARES                                            NUMBER OF SHARES
NAME AND ADDRESS OF                             BENEFICIALLY OWNED                NUMBER OF                 BENEFICIALLY OWNED
SELLING SECURITYHOLDER                          PRIOR TO OFFERING               SHARES OFFERED              AFTER THE OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Roger W. Miller                                      250,000(1)                    250,000                           -
1220 Park Avenue, #14C
New York, NY 10128

Peter T. Michaelis                                   500,000(2)                    500,000                           -
91 Katonahs Wood Rd
Katonah, NY 10536

Polaris Partners, LP                                 800,000(3)                    800,000                           -
530 Fifth Avenue, 25th Floor
NY, NY 10036

Quicken Inc.                                         500,000(4)                    500,000                           -
52 East 76th Street
New York, NY 10021

Charles H. Brunie                                  1,375,000(5)                  1,375,000                           -
21 Elm Rock Road
Bronxville, NY 10708

Carmine Urciuoli                                     212,800(6)                    212,800                           -
1934 Hendrickson Street
Brooklyn, NY 11234

Scinet Development & Holdings                        112,500(7)                    112,500                           -
2500 US Bank Building
5th & Walnut Street
Cincinnati, Ohio 45202

Rodney D. Baber                                      500,000(8)                    500,000                           -
6050 Blakely Drive
Memphis, TN 38120

Jonathan Brit Stephens                               250,000(9)                    250,000                           -
680 W. Suggs Drive
Memphis, TN 38120

Pegasus Capital II, LP                               900,000(10)                   900,000                           -
54 Welland Road, Suite 800
Brookline, MA 02445

                                                 NUMBER OF SHARES                                            NUMBER OF SHARES
NAME AND ADDRESS OF                             BENEFICIALLY OWNED                NUMBER OF                 BENEFICIALLY OWNED
SELLING SECURITYHOLDER                          PRIOR TO OFFERING               SHARES OFFERED              AFTER THE OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Investment Corporate Group, LLC                      112,500(11)                   112,500                           -
54 Welland Road, Suite 800
Brookline, MA 02445

Pleiades Investment Partners R LP                    760,200(12)(13)               760,200                           -
c/o Potomac Capital Management
825 Third Avenue, 33rd Floor
New York, NY 10022

Potomac Capital International Ltd.                   740,400(12)(14)               740,400                           -
c/o Potomac Capital Management
825 Third Avenue, 33rd Floor
New York, NY 10022

Potomac Capital Partners LP                        1,099,400(12)(15)             1,099,400                           -
c/o Potomac Capital Management
825 Third Avenue, 33rd Floor
New York, NY 10022

David Nahmias                                         50,000(16)                    50,000                           -
14 Lynnfield Road
Memphis, TN 38120

Jeffrey Raff                                         100,000(17)                   100,000                           -
401 East 80th Street Apt. 18G
New York, NY 10021

F. Norfleet Boston                                    50,000(18)                    50,000                           -
61 Pinehurst
Memphis, TN 38117

Jerome Adler IRA                                      30,000                        30,000                           -
1199 Oxford Court
Highland Park, IL 60035

James L. Webster IRA                                 136,000                       136,000                           -
320 W. Ohio Street
Chicago, IL 60610-4116

Ronald Perrella Family                               200,000                       200,000                           -
Trust dtd 11/6/02
29632 Seriana
Laguna Niguel, CA 92677

Paul LeFebvre                                        100,000                       100,000                           -
180 Sheridan Rd
Winnetka, IL 60093

Marjorie Michaelson                                   50,000                        50,000                           -
135 East 71st Street
New York, NY 10021

Ryan LeFebvre                                         30,000                        30,000                           -
180 Sheridan Rd
Winnetka, IL 60093

Adam LeFebvre                                         50,000                        50,000                           -
2025 Washington Ave
Wilmette, IL 60091

Dustin LeFebvre                                       20,000                        20,000                           -
939 W. Hurton St., #202
Chicago, IL 60622

                                                 NUMBER OF SHARES                                            NUMBER OF SHARES
NAME AND ADDRESS OF                             BENEFICIALLY OWNED                NUMBER OF                 BENEFICIALLY OWNED
SELLING SECURITYHOLDER                          PRIOR TO OFFERING               SHARES OFFERED              AFTER THE OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Bruce Drucker SEP IRA                                100,000                       100,000                           -
22 Cranberry Lane
Plainview, NY 11803

Raymond Markman                                      125,400                       125,400                           -
666 Dundee Road
Northbrrok, IL 60062

Vi Tiliak                                             50,000                        50,000                           -
6424 Cedar Road
Oak Forest, IL 60452

Diane L. Juergens Trust                               20,000                        20,000                           -
415 W. Euggnig Street
Chicago, IL 60614

Charles M. Cohen Rev Trust                            30,000                        30,000                           -
3230 Temple Lane
Wilmette, IL 60091-2900

Robin Smith                                           50,000                        50,000                           -
930 5th Avenue
New York, NY 10021

Hebrides LP                                        2,550,000(19)(20)             2,550,000                           -
600 Third Avenue
New York, NY 10016

Hebrides Offshore Fund Limited                     1,250,000(19)(21)             1,250,000                           -
600 Third Avenue
New York, NY 10016

Strategic Growth International                       900,000(22)                   900,000                           -
150 East 52nd Street, 22nd Floor
New York, NY 10022

Donald Wohl Revocable Trust DTD 6-0805               150,000(23)                   150,000                           -
1800 Avenue of the Stars, Suite 310
Los Angeles, CA 90087
------------------------------------------------------------------------------------------------------------------------------------


(1) Consists of 200,000 shares of common stock and warrants to purchase 50,000 shares of common stock at $3.00 per share.
(2) Consists of 400,000 shares of common stock and warrants to purchase 100,000 shares of common stock at $3.00 per share.
(3) Consists of 700,000 shares of common stock and warrants to purchase 100,000 shares of common stock at $3.00 per share. Mr. Peter Malhado, the General Partner of Polaris Partners, LP has the voting and dispositive power over the shares of common stock.
(4) Consists of 400,000 shares of common stock and warrants to purchase 100,000 shares of common stock at $3.00 per share. Mr. Jose Soriano has the voting and dispositive power over the shares of common stock.
(5) Consists of 1,066,667 shares of common stock and warrants to purchase 308,333 shares of common stock; 125,000 shares may be purchased at $3.00 per share and 183,333 shares may be purchased at $4.00 per share.
(6) Consists of 106,400 shares of common stock and warrants to purchase 106,400 shares of common stock at $1.25 per share.
(7) Consists of 75,000 shares of common stock and warrants to purchase 37,500 shares of common stock; 25,000 shares may be purchased for $1.25 per share and 12,500 may be purchased for $3.00 per share. Mr. John Lanier, President of Scinet Holdings & Development, Inc., has the voting and dispositive power over the shares of common stock.


(8) Consists of 400,000 shares of common stock and warrants to purchase 100,000 shares of common stock at $3.00 per share.
(9) Consists of 200,000 shares of common stock and warrants to purchase 50,000 shares of common stock at $3.00 per share.
(10) Consists of 600,000 shares of common stock and warrants to purchase 300,000 shares of common stock; 200,000 shares may be purchased at $1.25 per share and 100,000 shares may be purchased at $3.00 per share. Mr. Mark Lanier, general partner of the Pegasus, has the voting and dispositive power over the shares of common stock.

(11) Consists of 75,000 shares of common stock and warrants to purchase 37,500 shares of common stock; 25,000 share may be purchased at $1.25 per share and 12,500 shares may be purchased at $3.00 per share. Mr. Mark Lanier, the general manager, has the voting and dispositive power over the shares of common stock.


(12) Pleiades Investment Partners R LP, Potomac Capital International, Ltd and Potomac Partners, LP are affiliated entities controlled by Potomac Capital Management LLC. Mr. PJ Solit is the managing member of Potomac Capital Management and has the voting and dispositive power over such shares owned by these entities.
(13) Consists of 380,100 shares of common stock and warrants to purchase 380,100 shares of common stock at $1.25 per share.
(14) Consists of 370,200 shares of common stock and warrants to purchase 370,200 shares of common stock at $1.25 per share.
(15) Consists of 549,700 shares of common stock and warrants to purchase 549,700 shares of common stock at $1.25 per share.
(16) Consists of 25,000 shares of common stock and warrants to purchase 25,000 shares of common stock at $1.25 per share.
(17) Consists of 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock at $1.25 per share.
(18) Consists of 25,000 shares of common stock and warrants to purchase 25,000 shares of common stock at $1.25 per share.
(19) Hebrides LP and Hebridges Offshore Fund Limited are affiliated entities controlled by Hebrides Capital LLC. Mr. Anthony Bune is the managing general partner of Hebrides Capital LLC and has the voting and dispositive power over such shares owned by these entities.
(20) Consists of 2,300,000 shares of common stock and warrants to purchase 250,000 shares of common stock at $4.00 per share.
(21) Consists of 900,000 shares of common stock and warrants to purchase 350,000 shares of common stock at $4.00 per share.
(22) Represents shares of common stock underlying warrants of which 600,000 shares may be purchased for $1.25 per share and 300,000 may be purchased for $1.00 per share. Messrs. Richard Cooper and Stanley Altschuler, executive officers of Strategic Growth International, have the voting and dispositive power over the shares.
(23) Consists of 100,000 shares of common stock and warrants to purchase 50,000 shares of common stock at $4.00 per share.


                              PLAN OF DISTRIBUTION

The Selling Securityholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling shares:

    o    ordinary   brokerage   transactions   and  transactions  in  which  the
         broker-dealer solicits purchasers;

    o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    o    purchases  by  a   broker-dealer   as  principal   and  resale  by  the
         broker-dealer for its account;

    o an exchange distribution in accordance with the rules of the applicable exchange;

    o    privately negotiated transactions;

    o    short sales after this registration statement becomes effective;

    o broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

    o    through the writing of options on the shares;

    o    a combination of any such methods of sale; and

    o    any other method permitted pursuant to applicable law.

The Selling Securityholders or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Securityholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Securityholders. The Selling Securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are `underwriters' as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The Selling Securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus.

The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The Selling Securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.


                                LEGAL PROCEEDINGS

We are not a party to any legal proceedings, nor are we aware of any contemplated or pending legal proceedings against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each of the members of our board of directors, executive officers and promoters as of June 22, 2007:

Our Board of Directors consists of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers. We also have provided a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

      NAME               AGE                   POSITION
--------------------------------------------------------------------------------

 David Chess, M.D.        55      President, Chief Executive Officer, Chief
                                  Medical Officer, Chairman of the Board and
                                  Director

 Jeffrey L. Zwicker       64      Chief Financial Officer and Chief Operating
                                  Officer

--------------------------------------------------------------------------------

DAVID CHESS,  M.D. is our  President,  Chief  Executive  Officer,  Chief Medical
Officer, Chairman of the Board and Director. Dr. Chess is a Geriatrician, Internist and Entrepreneur with over 20 years' experience. Dr. Chess has been practicing medicine as a Physician with PriMed - Internal Medicine and Geriatrics since 1985 till present. He also served as Vice President Medical Affaires in the Hewitt Organization from 1998 to 2002. David also serves as President of Project Patient Care (PPC), a non-profit 501(c) 3 patient advocacy organization he founded in January 2000. David has recently co-authored a paper with David Nash and his team at Department of Health Policy, Jefferson Medical College entitled, "Pharmacy Utilization and the Medicare Modernization Act `A Review of the Literature'," published in the MILBANK QUARTERLY in spring 2005. During the period from 2001 to 2003, Dr. Chess also consulted for Kidd and Company. He received his Medical Degree from Creighton University School of Medicine, performed his Internal Medicine Internship and Residency at Albert Einstein School of Medicine, and was Chief Resident in Internal Medicine at Bridgeport Hospital. He is an Alpha Omega Alpha recipient. David is an Associate Clinical Professor of Medicine at Yale University School of Medicine.

JEFFREY L. ZWICKER is our Chief Financial and Operating Officer. Mr. Zwicker joined the company in May 2005. He has over 35 years of business management experience. From September 2001 until joining the Company, Mr. Zwicker was an independent consultant. Mr. Zwicker served as CFO/COO and ultimately President & CEO and a Director of DeLuca, Inc. (Subsidiary of Perdue Farms, Inc) from April 1993 to August 2001. Prior to his positions with DeLuca, Inc. he served as President/COO and CFO of several early to middle stage, micro and small cap health care, manufacturing, retailing and distribution companies. He holds a Bachelor of Science in Accounting from Quinnipiac University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 25, 2007, with respect to the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock by each of the Company's officers and directors, and by the officers and directors of the Company as a group. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors and 5% shareholders have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

                                                             SHARES                   PERCENTAGE
NAME AND ADDRESS OF SHAREHOLDER*                      BENEFICIALLY OWNED(1)           OWNERSHIP(1)
--------------------------------------------------------------------------------------------------
David Chess, MD                                           10,245,822                      26.7%
Jeffrey L. Zwicker                                         1,000,130                       2.6
Mary Krentzman, MS, RN                                       542,643                       1.4
Rubin Family Irrevocable Stock Trust                       7,915,590                      20.7
D. Vincent Penry, APRN                                     2,636,022                       6.9
Stephen Urciuoli, MD                                       1,889,015                       5.0
Officers and directors as a group of (2 persons)          11,788,595                      29.3
--------------------------------------------------------------------------------------------------

* Each shareholder's address is c/o HC Innovations, Inc., Six Corporate Drive, Suite 420, Shelton, Connecticut, 06484.
(1) Based on an aggregate of 38,187,407 shares (on a fully diluted basis) outstanding as of June 25, 2007.

OPTIONS AND COMMON SHARES GRANTED IN THE YEAR ENDED DECEMBER 31, 2006

No options or common shares were granted to executives during the year ended December 31, 2006.


                            DESCRIPTION OF SECURITIES

We are authorized to issue 105,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $.001 par value and 5,000,000 shares of Preferred Stock, $.001 par value. There are 38,187,407 shares (on a fully diluted basis) of our common stock outstanding and no shares of preferred stock issued and outstanding. The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of shares of our common stock do not have preemptive or preferential rights to acquire any shares of our capital stock, and any or all of such shares, wherever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for consideration and on such terms as our board of directors determines in its discretion without first offering the shares to any shareholder of record. Holders of our common stock are entitled to receive ratably dividends, subject to the rights of the holders of Preferred Stock (if any), as may be declared by our Board of Directors out of funds legally available therefore.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable. Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

WARRANTS

There are currently warrants to purchase 4,239,733 shares of our common stock issued and outstanding.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our `affiliates,' as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. There are 199,121 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Resale of the remainder of our issued and outstanding shares of common stock is restricted under Rule 144. There are 37,988,286 shares of our common stock that are restricted, including shares subject to outstanding warrants to purchase, or notes convertible into, common stock (excluding any conversions of notes to date). Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.


       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

We have adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under our articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to us or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to us or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

CORPORATE HISTORY

HC Innovations, Inc. (the terms "Company," "us," and/or "we" and other similar terms as used herein refer collectively to the Company together with its principal operating subsidiaries) is a holding company incorporated in Delaware in December 2004 that, through its subsidiaries, provides specialty care management products and services. Our specialty care management approach is predicated on caring for small populations of medically unstable and frail people.

Our wholly owned subsidiary, Enhanced Care Initiatives, Inc.,("ECI"), was founded in 2002 by David Chess MD, our President and Chief Executive Officer. ECI is the management company for all of our operating entities and provides specialty disease and care management services for small, costly subpopulations. ECI markets its proprietary specialty care management programs for the medically frail and other costly sub-populations to Health Maintenance Organizations ("HMOs") and other Managed Care Organizations ("MCOs") as well as state Medicaid departments.

REVERSE MERGER TRANSACTION

Pursuant to a Stock Acquisition Agreement dated May 11, 2006, Ayre Holdings, Inc., a Delaware corporation ("Ayre"), acquired 100% of the issued and outstanding shares of HCI, in exchange for 24,368,323 shares of common stock of Ayre, representing approximately 99% of the total issued and outstanding shares of Ayre at the time. Prior to the consummation of the acquisition, Ayre, a non-reporting pink sheet company and public shell, effectuated a reverse stock split whereby the then current 793,000 issued and outstanding shares of common stock were reverse split into 328,637 shares of common stock at the rate of ..41442:1.

The post-acquisition entity is accounted for as a recapitalization of HCI using accounting principles applicable to reverse acquisitions with HCI, being treated as the accounting parent (acquirer) and Ayre, the legal parent, being treated as the accounting subsidiary (acquiree). HCI is regarded as the predecessor entity.

In accordance with the provisions governing the accounting for reverse acquisitions, the historical figures presented are those of HCI. Upon consummation of the acquisition on June 9, 2006, Ayre changed its name to HC Innovations, Inc. The Company's common stock is quoted on the OTC Bulletin Board under the symbol "HCNV."

On February 13, 2007, the Company's Form 10-SB was declared effective by the United States Securities and Exchange Commission. As a result, the Company became a fully reporting company pursuant to the Securities Exchange Act of 1933, as amended.


OUR BUSINESS

We are a specialty disease and care Management Company focused on caring for small populations of medically unstable and frail individuals. As a specialty disease and care Management Company, we attempt to utilize preventative health care to save money by attempting to keep patients with chronic conditions out of the hospital, helping patients and states save on health care costs. Our Company is comprised of separate divisions each with a specific focus and intervention to service this segment of our population. As a specialty disease and care Management Company we seek to bring to HMOs, MCOs and state Medicaid departments the ability to positively impact the health and cost of their sickest, costliest subsets of patients. To do this, we combine our proprietary information systems with specially trained nurses and nurse practitioners. Specifically, we integrate the following services:

     (a) Hands-on involvement by seeing patients in their homes and in nursing homes;

     (b) Call center backup consisting of nurses, social workers and case managers who work specifically with one or two nurses and their patients via the telephone to assist with coordination of services and monitoring of health status; and

     (c) Biometric monitoring through the use of devices that allow us to monitor patients in the home such as scales, medication reminder systems, and blood pressure machines to name a few.

Our services extend to accompanying the patient to the doctor and providing them with our availability on a twenty-four hour a day, seven days a week basis. In the event that the patient requires admission to a hospital or nursing home, we also provide case management.

Our principal office is located at Six Corporate Drive,  Suite 420, Shelton,  CT
06484.  Our  telephone  number  is  (203)  925-9600.   Our  website  address  is
www.hcinnovationsinc.com.

CORPORATE STRATEGY

We are a specialty disease and care Management Company. As such, our corporate strategy is to care for the most costly and needy patients in an effort to try to have them avoid hospitalizations and, at the same time, create cost savings. We also seek to be able to facilitate care delivery support services in the community, in nursing homes, and throughout the United States and its territories. We seek to sell our products and services directly to HMOs, MCOs and State Medicaid departments, as well as to subcontract with other disease management companies.

To implement our corporate strategy, we have created software algorithms that help us define the most needy and costly populations. We have connected this to a nurse-patient centric electronic health record (ehr), all to assist our staff in the management of our enrollees.

Our clinical strategy is to identify subgroups of people with common needs and create programs to fill the gaps in care, stabilizing the health of the individual. These are highly complex populations consisting of patients with over seven (7) active diagnosis, average of three (3) hospitalizations per year that require complex solutions.

PRODUCTS AND SERVICES

We offer our products and services through three channels: Easy Care, NP Care and Stratification, Analysis and Management electronic health record (SAM ehr).

EASY CARE:  THE SOLUTION FOR THE COMMUNITY DWELLING MEDICALLY COMPLEX AND FRAIL

The Easy Care program focuses on the medically complex and fragile costly community-based patients. Easy Care is a program built to support the medically complex frail patient, creating a safety net that is woven from a combination of services which together seeks to support the patient and improve their health, while lowering their cost of care by preventing avoidable hospitalizations.

Under the Easy Care Program each patient is individually evaluated to determine which approaches should be implemented for that specific patient. A feature of the Easy Care Program is that we work closely with the patient, their family and their physician. The Easy Care tools and approach include:

     o Hands-on nurse and nurse practitioner care in the home. The nurse does a comprehensive evaluation which includes physical, cognitive and social situation evaluation. We review medications, diet and exercise. We put in place disease specific exercises, review advance directives and connect patient to community resources to assure that the patient is getting what they need to stay well.

     o Physician integration. Our nurses accompany the patient on physician visits.

     o Call center support. Each patient has a support person in the call center who works with their nurse to help coordinate the patient's care. This support person calls the patient periodically and at the direction of their nurse partner assists in the follow up of medical issues. The support person also assists in setting up appointments and transportation.

     o Community-based weekly meetings to monitor, exercise and address depression and isolation in our patients. These weekly meetings are attended by our nurses, recreation aide, athletic trainers, dietician and pharmacist (on a rotating basis).

     o 24/7 Caregiver Support Program: this consists of a survey at the initiation of the program to assess caregiver needs and stress and then to help the caregiver create a sustainable support solution for the patient. This includes a 24/7 emotional support hotline, referral services, and legal hotline, to name a few.

     o Pharmacist, medical director, nutritionist and athletic trainer monitoring.

     o Biometrics, such as scales, medication monitoring devices, blood pressure machines wirelessly connected to phone lines are channeled directly to our computer system, oxymeters, glucosometers, cell phones and video phones.

     o Pharmaceutical management. Web-based medication monitoring by our pharmacist with direct feedback to our nurses' tablet PCs.

     o Case management. Our nurses continue to monitor the patient if hospitalized or in a nursing home.

     o IT infrastructure. All of our nurses are equipped with tablet PC, point, click and handwriting recognition. This allows us to efficiently gather and maintain large amounts of actionable data; it also prompts the nurse to consider specific interventions driving best practices.

     o The computer as the communication channel. Our Web-based IT system allows for faxing, e-mailing and integrated report generation.

EASY CARE PRICING

Easy Care pricing is based on a per enrolled member, per month (PMPM) basis. We can enroll up to 1,000 patients per four months per market. We are currently able to implement two markets per 120 days. Our program works best in population centers of 50,000 or more. However, with use of our biometric monitoring system and two-way video conferencing we can extend our reach to more rural patients.

The Company and its founders have successfully completed pilot programs with two major Connecticut hospitals, Bridgeport Hospital and Hartford Hospital, followed by a successful contract with a national HMO, HealthNet NE. Quantifiable cost savings in the range of 25%-50% have been demonstrated.

HEALTHCARE SAVINGS-ILLUSTRATIVE EXAMPLE OF HOW OUR PROGRAM CAN WORK FOR 1,000 MEDICARE ENROLLEES BASED ON THE RESULTS OF OUR PILOT PROGRAM WITH HEALTHNET NE:

     o ECI delivers 16% net cost savings on patients with average costs of $40,000/year

     o     For 1,000 enrollees a $40,000 cost per year, or $40,000,000:

     TOTAL SAVINGS at 25%                    $10,000,000

     COST OF PROGRAM:                         $3,600,000
                                              ----------

     NET YEARLY SAVINGS:                      $6,400,000

            ROI = 180%

ECI has secured contracts with:

     1. Health Spring: a regional Medicare HMO in Tennessee. This contract began in October 2005 with 300 enrollees with a current census of approximately 500 enrollees. The term of the contract is 5 years although there are provisions for cancellation prior to the end of the term.

     2. AmeriGroup: a national Managed Care Organization (MCO), to care for a minimum of 300 of its Medicare/Medicaid enrollees in Houston, Texas. The initial term of this contract runs from June 1, 2006 through November 30, 2007.

     3. Alere Medical, Inc.: in October 2006, we entered into a Disease Management Services Agreement with Alere Medical, Inc. ("Alere"). Alere provides disease management tools, services and systems to payers which are designed to assist with and improve management of health care outcomes for patients. Alere has contracted with Tufts Health Plan ("Tufts") to provide disease management services in Massachusetts. Tufts provides various commercial and Medicare Health Plans to members. We are providing care management services to Tufts program participants in Massachusetts and Alere is paying us $295 per enrolled member per month commencing February 1, 2007.

THE MARKET FOR EASY CARE

According to the U.S. Department of Health & Human Services, three percent (3%) of the Medicare population and one percent (1%) of the Medicaid population will meet the EASY CARE profile of the medically complex and fragile costly community-based patients. With over 40 million Medicare recipients (3%=1,200,000) and over 40 million on Medicaid (1%=400,000), the market is large and growing. Currently, over five million seniors are enrolled in Managed Medicare and with the recently enacted Medicare Modernization Act; this number is expected to triple over the next two years. We have primarily focused on the Medicare and Medicaid populations because of the increased density of patients who need our services. As managed care organizations assume increasing risk in the Medicare and Medicaid market, EASY CARE(SM) is positioned to be an important tool to control the cost of this more labile population. Our primary strategy is to sell directly to these organizations, as well as to subcontract with other disease management companies allowing them to expand their offerings and fill this gap in care. (SOURCE OF ABOVE DATA: HTTP://WWW.CMS.HHS.GOV/ CENTERS FOR MEDICARE & MEDICAID SERVICES (CMS), U.S. DEPARTMENT OF HEALTH & HUMAN SERVICES)

SALES AND MARKETING FOR EASY CARE

As indicated, we will market Easy Care to MCOs, HMOs, state medical departments, and disease management companies. Our sales strategy establishes a process and generally reaches a "yes" or "no" response within 3 to 4 months.

The process:

     o     Initial presentations to key leadership;

     o If there is a high level of interest we enter into a Non-Binding Discovery Process which takes 4 to 6 weeks. During this time period, we do an in depth analysis of the Strategic Goals of the organization, the barriers to delivery and the processes in place to manage the outcome. We meet with, and interview people at all levels of the organization, developing a deep understanding of their needs, internal politics while we develop relationships;

     o Presentation of findings and delivery of proposal specific to the company's needs and their particular gaps;

     o     Negotiation and discussion period (3 weeks); and

     o     "Yes" or "No" decision.

NP CARE PROGRAM - NURSING HOME MEDICAL MANAGEMENT SYSTEMS

NP Care's core business is a physician directed nursing home medical management service that integrates the patient care team. Although our NP Care program is a fee for service program, there is no charge to the nursing home for our services and approximately 61% of our reimbursement is from Medicare/Medicaid with the balance from insurance companies.

NP Care's fundamental tools and processes include:

     o Problem-oriented nurse documentation tools that guide the nurse through appropriate, efficient patient evaluation and interventions.

     o     On-site nurse practitioner providing support and care.

     o     Integration with the physician, staff and family.

     o Electronic health record (ehr) system serving as the company's backbone as it allows nurse practitioners to be thorough, efficient and checks to ensure that documentation matches with charges.

Technology driven patient risk assessments of adverse events, such as falls, fractures, dehydration, etc. Our Risk Avoidance Program allows the nursing home to put in place safeguards to reduce these events, while allowing us to notify the family of the risks involved, thereby mitigating potential lawsuits.

MEDICARE ADVANTAGE SPECIAL NEEDS PLANS (SNPs) MODEL is an important new innovation in the healthcare marketplace. CMS (Centers for Medicare and Medicaid Services) in an attempt to make sicker patients more attractive to managed care companies have created this designation. With it comes enhanced patient complexity based reimbursement (paying more for patients who are sicker and use more resources). There are 3 types of SNPs. NP Care specializes in the Institutional SNP (#1).

  1. The Institutionalized (~3.5 million): Medicare beneficiaries who reside or are expected to reside for 90 days or longer in a long-term care facility.

  2. Dually Eligible (~7.5 million): Medicare beneficiaries who are also in Medicaid for full Medicaid benefits (~6.2 million) and low-income Medicare beneficiaries who receive subsidies from their state Medicaid program for their Medicare cost sharing (~1.3 million).

  3. Medicare   Beneficiaries   with  Chronic,   Severe   Conditions:   Medicare
     beneficiaries  with  cardiovascular  disease,   diabetes,   heart  failure,
     osteoarthritis, mental disorders, end-stage renal disease and/or HIV/AIDS.

(SOURCE OF ABOVE DATA:  HTTP://WWW.CMS.HHS.GOV/  CENTERS FOR MEDICARE & MEDICAID
                        SERVICES (CMS), U.S. DEPARTMENT OF HEALTH & HUMAN SERVICES)

According to the US Department of Health & Human Services, these populations have a disproportionate share of severe chronic health conditions and disabilities. About one third of the dually eligible population lives in long-term care facilities. They commonly have multiple morbidities (5-8) and some 45% have severe mental illness.

The Medicare Advantage Institutional SNP model has very significant financial implications. CMS is reimbursing the insurance companies almost $20,000 annually per patient for their healthcare costs. This is in contrast to reimbursement of $8,000 per year for community dwelling seniors. NP Care charges approximately 10% of the reimbursement plus is able to share in the profit margin of the service. Working in close collaboration with the health plan and the nursing home the program has the potential to create a 20% profit margin (about $4,000 per patient per year). Each nursing home has on average 50 enrollees and our plan is to contract with 30 nursing homes per year in each location or market. This equates to approximately 1,500 enrollees per year.

NP Care offers a medical infrastructure to nursing homes that is important to controlling costs and care. With this in mind, we have begun the process of partnering with long-term care organizations and Medicare Advantage Specialty Needs Plans (SNP). Our first such partnership is with HealthSpring of Tennessee.

According to the Pearson Report (2005), there are over 16,000 nursing homes in the United States. The table below indicates the number of facilities per region and the relative percentage of those facilities by region:

                                     NUMBER OF           PERCENTAGE
      REGION                         FACILITIES           OF TOTAL
--------------------------------------------------------------------------
New England                          1,096                   6.6%
Mid Atlantic                         1,791                  10.9%
East North Central                   3,225                  19.6%
West North Central                   2,228                  13.5%
South Atlantic                       2,379                  14.5%
East South Central                   1,076                   6.5%
West South Central                   2,080                  12.6%
Mountain                               797                   4.8%
Pacific                              1,819                  11.0%
                           -----------------------------------------------
  TOTAL                             16,491                  100.0%
--------------------------------------------------------------------------

We believe our planned growth will track with population patterns, as defined by beds by county, occupancy rates, nurse practitioner scope of practice, physician collaboration, recruitment of NPs, our competitive advantage, payer mix, major nursing home chain presence, and Medicare Advantage programs.

SALES AND MARKETING FOR NP CARE

Our strategy with NP Care is to be positioned to become a national healthcare company delivering primary care and improving the quality of life for the elderly living in nursing homes.

We will accomplish this strategy by:

      o Establishing a partnership with long-term care organizations and Medicare Advantage SNPs that support and see the value in utilizing Nurse Practitioners for primary care.

      o Working closely with both long-term care organizations and health plans to develop and implement systems of care that meet the needs of this special population. This includes computer driven risk assessments on patients to allow for a shift to proactive care, implementing programs that assist nursing home nurses in providing consistent patient care evaluations, implementing programs which address frequent falls, urinary incontinence, wound care to name a few.

      o Design an infrastructure that aligns incentives while accomplishing financial and health outcomes. Paying nursing homes for improved medical infrastructure and allowing them to also benefit from health care savings.

OHIO NURSE PRACTITIONERS, INC.

Effective November 6, 2006, NP Care of Ohio, LLC ("NP Ohio") entered into an agreement with Ohio Nurse Practitioners, Inc. ("ONP"). ONP is in the business of providing advance practice registered nursing services to residents of nursing homes. ONP has agreed to terminate its existing service agreements with its customers and NP Ohio has agreed to hire the shareholders of ONP as employees. In addition, ONP has agreed to provide consulting services commencing on the effective date and ending on September 30, 2009. In consideration of ONP's consulting services NP Ohio has agreed to pay ONP a maximum consulting fee of $225,000 with payments due as earned in accordance with the terms of the agreement. The Company has recognized consulting expenses in the amount of $125,000 for the year ended December 31, 2006 in connection with the services provided under the agreement.

SAM EHR - SAM EHR SOFTWARE

SAM ehr-SAM ehr (Stratification, Analysis and Management electronic health record) is our proprietary software which allows us to stratify patients' health risk, analyzes their data and patterns of care, and drive the data out to our nurses, pharmacists and doctors to best manage the patient. SAM ehr was designed for internal use not as a marketable product. Currently we will be licensing the software to companies with whom we are doing business as a value added feature of the relationship. We anticipate doing a formal analysis of opportunities relating to SAM ehr.

FUTURE MARKETS AND OPPORTUNITIES

We believe that SAM ehr represents an important growth opportunity. As we develop these software opportunities, our main focus will remain on our core businesses, NP Care and Easy Care(SM). However, we intend to do a formal analysis of this opportunity. If in fact there is a strong business case for further deployment we will create a separate division and seek unique dollars to support this division.

COMPETITION

There are few hands on, community-based programs in the disease management, care management space. After a detailed search, we have found no other company that provides the similar depth of community based hands on care and care coordination for this subset of medically complex and frail patients. Our proprietary programs and systems, the increasing recognition that small populations are the cost drivers that care for people with multiple conditions is critical, the maturity and experience of our senior staff, and our demonstrated outcomes are all instrumental in our gaining traction in the markets where we compete. Nevertheless, the healthcare industry and the market for healthcare information products are highly competitive and subject to continual change in the manner in which services are provided. Other entities, whose financial, research, staff, and marketing resources may exceed our resources, are marketing care management and disease management services or have announced an intention to offer such services. These entities include disease management companies, special healthcare companies, major pharmaceutical companies, healthcare organizations, independent care management organizations, provider groups, pharmacy benefit management companies, healthcare information system and software vendors, and other entities that provide services to health plans and self-insured employers. Many of these competitors have substantial installed customer bases in the health care industry and the ability to fund significant product development and acquisition efforts. We also compete against other companies that provide statistical and data management services, including clinical trial services to pharmaceutical companies. In addition, many payer organizations, including health plans, have internal network development and medical case management staff that provide services similar to those provided by us. Many of our competitors have significantly greater financial resources, and these companies also compete with us in recruiting and retaining qualified personnel. Our failure to compete effectively could have a material adverse affect on our business.

Our competition for the NP Care division may include, but is not limited to, the following: Evercare, a Medicare Advantage program (a division of United Health Group), Alpha Physician Services (physician groups specializing in nursing home care), primary care physicians who employ nurse practitioners for their nursing home practice, and managed care programs Evercare, Fidelis, and CareOne provide direct financial incentives to these nursing homes. Our challenge is to articulate clearly our superior financial and clinical model.

Because some of their programs overlap and move into the complex care space, there are three companies that are our major competitors in the Easy Care division:

PARADIGM HEALTH [www.paradigmhealth.com] has for a number of years provided catastrophic care which is usually focused on hospitalized patients. They use a panel of expert physicians and nurses who provide hands on care, primarily in the hospital. More recently they have developed a complex care program which helps health plans identify the most costly and sickest patients. They focus on the sickest 1% who utilize up to 30% of the resources, usually within the commercial population. Their program addresses late-stage cancer, end-stage chronic conditions, and patients with multiple co-morbidities. They deal with the lack of coordination of care, the isolation and fear the patients' experience, and the inadequacy of social, financial, and emotional support. Most of their care coordination is telephonic although they also do hands on care using community resources such as visiting nurse (outsourced).

CAREGUIDE@HOME [www.careguideathome.com] a service of CareGuide [www.careguide.com] which is the successor organization of Coordinated Care Solutions [CCS] and now has merged with Patient InfoSystems [www.ptisys.com]. They claim to provide interactive, personalized services to members with complex health care needs who require post-acute and continuous care and work with families and caregivers. Most of this is telephonic but the CareGuide@Home services encompass a national network of field care managers who provide home-based assessments and other onsite services for the elderly and their families.

SPECIALTY DISEASE MANAGEMENT - SDM [www.specialitydisease.com] this is a company that provides care for a broad scope of chronic diseases and emphasizes coordination and working with the practitioner. They use a primary care nursing model and also do in home assessments and coordination of care in the community. They emphasize as their core service highly trained community based nurse care managers'.

COMPETITIVE STRATEGY AND METHODS OF COMPETITION

      o Enhanced Care Initiatives (ECI) TARGETS SPECIFIC SUBPOPULATIONS. Unlike other disease management companies, we are not DISEASE focused. Our services are designed for people who experience the health care system in a predictable fashion with predictable outcomes. We define subgroups of people who experience the health care system similarly, study the gaps in care and create programs to keep them well. This is a paradigm shift which requires an entirely unique culture and tool set to achieve success.

      o THE ECI PROGRAMS ARE COMPLICATED INTERVENTIONS combining intense hands-on, community-based programs involving many layers of care and intervention including RNs, nurse practitioners, athletic trainers, physical therapists, dieticians, social workers, informatics specialists, pharmacists, and physicians in a variety of roles.

Caring  for  the   medically   complex,   frail   patient   requires  a  complex
infrastructure. Our infrastructure seamlessly connects and drives:

      o    Patient stratification

      o    Assessment tools - physical exams,  standardized testing,  Activities
           of  Daily  Living  (ADL),   Instrumental  ADLs,   cognitive  testing,
           depression, Quality of Life Standardized Testing (SF 12), etc.

      o    True integration with the Physician

      o    Interventions in the home and via call center

      o    Biometrics

      o    Community based nursing staff

      o    Pharmacists

      o    Athletic trainers

      o    Nutritionist

      o    Report writing

      o    Community centers

THE EASY CARE PROGRAM, A SCALABLE COMPLEX INTERVENTION WILL BE DIFFICULT TO REPRODUCE

      o THE CLINICAL EXPERTISE to both understand the populations cared for and create cost-effective, rapidly integrateable, scalable models requires a team with diverse expertise

      o SCALING - We believe are now able to operationalize our community-based program, enrolling 1,000 complex members per market in multiple markets over a period of four to six months. This requires systems which can coordinate multiple complex interventions

      o IT INFRASTRUCTURE - THIS DIVERSE PLATFORM IS MANAGED AND INTEGRATED WITHIN OUR PROPRIETARY SOFTWARE. Our web-based information system is proprietary and operates as both patient chart and communication port, effectively connecting all parts of our patient's health care team. Additionally, patient care algorithms are embedded in our software and drive standards of care resulting in a reminder system that drives best practices of care from the level of the patient and family to the physician. Our patient chart also is an activity tracker, logging all patient care activity as well as nurse interactions.

DEPENDENCE ON A LIMITED CUSTOMER BASE

For the calendar years ending December 31, 2005 and 2006 our revenue was concentrated in a small number of customers, the loss of any or all of these customers will have a severe and negative impact on our future results of operations.



                                  PERCENTAGE OF SERVICE REVENUE
         PROVIDER                12/31/2005           12/31/2006
----------------------------------------------------------------------------
Medicare / Medicaid                 68.7%                60.9%
Healthspring                           -                 19.8%
                             -----------------------------------------------
                                    68.7%                80.7%
----------------------------------------------------------------------------

PATENTS PENDING

ECI has four Applications for Letters Patents pending:

    1) Application for Letters Patent No. 10/745,786 entitled - Method And Criterion For Selecting Patients For Participation In A Care Management Program - filed December 27, 2003; Docket No. 2003KP343PA

         The `786 Application's Abstract reads:

         THE METHOD AND CRITERION OF THE PRESENT INVENTION ARE USED TO SELECT HIGH RISK OR CO-MORBID PATIENTS FOR PARTICIPATION IN A CARE MANAGEMENT PROGRAM. AN ACUITY SCORE IS DETERMINED WHICH STRATIFIES PATIENTS BY COST, DIAGNOSIS AND DISABILITY. THIS ALLOWS US TO IDENTIFY THOSE PATIENTS WHICH WILL BENEFIT MOST FROM OUR EASY CARE PROGRAM. FINDING THE RIGHT PATIENT FOR THE RIGHT PROGRAM IS CRITICAL TO OUR SUCCESS.

    2)   Application  for  Letters  Patent  No.   10/745,787   entitled  -  Care
         Management Method For Managing The Treatments Of High Risk Medically Unstable Patients - filed December 27, 2003; Docket No. 2003KP351PA.

         The `787 Application's Abstract reads:

         THE PRESENT INVENTION IS RELATED TO METHODS OF MANAGING THE CARE OF HIGH RISK OR CO-MORBID PATIENTS WHO HAVE BEEN PRE-SELECTED FOR CARE MANAGEMENT USING THE PATENT IDENTIFIED ABOVE. IN ACCORDANCE WITH THE CARE MANAGEMENT ENTITY'S SYSTEM, CARE MANAGERS AND OTHER SPECIALISTS COORDINATE AND SUPPLEMENT TREATMENT PLANS FOR THE HIGH-RISK PATIENTS. AFTER ACCEPTANCE INTO THE CARE MANAGEMENT PROGRAMS, THE CO-MORBID
         PATIENTS ARE GATHERED TOGETHER FOR GROUP SESSIONS AT A COMMUNITY CENTER. THIS PATENT DESCRIBES OUR ROAD MAP FOR CARING FOR THE MEDICALLY COMPLEX, UNSTABLE PATIENT. THE COMPLEX INTERPLAY OF SERVICES AND HOW THEY ARE APPLIED IS ORIGINAL AND ALLOWS US TO FURTHER DIFFERENTIATE OURSELVES IN THE MANAGED CARE MARKET.

    3)   Application  for  Letters  Patent  No.   11/016,058   entitled  -  Care
         Management method For Managing Treatments Of High Risk Mentally Unstable Patients - filed December 18, 2004; Docket no. 2004KP392PA

         The `058 Application's Abstract reads:

         THE PRESENT INVENTION IS RELATED TO METHODS OF MANAGING THE CARE OF HIGH-RISK MENTALLY UNSTABLE PATIENTS WHO HAVE BEEN PRE-SELECTED FOR CARE MANAGEMENT. IN ACCORDANCE WITH THE CARE MANAGEMENT ENTITY'S SYSTEM, CARE MANAGERS AND OTHER SPECIALISTS COORDINATE AND SUPPLEMENT TREATMENT PLANS FOR THE HIGH-RISK PATIENTS. AFTER ACCEPTANCE INTO THE CARE MANAGEMENT PROGRAMS, THE HIGH-RISK MENTALLY UNSTABLE PATIENTS ARE GATHERED TOGETHER FOR GROUP SESSIONS AT A COMMUNITY CENTER. PATIENTS ARE EQUIPPED WITH CELLULAR TELEPHONES AND ELECTRONIC MONITORING DEVICES FOR MONITORING THE MENTAL AND PHYSICAL CAPACITIES OF THE HIGH-RISK MENTALLY UNSTABLE PATIENTS. THIS PATENT CODIFIES OUR PROCESSES FOR MANAGING THIS VERY MOBILE, UNSTABLE POPULATION. IT DESCRIBES THE COMBINATIONS OF INTERVENTIONS WE APPLY AND HOW WE APPLY THEM TO MANAGE THE MENTALLY UNSTABLE, COSTLY PATIENT. THE VALUE OF THIS PATENT IS TO GUIDE OUR INTERVENTIONS AND CLEARLY DEFINE OUR TOOLS AND PROCESSES, DIFFERENTIATING US IN THE MARKETPLACE.

    4) Application For Letters Patent Entitled - METHOD OF GENERATING A HEALTHCARE PLAN OR WELLNESS PLAN FOR A MEMBER OF A GROUP -; Serial No. 11/504211; Filing Date August 15, 2006; Chess, D.; Docket No. 2006KP472PA

         A group representative utilizes an administrative entity to generate plans of care or wellness plans for group beneficiaries or members. The administrative entity's computer system propounds virtual questionnaires to group beneficiaries and calculates acuity scores for each group member's response. Combinations of cumulative acuity scores and standards established by the group representative are used to stratify group members according to diagnosis burden, projected cost of care burden and disability burden. Plans of care are customized and automatically generated for group members. This tool is important to us when health plans enroll new patients and have limited clinical information on patients. This allows us to identify patients who need our program. This also allows health plans to easily segregate their members into different levels of intervention.

EMPLOYEES

As of December 31, 2006, we had 48 full time employees, of which two (2) are executive officers. Further, NP care employs 47 full time employees.

EMPLOYMENT AGREEMENTS

We currently do not have employment agreements with our executive officers, but anticipate entering into such agreements in the near future.

CORPORATE OFFICES

Our executive office is located at Six Corporate Drive, Suite 420, Shelton, CT 06484. Our telephone number is (203) 925-9600.



            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This management's discussion and analysis of results of operations and financial condition contains forward-looking statements that involve risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect(s)," "plan(s)," "anticipate(s)," "believe(s)," "estimate(s)," "predict(s)," "intend(s)," "potential" and similar expressions. All of the forward-looking statements contained in this registration statement are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market and other factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management's assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this registration statement are not guarantees of future performance and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including, but not limited to, those factors discussed in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which was filed on April 2nd, 2007. Except as required by law, we undertake no obligation to update any of these forward-looking statements.

         The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The following discussion of our financial condition and results of operations should be read in conjunction with (1) our audited consolidated financial statements for the years ended December 31, 2006 and 2005, together with notes thereto included on Form 10-KSB as filed on April 2nd 2007 and (2) our Registration Statement Form 10-SB, as such Registration Statement became effective on February 13th, 2007.

OVERVIEW

         HC Innovations, Inc. ("HCI") is a holding company incorporated in Delaware that, through its subsidiaries, provides specialty care management products and services.

         Our wholly owned subsidiary and operating company is Enhanced Care Initiatives, Inc. (ECI). ECI is a specialty disease and care management company comprised of several divisions each with a specific focus and intervention. Our mission is to identify subgroups of people with high costs and disability and to create and implement systems that improve their health, resulting in dramatic reductions in the cost of their care. As a specialty disease and care management company, we bring to our clients the ability to impact the health and cost of their sickest, costliest subsets of patients. We combine our proprietary state of the art information systems with highly trained nurses and nurse practitioners. We provide intense, hands-on involvement with call center backup and biometric monitoring. We connect care around the patient and around the clock providing case management if the patient requires hospitalization or rehabilitation in a nursing home -- always working to bring the patient safely home. We connect directly with the patient's physician by going with the patient to the doctor visit. The applications for our unique systems are numerous.


CLINICAL STRATEGY

         Identify subgroups of people with common needs and create programs to fill the gaps in care, stabilizing the health of the individual. These are highly complex populations that require complex solutions. We combine best practices, state of the art electronic health record (EHR), communication tools, calls center support and biometrics, with community-based, hands-on, high-touch care.

CORPORATE STRATEGY

         Our corporate strategy is to create scalable interventions which result in significant healthcare cost savings which drive our growth visibility and profitability.

          Management has retained an investment banking firm for the purpose of securing additional working capital, continued investment in information systems and the ongoing execution of its growth plans. The cumulative losses to date are largely a result of business development and start up costs associated with expanding the Company's operations to nine states, largely driven by new contracts as well as significant investment in building our corporate infrastructure to support the Company's expansion. During 2007, the Company was successful in securing new contracts with McKesson Corporation (McKesson) and with Health Insurance Plan of Greater New York (HIP). Combined, these contracts provide us with the opportunity to enroll up to 18,000 members, generating revenue on a per member per month basis over a three year period. In October 2006, HCI entered into a Disease Management Services Agreement with Alere Medical, Inc. ("Alere"). Alere provides disease management tools, services and systems to payers which are designed to assist with and improve management of health care outcomes for patients. Alere has contracted with Tufts Health Plan ("Tufts") to provide disease management services in Massachusetts. Tufts provides various commercial and medicare health plans to members. ECI provides care management services to Tufts program participants in Massachusetts and Alere pays to ECI a per enrolled member per month fee which commenced February 1, 2007.

         In addition, the Company's contract with HealthSpring USA, LLC has been expanded from the initial 300 members in Tennessee to approximately 1,000 members.

RESULTS OF OPERATIONS

         The Company's focus for fiscal years 2003 through the second quarter of 2007 was to invest in the areas of IT/Systems building, clinical protocol training and development, human resource recruiting, training and development as well as marketing, business development expense and expansion into new markets. The Company has invested heavily in the development of its proprietary software systems for fully integrated electronic health records for its principal divisions: Easy Care and NP Care. Since the second half of 2005 the Company has also invested in additions to its management and systems infrastructure in anticipation of the rapid growth of its programs.

         Management believes that these investments in building the management infrastructure and systems is critical, both to ensure effective execution of its business model(s) in each market area, and to sustain high levels of revenue growth and margin enhancement over time. Management believes its models are highly scalable however there are significant start-up costs associated with scaling to new markets and there can be no assurance that the Company will be successful in securing new contracts and growing these new markets profitably.

THREE AND SIX - MONTHS ENDED JUNE 30, 2007 AND 2006

Revenues

         For the three months ended June 30, 2007, net revenue was $2,752,470, representing an increase of $1,430,508 (108%) as compared to the net revenue of $1,321,962 for the three months ended June 30, 2006. The increase is a result of growth from existing operations in the amount of $372,211 or 28% as compared to the second quarter of 2006 as well as $1,058,297 of revenue from new operations in the second quarter of 2007. During the second quarter of 2007, new NP Care operations generated $511,862 in revenue and new Easy Care operations generated $546,435 in revenue.

         For the six months ended June 30, 2007, net revenue was $4,950,441, representing an increase of $2,311,644 (88%) as compared to the net revenue of $2,638,797 for the six months ended June 30, 2006. The increase is a result of growth from existing operations in the amount of $608,790 or 23% as compared to the first six months of 2006 as well as $1,702,854 of revenue from new operations in the first six months of 2007. During the first six months of 2007, new NP Care operations generated $843,309 in revenue and new Easy Care operations generated $859,545 in revenue.


Cost of Net Revenue and Gross Profit

         For the three months ended June 30, 2007, cost of net revenue was $2,442,989, representing an increase of $1,365,915 (127%) as compared to the cost of net revenue of $1,077,074 for the three months ended June 30, 2006. The increase is a result of growth from existing operations in the amount of $497,522 or (46%) as compared to the second quarter of 2006 as well as $868,393 of cost of net revenue from new operations in the second quarter of 2007. During the second quarter of 2007, new NP Care operations generated $597,413 in net cost of revenue and new Easy Care operations generated $270,980 in net cost of revenue.

         For the six months ended June 30, 2007, cost of net revenue was $4,181,698, representing an increase of $2,211,625 (112%) as compared to the cost of net revenue of $1,970,073 for the six months ended June 30, 2006. The increase is a result of growth from existing operations in the amount of $979,896 or (50%) as compared to the first six months of 2006 as well as $1,231,729 of cost of net revenue from new operations in the first six months of 2007. During the first six months of 2007, new NP Care operations generated $873,403 in net cost of revenue and new Easy Care operations generated $358,326 in net cost of revenue.

         For the three months ended June 30, 2007, gross margin was $309,481 (11%) representing an increase of $64,593 (26%) as compared to the gross margin of $244,888 (18%) for the three months ended June 30, 2006. The increase is a result of growth from existing operations in the amount of $646,227 or (264%) as compared to the first six months of 2006 as well as ($336,746) of gross margin from new operations in the second quarter of 2007. During the second quarter of 2007, new NP Care operations generated ($270,201) in gross margin and new Easy Care operations generated $(66,545) in gross margin.

         For the six months ended June 30, 2007, gross margin was $768,743 (16%) representing an increase of $100,019 (15%) as compared to the gross margin of $668,724 (25%) for the six months ended June 30, 2006. The increase is a result of growth from existing operations in the amount of $564,094 or (84%) as compared to the first six months of 2006 as well as ($464,075) of gross margin from new operations in the first six months of 2007. During the first six months of 2007, new NP Care operations generated ($365,939) in gross margin and new Easy Care operations generated ($98,136) in gross margin. Start-up costs related to the expansion into new markets are reflected in the results of operations for the period .


Selling, General and Administrative (SG&A) Expense

         SG&A expenses include the wages and salaries of administrative and business development personnel, as well as other general and corporate overhead costs not directly related to generation of net revenue. For the three months ended June 30, 2007, total SG&A Expenses were $2,102,098 representing an increase of $1,148,770 (121%) as compared to the total SG&A Expenses of $953,328 for the three months ended June 30, 2006. For the six months ended June 30, 2007, total SG&A Expenses were $3,736,348 representing an increase of $1,987,816 (114%) as compared to the total SG&A Expenses of $1,748,532 for the six months ended June 30, 2006. The increases in both the three and six month periods of 2007 as compared to the comparable periods of 2006 is due to the increase in hiring of administrative and business development personnel.

         For the three months ended June 30, 2007, depreciation and amortization expense included in operating expenses was $82,480, representing an increase of $22,388 (37%), as compared to the total depreciation and amortization expense of $60,092 included in SG&A for the three months ended June 30, 2006. For the six months ended June 30, 2007, depreciation and amortization expense included in operating expenses was $205,364, representing an increase of $89,908 (78%), as compared to the total depreciation and amortization expense of $115,456 included in SG&A for the six months ended June 30, 2006.

Income (Loss) from operations

         For the three months ended June 30, 2007, we incurred a loss from operations of $1,875,097 representing an increase of $1,106,565 (144%) compared to a loss from operations of $768,532 for the three months ended June 30, 2006. For the six months ended June 30, 2007, we incurred a loss from operations of $3,172,969 representing an increase of $1,977,705 (166%) compared to a loss from operations of $1,195,264 for the six months ended June 30, 2006. We expect ongoing improvement to our results of operations as revenues increase and we begin to absorb the incremental fixed costs associated with our expansion. Revenues and operating results are expected to fluctuate from period to period as a result of the timing of new contracts and additional start-up costs associated with additional planned new markets.


Primary Strategy

Our primary strategy consists of the following:

         1. MANAGED MEDICARE MARKET - Currently over five million enrolled -- 150,000 Easy Care(SM) eligible. We are focusing on small to medium sized Medicare Advantage programs with Medicare enrollment between 10,000 and 60,000. These plans are independent and not part of large networks; they are growing their Medicare membership, and are less likely to have their own disease management programs. Most of these plans are well established, though some are relatively new to Medicare. We believe we are well positioned to grow with the enrollment of these companies.

(SOURCE OF ABOVE DATA: http://www.cms.hhs.gov/ CENTERS FOR MEDICARE & MEDICAID SERVICES (CMS), U.S. DEPARTMENT OF HEALTH & HUMAN SERVICES)

         2. SUBCONTRACTING WITH POPULATION BASED-SINGLE DISEASE ORIENTED DISEASE MANAGEMENT COMPANIES -- many of these companies either have large Medicare populations, are partnering with an HMO in a CCI (Medicare demonstration project), or seeking contracts with the states for Medicaid populations which include the disabled. In these cases we subcontracting with the company and enabling them to provide a complete spectrum of care which includes hands-on and presence in the community for the medically complex and frail; a capability which none of these companies has developed: Alere, Health Dialog, Health Management Corp/Wellpoint and McKesson.

         3. DUAL ELIGIBLE MEDICARE/MEDICAID PLANS - these are relatively new entities but a number of companies who are already in the Medicaid market are seeking to enroll Medicare members who have both insurances since the reimbursement incentives are favorable. Most of these companies do not have experience with the medically complex and frail patients and are seeking partners to help them.

         4. MEDICAID CONTRACTS -- although this is a population which could benefit from our programs, the sales cycle is very long (up to two years) and the RFP (Request for Proposal) process too distracting for EASY CARE(SM) at this time. Our approach in this context is to partner with other Disease Management and Managed Care Organizations as part of their Request for Proposal responses.

         5. MCKESSON - we have a partnership agreement in place and are working with their Disease Management Division on specific opportunities. A Contract has been signed in March, 2007 for State of Illinois Medicaid patients in long term care facilities.

PLAN OF OPERATIONS - NP CARE

         We hope to achieve a growth rate of nine facilities per quarter over a period of four years in targeted markets. We anticipate growth will then slow down secondary to saturation of prime facilities, decreased availability of nurse practitioners and potential competition.

         We have established relationships with the key nursing home chains and we are successfully competing in the Connecticut, New Jersey, Ohio, Tennessee, Massachusetts and Illinois markets. We believe that our continued focus on excellence in customer service and delivering health outcomes will continue to position NP Care as the provider of choice.

NP Care's revenue streams include four channels:

     o Fee-for-Service -- our nurse practitioners are paid on an event basis in all of our current nursing homes.

     o   Special  Services -- Resident  Risk  Assessments,  Employee  Physicals,
         Nursing   Home-based   Educational   programs   are   available   on  a
         service-based fee schedule.

     o Medicare Advantage SNPs -- we have entered into a relationship with Aetna to be the nurse practitioner source of care for their managed care nursing home patients in select homes in New Jersey. We are now entering into contractual relations with HealthSpring in Nashville, Tennessee.

     o State Medicaid Programs - our contract of March 2007 with McKesson represents capitated revenue on a per member per month basis for up to 8,000 Medicaid recipients in the State of Illinois.


LIQUIDITY AND CAPITAL RESOURCES

         As shown in the accompanying condensed consolidated financial statements, the Company has sustained consolidated net losses for the six-month periods ended June 30, 2007 and 2006 of approximately $3,341,000 and $1,311,000, respectively. At December 31, 2006, the Company had a working capital deficiency of approximately $3,276,000, and has accumulated deficits of approximately $8,588,000 and $5,247,000 at June 30, 2007 and December 31, 2006, respectively.
The report of our independent registered accounting firm as of and for the year ended December 31, 2006 contains an explanatory paragraph raising substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

         Management believes that the Company will be successful in its efforts to adequately meet its capital needs and continue to grow its businesses. During the first quarter of 2007, the Company raised approximately $2.2 million through the issuance of common stock and approximately $1.7 million of the convertible debenture notes were converted into common stock at a ratio of 1:1 resulting in the issuance of an additional 1,708,000 shares of common stock. During the second quarter of 2007, the Company raised approximately $5.6 million through the issuance of common stock. As a result of the Company's capital raising efforts, the Company had working capital of approximately $2.3 million at June 30, 2007.

         The cumulative losses to date are largely a result of business development and start up costs associated with expanding the Company's operations to nine states, largely driven by new contracts as well as significant investment in building our corporate infrastructure to support the Company's expansion. During 2007, the Company was successful in securing new contracts with McKesson Corporation (McKesson) and with Health Insurance Plan of Greater New York (HIP). Combined these contracts provide the Company with the opportunity to enroll up to 18,000 members generating revenue on a per member per month basis over a three year period.

         We have historically financed our liquidity needs through a variety of sources including proceeds from the sale of common stock, borrowing from banks, loans from our stockholders, issuance of convertible debentures and cash flows from operations. At June 30, 2007 and December 31, 2006, we had $3,736,338 and $151,534, respectively, in cash and cash equivalents. Operating activities for the six months ended June 30, 2007 used $3,576,975, representing an increase of $2,637,008 (281%) when compared to the cash used in operating activities of $939,967 for the six months ended June 31, 2006. This change is primarily due to the increased investment in building corporate infrastructure, start-up costs associated with new contracts, expansion into new markets and increased spending with respect to business development.

         During the second quarter of 2007, the Company sold to four (4) private investors a total of 1,666,667 shares of restricted common stock for aggregate net proceeds of $5,000,000. Additionally, the Company issued warrants to purchase 833,333 shares of common stock at a strike price of $4.00 to these same investors, the warrants are exercisable for a period of four (4) years. The investors represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or the availability of an exemption from the registration requirements of the Securities Act.

         During the first quarter of 2007, $1,707,985 of the outstanding $1,757,985 convertible debentures were converted into common stock at a ratio of one share per one dollar of debt resulting in a total issuance of common stock of 1,707,985 shares during the quarter. The remaining $50,000 of convertible debt was repaid on April 6, 2007.

         During the six month period ending June 30, 2007, and in connection with the September Offering, the Company requested that 29 investors exercise their respective warrants and in return the Company offered the investors an additional two year warrant ("2007 Warrant") at an exercise price of $3.00 for every two warrants exercised from the September Offering. During the six month period ending June 30, 2007, the Company received $1,875,000 upon the exercise of 1,500,000 of the September Offering warrants and has issued warrants for an additional 750,000 shares of the Company's common stock to Ten (10) September Offering investors. The investors represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

         On September 25, 2006, HCI conducted a Private Placement Offering Memorandum ("PPM") for the sale of up to 3,200,000 shares of common stock at $1.00 per share and warrants to purchase 3,200,000 shares of common stock in the future. The offer to purchase common stock was scheduled to expire on the earlier of when the entire aggregate amount of common stock and the entire amount of warrants are subscribed and accepted or November 30, 2006. The Company extended the offering period to February 28, 2007. As of December 31, 2006, the Company raised $1,956,400 under the PPM. During the first quarter of 2007 the Company completed the Offering by raising an additional $1,350,000.

         The Company has incurred significant costs for the development of software for internal use. As of June 30, 2007 and December 31, 2006, the Company incurred $2,017,692 and $1,486,584 respectively, in capitalized software costs.

Accounts Receivable

         As of June 30, 2007 and December 31, 2006, the Company's accounts receivable aging by major payers was as follows:

JUNE 30, 2007                0 - 30             31 - 60             61 - 90              >90                 TOTAL
------------------------------------------------------------------------------------------------------------------
Medicare                      492,747              69,923            38,462           55,740               656,872
Healthnet                      17,284               2,202             2,637            4,816                26,939
Medicaid                       32,652              16,481            16,106           45,125               110,363
Blue Cross                     12,526               3,370             3,456            4,380                23,732
Other Private                 300,129              19,277            14,169           17,135               350,710
------------------------------------------------------------------------------------------------------------------
                              855,339             111,252            74,829          127,196             1,168,616
==================================================================================================================
DECEMBER 31, 2006              0 - 30             31 - 60           61 - 90              >90                 TOTAL
------------------------------------------------------------------------------------------------------------------
Medicare                      181,598              12,376            11,007            7,693               212,674
Healthnet                      10,300                 540                78              181                11,099
Medicaid                       12,752               1,933             1,092            6,531                22,308
Blue Cross                      7,880               2,608               604            1,480                12,572
Other Private                  45,407              11,553             5,419            9,790                72,169
------------------------------------------------------------------------------------------------------------------
                              257,936              29,010            18,200           25,676               330,822
==================================================================================================================

         Receivables recorded at June 30, 2007 and December 31, 2006 consists primarily of fees for services to be reimbursed by Medicare, Medicaid and other private insurance payers. Self pay accounts are not material. These accounts are actively monitored by a third party billing company responsible for collecting amounts due.

         A significant portion of the Company's fee for service revenues have been reimbursed by federal Medicare and, to a lesser extent, state Medicaid programs. Payments for services rendered to patients covered by these programs are generally less than billed charges. The Company monitors its revenues and receivables from these reimbursement sources, as well as other third-party insurance payers, and records an estimated contractual allowance for certain service revenues and receivable balances in the month of revenue recognition, to properly account for anticipated differences between billed and reimbursed amounts. Reimbursement is determined based on historical payment trends as well as current contract terms. Accordingly, a substantial portion of the total net revenues and receivables reported in the Company's consolidated financial statements for six months ended June 30, 2007 and the year ended December 31, 2006 are recorded at the amount ultimately expected to be received from these payers. For the six months ended June 30, 2007 and the year ended December 31, 2006, there were $1,319,905 and $1,701,268, respectively, recorded as contractual allowances.

         Management has provided for uncollectible accounts receivable through direct write-offs and such write-offs have been within management's expectations. Historical experience indicates that after such write-offs have been made, potential collection losses are considered minimal and, therefore, no allowance for doubtful accounts is considered necessary by management. On a monthly basis, management reviews the accounts receivable aging by payer and rejected claims to determine which receivables, if any, are to be written off. For the six months ended June 30, 2007 and 2006, there were no bad debt direct write-offs recorded in the Company's results of operations.

         Based on our current financial resources, we will require additional working capital to fund our ongoing business, business strategy including acquisitions and further development of our proprietary software systems. There can be no assurance that additional financing will be available, or if available, that such financing will be on favorable terms. Any such failure to secure additional financing could impair our ability to achieve our business strategy. There can be no assurance that we will have sufficient funds or successfully achieve our plans to a level that will have a positive effect on our results of operations or financial condition. Our ability to execute our growth strategy is contingent upon sufficient capital as well as other factors, including, but not limited to, our ability to further increase awareness of our programs, our ability to consummate acquisitions of complimentary businesses, general economic and industry conditions, our ability to recruit, train and retain a qualified sales and nursing staff, and other factors, many of which are beyond our control. Even if our revenues and earnings grow rapidly, such growth may significantly strain our management and our operational and technical resources. If we are successful in obtaining greater market penetration with our programs, we will be required to deliver increasing outcomes to our customers on a timely basis at a reasonable cost to us. No assurance can be given that we can meet increased program demand or that we will be able to execute our programs on a timely and cost-effective basis.


COMMITMENTS, CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

         There are no guarantees, commitments, lease and debt agreements or other agreements that would trigger adverse changes in our credit rating, earnings, or cash flows, including requirements to perform under stand-by agreements.

         The Company is obligated under various operating leases for the rental of office space and office equipment. Future minimum rental commitments with a remaining term in excess of one year as of June 30, 2007 are as follows:

                      2007                                   $   225,227
                      2008                                       412,343
                      2009                                       385,892
                      2010                                       116,717
                      2011                                        23,753
                                                           -------------
                  Total minimum lease payments               $ 1,163,932
                                                           =============

CONSULTING AGREEMENTS

         During July 2005, the Company entered into a Consulting Agreement with Strategic Growth International, Inc. ("SGI"), whereby SGI advised and assisted HCI in its efforts to raise capital and secure a public shell. During September 2006, the Company amended and restated the Consulting Agreement with SGI. Under the new Consulting Agreement, SGI assisted HCI in determining a strategy to raise funds in the aggregate amount of $1,000,000 through a private placement of debt, equity or convertible securities. HCI agreed to pay an initial retainer of $50,000 for these services from the gross proceeds of offering. The Company also agreed to pay SGI a total consulting fee of 10% of the gross proceeds raised for the offering excluding the initial $50,000 retainer. The term of this agreement was for six months and expired March 25, 2007. During December of 2006, the Company amended and restated the Consulting Agreement with SGI. Under the new Consulting Agreement, SGI assisted HCI in determining a strategy to raise funds in the aggregate amount of approximately $3,200,000 through a private placement of debt, equity or convertible securities. This amended agreement expired on May 31, 2007. The Company raised approximately $3,150,000 through this arrangement. A consulting fee of approximately $185,000 was charged to equity for the year ended December 31, 2006 and $50,000 was charged to deferred financing charges for the year ended December 31, 2006. During the first quarter of 2007, the Company raised approximately $1,300,000 additionally and incurred fees payable to SGI in the amount of approximately $130,000 in consulting fees which was charged to equity through May 31, 2007.

         On February 1, 2007, the Company entered into a non-exclusive investor relations agreement with SGI, whereby SGI will provide investor relation services to the Company. The Company has agreed to pay SGI a monthly retainer in the amount of $9,000 during the period the agreement is in effect. The agreement may be cancelled by either party, without cause, upon providing written notice within 180 days of the intent to cancel. Additionally, upon successful completion of the current equity offering the Company agreed to issue and has issued to SGI warrants to purchase 300,000 shares of the Company's common stock at an exercise price of $1.00 per share, the term of the warrant is five years. The warrants were valued by the Company using the Black Scholes model at $156,360. Consulting fee expense is recognized monthly over the six month agreement period. On June 1, 2007 the Company exercised its right to terminate this agreement and provided written notice of termination to SGI.

LEASE OF FACILITY FOR CORPORATE HEADQUARTERS

         On August 3, 2007 the Company entered into a sublease agreement for approximately 13,000 square feet of office space to be used as Corporate Headquarters. The lease term expires in January of 2010 and calls for annual lease payments of approximately $135,000 dollars for the term of the lease.

TERMINATION OF BUSINESS ADVISOR AGREEMENT

         On July 18, 2007 the Company exercised its right to terminate the Business Advisor Agreement "Advisor Agreement" that was entered into during September of 2005. As of June 30, 2007 no warrants were earned, or issued, to the Advisor under the terms of the agreement.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         We believe that the following critical policies affect our more significant judgments and estimates used in preparation of our financial statements.

REVENUE RECOGNITION

         A significant portion of the Company's fee for service revenues have been reimbursed by federal Medicare and, to a lesser extent, state Medicaid programs. Payments for services rendered to patients covered by these programs are generally less than billed charges. The Company monitors its revenues and receivables from these reimbursement sources, as well as other third-party insurance payers, and records an estimated contractual allowance for certain service revenues and receivable balances in the month of revenue recognition, to properly account for anticipated differences between billed and reimbursed amounts. Accordingly, a substantial portion of the total net revenues and receivables reported in the Company's consolidated financial statements are recorded at the amount ultimately expected to be received from these payers.

         The Company evaluates several criteria in developing the estimated contractual allowances for unbilled and/or initially rejected claims on a monthly basis, including historical trends based on actual claims paid, current contract and reimbursement terms, and changes in patient base and payer/service mix. Contractual allowance estimates are adjusted to actual amounts as cash is received and claims are settled. Further, the Company does not expect the reasonably possible effects of a change in estimate related to unsettled contractual allowance amounts from Medicaid and third-party payers to be significant to its future operating results and consolidated financial position.


CAPITALIZED SOFTWARE DEVELOPMENT COSTS

         The Company has capitalized costs related to the development of software for internal use. Capitalized costs include external costs of materials and services and consulting fees devoted to the specific software development. These costs have been capitalized based upon Statement of Position (SOP) 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE." In accordance with SOP 98-1, internal-use software development costs are capitalized once (i) the preliminary project stage is completed, (ii) management authorizes and commits to funding a computer software project, and
(iii) it is probable that the project will be completed, and the software will be used to perform the function intended. Costs incurred prior to meeting these qualifications are expensed as incurred. Capitalization of costs ceases when the project is substantially complete and ready for its intended use. Internal-use software development costs are amortized using the straight-line method over estimated useful lives approximating five years.

         The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by the Company with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments include cash, accounts payable and notes payable. The carrying amounts of these financial instruments approximate their fair value, due to the short-term nature of these items. The carrying amount of the notes payable approximates their fair value due to the use of market rates of interest.

FIXED ASSETS

         Fixed assets are stated at cost, less accumulated depreciation and amortization. Major improvements and betterments to the fixed assets are capitalized. Expenditures for maintenance and repairs which do not extend the estimated useful lives of the applicable assets are charged to expense as incurred. When fixed assets are retired or otherwise disposed of, the assets and the related accumulated depreciation are removed from the accounts and any resulting profit or loss is recognized in operations.

         The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets, or, in the case of leasehold improvements, over the remaining term of the related lease, whichever is shorter.


IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an Amendment of SFAS 115" ("SFAS 159"). SFAS 159 allows entities to choose to measure many financial instruments and certain other items at fair value. In addition, SFAS 159 includes an amendment to SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities, and applies to all entities with available-for-sale and trading securities. The Company will be adopting SFAS 159 in the first quarter of fiscal 2008.


                             DESCRIPTION OF PROPERTY

We lease our corporate offices under a five-year lease which expires on October 31, 2009. Our corporate offices consist of 4,167 square feet with a gross annual rental of approximately $93,600.

We believe that the condition of our leased facilities is excellent and that the provided space is sufficient for our use and operation at the present time. In the opinion of management, these properties are adequately insured and suitable for our anticipated future use.

Our property is not leased from an affiliate.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company consolidates all controlled subsidiaries, which control is effectuated through ownership of voting common stock or by other means. In states where ECI is not permitted to directly own a medical operation due to corporate practice of medicine laws in those states, it performs only non-medical administrative and support services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine. In those states, ECI conducts business through LLCs that it controls through Dr. Chess, our Chief Executive Officer, as the sole member, and it is these affiliated LLCs that employ Advanced Practice Nurse Practitioners (APRNs) who practice medicine. In such states, ECI generally enters into exclusive long-term management services agreements with the LLCs that operate the medical operations that restricts the member(s) of the affiliated LLCs from transferring their ownership interests in the affiliated LLCs and otherwise provides ECI or its designee with a controlling voting or financial interest in the affiliated LLCs and their operations. The underlying entities (LLCs), which are required to be consolidated under Financial Accounting Standards Board ("FASB") Interpretation No. 46, as revised ("FIN 46R"), "Consolidation of Variable Interest Entities," would also be consolidated under the provisions of Emerging Issues Task Force ("EITF") No. 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." The LLCs have been determined to be variable interest entities due to the existence of a call option under which ECI has the ability to require the member(s) of all of the voting equity interests of the underlying LLCs to transfer their equity interests at any time to any person specified by ECI and vote the member(s) interests as ECI instructs. This call option agreement represents rights provided through a variable interest other than the equity interest itself that caps the returns that could be earned by the equity holders. In addition, the Company has an exclusive long-term management services agreement with each of the LLCs and the member(s) of the LLCs which allows the Company to direct all of the non-clinical activities of the LLCs, retain all of the economic benefits, and assume all of the risks associated with ownership of the LLCs. In this manner, the Company has all of the economic benefits and risks associated with the LLCs, but have disproportionately few voting rights.

In August, September and November 2006, Dr. Chess, our President and Chief Executive Officer and his son, loaned NP Care, LLC an aggregate of $345,000 as evidenced by five demand promissory notes. The interest rate for each note is ten percent (10%) per annum and each matured at varying dates between September and January 2007. On November 3, 2006, the Company paid Dr. Chess $51,276 in satisfaction of principal and accrued interest on one of the notes and has made payments of $10,000 towards another of the loans. The other notes continue to accrue interest until paid in full.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock was initially traded on the Pink Sheets in March 2005 under the symbol "AYHG.PK" In June 2005, as a result of our reverse merger transaction, we changed our symbol to "HCNV.PK" On April 11, 2007, the Company received clearance from the NASD to enter quotations on the OTC Bulletin Board and, accordingly, our stock symbol was changed to "HCNV.OB." There is an extremely limited and illiquid public market for the Company's common stock.

Other than approximately 328,637 shares of common stock, all of our issued and outstanding shares of common stock are deemed to be restricted stock for purposes of Rule 144 under the Securities Act and, accordingly, may not be sold absent their registration under the Securities Act or pursuant to Rule 144 following their being held for the applicable holding periods set forth in Rule 144.

We became a reporting company under the Securities Exchange Act of 1934, as amended, upon the effectiveness of Form 10-SB registration statement. The effective date for Form 10-SB was February 13, 2007. Until such date as shall be ninety (90) days from the date of the effectiveness, our stockholders will not be able to avail themselves of Rule 144.

In general, under Rule 144 as currently in effect, a person or group of persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner except an affiliate of ours, would be entitled to sell, within any three month period, a number of shares that does not exceed 1% of the number of then outstanding shares of our Common Stock; provided, that public information about us as required by Rule 144 is available and the seller complies with manner of sale provisions and notice requirements.

HOLDERS OF COMMON STOCK

As of June 15, 2007, 38,187,407 shares of our common stock are issued and outstanding and approximately 129 shareholders of record.

DIVIDEND POLICY

The Company has not paid dividends during the years ended December 31, 2004, December 31, 2005, or December 31, 2006 and does not expect to pay dividends for the foreseeable future.

TRANSFER AGENT

Our transfer agent is American Stock Transfer & Trust Company. The address is 6201 15th Avenue, Brooklyn, NY 11219.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last two (2) years to the Company by its Chief Executive Officer and to each of the Company's other executive officers whose annual salary, bonus and other compensation exceeded $100,000 in 2006.

NAME AND                                                  FISCAL                      OTHER ANNUAL      RESTRICTED        UNDERLYING
PRINCIPAL POSITION                                         YEAR         SALARY        COMPENSATION     STOCK AWARD         OPTIONS
------------------------------------------------------------------------------------------------------------------------------------
David Chess                                                2006      $  200,000            -                -                 -
President, CEO, Chairman of the Board of Directors         2005          30,769            -                -                 -

Jeffrey L. Zwicker                                         2006      $  163,230            -                -                 -
Chief Financial Officer, Chief Operating Officer           2005          81,446            -                -                 -



------------------------------------------------------------------------------------------------------------------------------------


COMPENSATION OF DIRECTORS

Currently, Dr. Chess is our sole director. He did not receive any compensation for serving on our Board.

STOCK OPTION PLAN

WE DO NOT CURRENTLY HAVE A STOCK OPTION PLAN.

CORPORATE GOVERNANCE - BOARD OF DIRECTORS

ELECTION OF OFFICERS

Each director is elected at the Company's annual meeting of shareholders and holds office until the next annual meeting of stockholders or until the successors are qualified and elected. The Company's bylaws provide for not less than one (1) director. Currently there is one (1) director in the Company: Dr. David Chess, our Chief Executive Officer. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his or her successor is elected and qualified.

The Company currently does not have any committees of the Board of Directors although it plans to establish one or more committees in the near future, including an audit committee.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, New York, New York.

EXPERTS

Our financial statements for the years ended December 31, 2005 and 2006 included in this prospectus have been audited by Carlin, Charron & Rosen, LLP independent registered public accountants, to the extent set forth in their report, and set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Prior to the acquisition of Ayre Holdings, Inc., the financial statements of Ayre Holdings were audited by Nicholas La PIER CPA PC. Subsequent to the acquisition, our consolidated financial statements will continue to be audited by Carlin, Charron & Rosen LLP and we will not use the services of Nicholas LaPIER CPA PC.

                              FINANCIAL STATEMENTS

                              HC INNOVATIONS, INC.

                         (FORMERLY AYRE HOLDINGS, INC.)


                          INDEX TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2006

Report of Independent Registered Public Accounting Firm...........................................................F-1

Consolidated Balance Sheets.......................................................................................F-2

Consolidated Statements of Operations.............................................................................F-3

Consolidated Statement of Changes in Stockholders' Equity (Deficit)...............................................F-4

Consolidated Statements of Cash Flows.............................................................................F-5

Notes to the Consolidated Financial Statements ...................................................................F-7

FOR THE SIX MONTHS ENDED JUNE 30, 2007

Condensed Consolidated Balance Sheet as of June 30, 2007 (unaudited).............................................F-38

Condensed Consolidated Statements of Operations for the six-months ended
     June 30, 2007 and 2006 (unaudited)..........................................................................F-39

Condensed  Consolidated  Statement of Changes in Stockholders' Equity (Deficit) for the
     six-months ended June 30, 2007 (unaudited)..................................................................F-40

Condensed Consolidated Statements of Cash Flows for the six-months ended
     June 30, 2007 and 2006 (unaudited)..........................................................................F-41

Notes to Condensed Consolidated Financial Statements.............................................................F-42

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                  TOGETHER WITH

                     REPORT OF INDEPENDENT REGISTERED PUBLIC

                                 ACCOUNTING FIRM

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders of
HC Innovations, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheets of HC Innovations, Inc. and Subsidiaries (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HC Innovations, Inc. and Subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has a working capital deficiency of $3,276,083 as of December 31, 2006, has sustained net losses of $3,250,665 and $1,378,789 for the years ended December 31, 2006 and 2005, respectively, and has an accumulated deficit of $5,246,964 as of December 31, 2006. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are described in Note 1. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.


/s/ Carlin, Charron & Rosen, LLP
Glastonbury, Connecticut
April 2, 2007

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
             CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2006 AND 2005



                                    Assets                                                               2006                 2005
Current assets
     Cash and cash equivalents                                                                     $   151,534          $   435,375
     Accounts receivable                                                                               330,822              220,311
     Prepaid expenses                                                                                  142,274              158,056
                                                                                                   -----------          -----------
          Total current assets                                                                         624,630              813,742
Fixed assets, net                                                                                      292,435              234,729
Capitalized software development costs, net                                                          1,310,727              686,798
Deferred issuance costs, net                                                                            51,405               59,779
Security deposits and other, net                                                                        65,266               33,282
                                                                                                   -----------          -----------
                         Total assets                                                              $ 2,344,463          $ 1,828,330
                                                                                                   ===========          ===========
                        Liabilities and Stockholders' Equity (Deficit)
Current liabilities
     Lines of credit                                                                               $   200,000          $   210,122
     Current portion of notes payable                                                                  441,139               30,224
     Current portion of capital lease obligations                                                       93,942               55,334
     Notes payable to vendors                                                                           44,841              274,615
     Current portion of convertible debentures, net of discount                                      1,222,556                 --
     Accounts payable                                                                                1,498,216              456,184
     Accrued liabilities                                                                               368,919              159,826

     Deferred revenue                                                                                   31,100                 --
     Deposit                                                                                              --                250,000
                                                                                                   -----------          -----------
          Total current liabilities                                                                  3,900,713            1,436,305
Notes payable, net of current portion                                                                   29,449               60,564
Capital lease obligations, net of current portion                                                      151,533              101,542
Convertible debentures, net of discount and current portion                                            398,385            1,087,438
Note payable - related party                                                                              --                500,000
                                                                                                   -----------          -----------
          Total liabilities                                                                          4,480,080            3,185,849
                                                                                                   -----------          -----------
Commitments and contingencies (Note 18)                                                                   --                   --
Stockholders' equity (deficit)
     Preferred stock, $.001 par value, 5,000,000 shares authorized                                        --                   --
     Common stock, $.001 par value in 2006, $.01 par value in 2005,
        100,000,000 shares authorized                                                                   30,956              238,684
     Stock subscriptions receivable                                                                    (21,671)             (21,671)
     Additional paid in capital                                                                      3,102,062              421,767
     Deficit                                                                                        (5,246,964)          (1,996,299)
                                                                                                   -----------          -----------
          Total stockholders' deficit                                                               (2,135,617)          (1,357,519)
                                                                                                   -----------          -----------
                         Total liabilities and stockholders' deficit                               $ 2,344,463          $ 1,828,330
                                                                                                   ===========          ===========



                      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS


                      HC INNOVATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                       2006            2005
  Net revenues                                   $  6,166,092    $  2,887,498
                                                 ------------    ------------

  Cost of services                                  5,033,136       2,583,656
  Selling, general and administrative expenses      3,964,537       1,501,817
  Depreciation and amortization                       269,640         103,251
                                                 ------------    ------------
                                                    9,267,313       4,188,724
                                                 ------------    ------------
       Loss from operations                        (3,101,221)     (1,301,226)
                                                 ------------    ------------

  Other income/(expense)
       Other income                                   130,493             673
       Interest income                                  2,356           6,235
       Interest expense                              (282,293)        (84,471)
                                                 ------------    ------------
                                                     (149,444)        (77,563)
                                                 ------------    ------------
       Loss before provision for income taxes      (3,250,665)     (1,378,789)

  Provision for income taxes                             --              --
                                                 ------------    ------------

  Net loss                                       $ (3,250,665)   $ (1,378,789)
                                                 ============    ============

 Basic loss per share                            $       (.12)   $       (.06)
                                                 ============    ============
 Diluted loss per share                          $       (.12)   $       (.06)
                                                 ============    ============

 Weighted average common shares outstanding        27,305,114      21,429,516
                                                 ============    ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS


                      HC INNOVATIONS, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                    Common Stock
                                                        ------------------------------- Paid-In         Subscriptions
                                                         Shares Issued         Amount   Capital           Receivable
                                                        ---------------------------------------------- -----------------
Balance, January 1, 2005                                      20,257,332    $ 202,573    $  109,088      $(22,115)

Issuance of common stock                                         511,082        5,111        (4,160)         (951)

Purchase and retirement of common stock                         (984,007)      (9,840)        8,009         1,395

Shares issued as compensation - consulting services            2,601,090       26,011        35,489          --

Shares issued as compensation - consulting services               49,441          495          (403)         --

Shares issued as compensation - advisory services                100,000        1,000        39,000          --

Shares issued as compensation - legal services                    50,000          500        19,500          --

Common stock issued in connection
     with convertible debenture and issuance costs             1,283,385       12,834       215,244          --

Net loss                                                            --           --            --            --
                                                             -----------    ---------    ----------      --------
Balance - December 31, 2005                                   23,868,323    $ 238,684    $  421,767      $(21,671)

Common stock issued in connection with
     convertible debenture - April 17, 2006 (Note 12)            500,000        5,000       136,348          --

Reverse acquisition recapitalization adjustment (Note 2)         328,637     (218,988)      218,988          --

Issuance of common stock - June 23, 2006 (Note 15)               142,669          143       106,859          --

Common stock issued in connection with
     exercise of warrants - June 28, 2006 (Note 12)            5,166,711        5,167       494,833          --

Common stock (106,400 shares) to be issued in satisfaction          --           --         106,400          --
     of note payable and accrued interest
     October 25, 2006  (Note 12)                                    --           --                          --

Common stock issued in connection with private                   950,000          950       829,821          --
     placement, net of issuance costs (Note 15)

Common stock (900,000 shares)to be issued
     in connection with private placement, net of
     issuance costs  (Note 15)                                      --           --         787,046          --

Net loss                                                            --           --            --            --
                                                             -----------    ---------    ----------      --------
Balance, December 31, 2006                                    30,956,340    $  30,956    $3,102,062      $(21,671)
                                                             ===========    =========    ==========      ========


                                                                                 Total
                                                                             Stockholders'
                                                                   Deficit      Deficit
                                                        -------------------------------------
Balance, January 1, 2005                                     $  (617,510)     $  (327,964)

Issuance of common stock                                            --               --

Purchase and retirement of common stock                             --               (436)

Shares issued as compensation - consulting services                 --             61,500

Shares issued as compensation - consulting services                 --                 92

Shares issued as compensation - advisory services                   --             40,000

Shares issued as compensation - legal services                      --             20,000

Common stock issued in connection
     with convertible debenture and issuance costs                  --            228,078

Net loss                                                      (1,378,789)      (1,378,789)
                                                             -----------      -----------
Balance - December 31, 2005                                  $(1,996,299)     $(1,357,519)

Common stock issued in connection with
     convertible debenture - April 17, 2006 (Note 12)               --            141,348

Reverse acquisition recapitalization adjustment (Note 2)            --               --

Issuance of common stock - June 23, 2006 (Note 15)                  --            107,002

Common stock issued in connection with
     exercise of warrants - June 28, 2006 (Note 12)                 --            500,000

Common stock (106,400 shares) to be issued in satisfacti            --            106,400
     of note payable and accrued interest
     October 25, 2006  (Note 12)                                    --

Common stock issued in connection with private                      --            830,771
     placement, net of issuance costs (Note 15)

Common stock (900,000 shares)to be issued
     in connection with private placement, net of
     issuance costs  (Note 15)                                      --            787,046

Net loss                                                      (3,250,665)      (3,250,665)
                                                             -----------      -----------
Balance, December 31, 2006                                   $(5,246,964)     $(2,135,617)
                                                             ===========      ===========

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS


                      HC INNOVATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005



                                                                    2006            2005
Cash flows from operating activities:
     Net loss                                                       $(3,250,665)   $(1,378,789)
     Adjustments to reconcile net loss to net cash used in
      operating activities:
          Depreciation and amortization                                 269,640        103,251
          Shares issued as compensation - consulting services              --           61,592
          Shares issued as compensation - advisory services                --           40,000
          Shares issued as compensation - legal services                   --           20,000
          Amortization of discount - convertible debentures             174,851         32,131
     Changes in operating assets and liabilities:
         (Increase) Decrease in:
              Accounts receivable                                      (110,511)        80,708
              Prepaid expenses                                           15,782       (130,517)
              Security deposits and other                                33,643         21,884
          Increase (Decrease) in:
              Accounts payable                                        1,042,032        139,959
              Accrued liabilities                                       215,493         42,640
              Deferred revenue                                           31,100           --
              Notes payable to vendors                                 (229,774)       274,615
              Deposit                                                  (250,000)       250,000
                                                                    -----------    -----------
Net cash used in operating activities                                (2,125,695)      (442,526)
                                                                    -----------    -----------
Cash flow from investing activities:
          Purchases of fixed assets, net                                (68,375)      (133,536)
          Expenditures for capitalized software development costs      (638,270)      (596,096)
                                                                    -----------    -----------
Net cash used in investing activities                                  (706,645)      (729,632)
                                                                    -----------    -----------
Cash flows from financing activities:
          Proceeds from issuance of common stock                      1,724,819           --
          Proceeds from notes payable                                   560,000           --
          Proceeds from issuance of convertible debentures              500,000      1,257,985
          Proceeds from notes payable - related party                      --          450,000
          Retirement of common stock                                       --             (436)
          Payments on lines of credit, net                              (10,122)          --
          Deferred issuance costs paid                                  (60,045)       (47,749)
          Payments on notes payable                                     (80,200)       (28,351)
          Payments on capital lease obligations                         (85,953)       (69,005)
                                                                    -----------    -----------
Net cash provided by financing activities                             2,548,499      1,562,444
                                                                    -----------    -----------


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS


                      HC INNOVATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005


Net (decrease) increase in cash and cash equivalents                        (283,841)     390,286

Cash and cash equivalents - beginning of year                                435,375       45,089
                                                                           ---------    ---------
Cash and cash equivalents - end of year                                    $ 151,534    $ 435,375
                                                                           =========    =========



                                                                                2006         2005
Supplemental cash flow information:

     Cash paid during the year for:

          Interest                                                         $ 263,261    $  84,335
                                                                           =========    =========
     Noncash investing and financing activities:

          Common stock issued in connection with exercise of
               warrants and satisfaction of note payable - related party   $ 500,000    $    --
                                                                           =========    =========
          Discount on convertible debentures                               $ 141,348    $ 202,678
                                                                           =========    =========
          Deferred issuance costs paid with common stock                   $    --      $  25,400
                                                                           =========    =========
          Computer equipment acquired through capital lease                $  59,834    $  20,000
                                                                           =========    =========
          Capitalized software acquired through capital lease              $ 114,718    $    --
                                                                           =========    =========
          Common stock issued through stock subscriptions
               receivable                                                  $    --      $     951
                                                                           =========    =========
          Common stock to be issued in satisfaction of note
               payable and accrued interest                                $ 106,400    $    --
                                                                           =========    =========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS


                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

1.   NATURE OF OPERATIONS

     By Stock Acquisition Agreement dated May 11, 2006, Ayre Holdings, Inc. ("Ayre" or "the Company"), a Delaware corporation, acquired 100% of the issued and outstanding shares of HC Innovations, Inc., in exchange for 24,368,323 shares of common stock of the Company representing approximately 99% of the total issued and outstanding shares of the Company at the time. Prior to the consummation of the acquisition, Ayre, a non-reporting pink sheet company and public shell, effectuated a reverse stock split whereby the then current 793,000 issued and outstanding shares of common stock were reverse split into 328,637 shares of common stock at the rate of .41442.

     The post-acquisition entity is accounted for as a recapitalization of HC Innovations, Inc. using accounting principles applicable to reverse acquisitions with HC Innovations, Inc. being treated as the accounting parent (acquirer) and Ayre Holdings, Inc., the legal parent, being treated as the accounting subsidiary (acquiree). HC Innovations, Inc. is regarded as the predecessor entity. In accordance with the provisions governing the accounting for reverse acquisitions (Note 2), the historical figures presented are those of HC Innovations, Inc. Upon consummation of the acquisition on June 9, 2006, Ayre changed its name to HC Innovations, Inc. ("HCI"). The Company, through its subsidiaries, provides specialty care management products and services and is quoted on the pink sheets under the symbol "HCNV.PK".

     HCI and subsidiaries (the "Company") is a specialty care management company comprised of separate divisions each with a specific focus and intervention. The Company's mission is to identify subgroups of people with high costs and disability and create and implement programs and interventions that improve their health, resulting in dramatic reductions in the cost of their care. The Company also develops and implements medical management systems for the long term care industry.

     Enhanced Care Initiatives, Inc. ("ECI"), a wholly owned subsidiary of HCI was founded in 2002 and is the management company for all HCI entities. ECI has three wholly owned subsidiaries operating in Tennessee, Texas and Massachusetts. ECI markets its proprietary specialty care management programs for the medically frail and other costly sub-populations to Health Maintenance Organizations ("HMOs") and other managed care organizations ("MCOs") as well as state Medicaid departments.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

1.   NATURE OF OPERATIONS (CONTINUED)

     NP Care, LLCs ("LLCs") are nursing home medical management systems. The LLCs nurse practitioner program provides onsite medical care by an Advanced Practice Registered Nurse ("APRN") under the oversight of the patient's individual physician to residents in nursing homes and assisted living facilities. The LLCs operate in the states of Connecticut, Florida, New Jersey, Ohio and Tennessee and are managed exclusively by ECI.

     GOING CONCERN/MANAGEMENT'S PLAN

     As shown in the accompanying consolidated financial statements, as is typical of a company going through early-stage development of its services and strategic initiatives, the Company has sustained consolidated net losses for the years ended December 31, 2006 and 2005 of $3,250,665 and $1,378,789, respectively. At December 31, 2006 and 2005, the Company had a working capital deficiency of $3,276,083 and $622,563, respectively and accumulated deficits of $5,246,964 and $1,996,299, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

     Management believes that the Company will be successful in its efforts to adequately meet its capital needs and continue to grow its businesses. In 2005, the Company raised $1.258 million through the issuance of convertible debenture notes to accredited investors. In 2006, the Company raised $500,000 through the issuance of convertible debenture notes to accredited investors, $560,000 through the issuance of notes payable and raised an additional $1.725 million through the issuance of common stock during the first quarter of 2007. $1.708 million of the debenture notes were converted into common stock at a ratio of 1:1 resulting in the issuance of an additional 1.708 million shares of common stock.

     The 2006 and 2005 losses are largely a result of business development expenses as well as significant investment in building infrastructure for growing the Company's divisions, business and clinical systems and programs. During 2006, the Company was successful in securing new contracts with AETNA, (to manage its members in New Jersey long-term care facilities); AMERIGROUP, (a contract for an initial 300 patients which began in

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

1.   NATURE OF OPERATIONS (CONTINUED)

     GOING CONCERN/MANAGEMENT'S PLAN (CONTINUED)

     June, 2006 in Houston, Texas generating revenue of approximately $1 million in 2006); and the Company also entered into a Partnership Agreement with MCKESSON to jointly market and respond to requests for proposals (particularly state Medicaid opportunities) and will be integrating the Company's high intensity programs with their call center support services. In addition, the Company's contract with HealthSpring USA, LLC has been expanded from the initial 300 members in Tennessee to approximately 500 members, representing an increase in annualized contract revenue potential of approximately $.7 million. In October 2006, HCI entered into a Disease Management Services Agreement with Alere Medical, Inc. ("Alere"). Alere provides disease management tools, services and systems to payers which are designed to assist with and improve management of health care outcomes for patients. Alere has contracted with Tufts Health Plan ("Tufts") to provide disease management services in Massachusetts. Tufts provides various commercial and medicare health plans to members. ECI will provide care management services to Tufts program participants in Massachusetts and Alere will pay to ECI $295 per enrolled member per month commencing February 1, 2007 with an annual contract revenue potential of approximately $2.8 million.

2.  RECAPITALIZATION

     By Stock Acquisition Agreement dated May 11, 2006, Ayre Holdings, Inc. ("Ayre" or "the Company"), a Delaware corporation, acquired 100% of the issued and outstanding shares of HC Innovations, Inc., in exchange for 24,368,323 shares of common stock of the Company representing approximately 99% of the total issued and outstanding shares of the Company at the time which resulted in a change in control of the Company. Simultaneously, with this exchange of shares, HC Innovations, Inc. paid $175,000 in cash to the Ayre shareholders, which has been included in selling, general and administrative expenses in the consolidated statements of operations for the year ended December 31, 2006. Prior to the consummation of the acquisition, Ayre, a non-reporting pink sheet company, effectuated a reverse stock split whereby the then current 793,000 issued and outstanding shares of common stock were reverse split into 328,637 shares of common stock at the rate of .41442.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     2. RECAPITALIZATION (CONTINUED)

     The post-acquisition entity is accounted for as a recapitalization of HC Innovations, Inc. using accounting principles applicable to reverse acquisitions with HC Innovations, Inc. being treated as the accounting parent (acquirer) and Ayre Holdings, Inc., the legal parent, being treated as the accounting subsidiary (acquiree). Ayre Holdings, Inc. was an inactive public shell with no net assets prior to the transaction. Therefore, the value assigned to the common shares based on the fair value of the net assets of Ayre Holdings, Inc. at the recapitalization date was $-0- and the revenue, net loss and loss per share, assuming the transaction had been completed on January 1, 2006, would be the same as reported.

     HC Innovations, Inc. is regarded as the predecessor entity. In accordance with the provisions governing the accounting for reverse acquisitions, the historical figures presented are those of HC Innovations, Inc.

     Prior to the consummation of the acquisition on June 9, 2006, Ayre Holdings, Inc. had 328,637 shares of common stock outstanding. At the date of the reverse acquisition merger, Ayre Holdings, Inc. was a public shell and had no assets, no liabilities, and no net stockholders' equity. Therefore, this was the only recapitalization adjustment that was recorded. The key components of the reverse acquisition recapitalization adjustment were as follows:

                                                       Common Stock
                                    ----------------------------------------------
                                    Shares issued and                    Paid -in
                                      Outstanding         Amount         Capital
                                      -----------         ------         -------
Public company shares already
  outstanding on date of merger
  (June 9, 2006), par value $0.001         328,637    $       328    $      (328)

Public company shares issued in a
  1:1 exchange for private company
  Shares, par value $0.001              24,368,323         24,368        (24,368)

Private company shares exchanged,
  par value $0.01                      (24,368,323)      (243,684)       243,684
                                       -----------    -----------    -----------
Reverse acquisition recapitalization
  adjustment, net                          328,637    $  (218,988)   $   218,988
                                       ===========    ===========    ===========


                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America
     (GAAP)  and  include  the  accounts  of  HC   Innovations,   Inc.  and  its
     wholly-owned, majority-owned and controlled subsidiaries (which are referred to as the Company, unless the context otherwise requires), as well as certain affiliated limited liability companies, which are variable interest entities required to be consolidated. The company consolidates all controlled subsidiaries, in which control is effectuated through ownership of voting common stock or by other means. All significant intercompany transactions have been eliminated in consolidation.

     In states where ECI is not permitted to directly own a medical operation due to corporate practice of medicine laws in those states, it performs only non-medical administrative and support services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine. In those states, ECI conducts business through Limited Liability Companies (LLCs) that it controls, and it is these affiliated LLCs that employ Advanced Practice Nurse Practitioners ("APNPs") who practice medicine. In such states, ECI generally enters into exclusive long-term management services agreements with the LLCs that operate the medical operations that restricts the member(s) of the affiliated LLCs from transferring their ownership interests in the affiliated LLCs and otherwise provides ECI or its designee with a controlling voting or financial interest in the affiliated LLCs and their operations.

     The LLCs, which are required to be consolidated under Financial Accounting Standards Board ("FASB") Interpretation No. 46, as revised ("FIN 46(R)"), "CONSOLIDATION OF VARIABLE INTEREST ENTITIES", would also be consolidated under the provisions of Emerging Issues Task Force ("EITF") No. 97-2, "APPLICATION OF FASB STATEMENT NO. 94 AND APB OPINION NO. 16 TO PHYSICIAN PRACTICE MANAGEMENT ENTITIES AND CERTAIN OTHER ENTITIES WITH CONTRACTUAL MANAGEMENT ARRANGEMENTS." The LLCs have been determined to be variable interest entities due to the existence of a call option under which ECI has the ability to require the member(s) holding all of the voting equity interests of the underlying LLCs to transfer their equity interests at any time to any person specified by ECI and vote the member(s) interests as ECI instructs. This call option agreement represents rights provided through a variable interest other than the equity interest itself that caps the returns that could be earned

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     BASIS OF PRESENTATION (CONTINUED)

     by the equity holders.

     In addition the Company has an exclusive long-term management services agreement with each of the LLC's and the member(s) of the LLCs which allows the Company to direct all of the non-clinical activities of the LLCs, retain all of the economic benefits, and assume all of the risks associated with ownership of the LLCs. Due to these agreements, the Company has all of the economic benefits and risks associated with the LLCs and the Company is considered to be the primary beneficiary of the activities of the LLCs and is required to consolidate the LLCs under FIN 46(R).

     USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash balances on hand and short-term, highly liquid investments with original maturities of three months or less.

     REVENUE RECOGNITION

     The Company's revenue includes fees for service revenue and revenue from capitated contracts.

     Revenue from capitated contracts is recorded monthly based on the number of members covered under each capitated contract per month. Capitated revenue totaled approximately $1,738,355 and $270,000 for the years ended December 31, 2006 and 2005, respectively.

     A significant portion of the Company's fee for service revenues have been reimbursed by federal Medicare and, to a lesser extent, state Medicaid programs.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION (CONTINUED)

     Payments for services rendered to patients covered by these programs are generally less than billed charges. The Company monitors its revenues and receivables from these reimbursement sources, as well as other third-party insurance payors, and records an estimated contractual allowance for certain service revenues and receivable balances in the month of revenue recognition, to properly account for anticipated differences between billed and reimbursed amounts. Accordingly, a substantial portion of the Company's total net revenues and receivables reported in the accompanying consolidated financial statements are recorded at the amount ultimately expected to be received from these payors. Net revenues from fee for service patients is recorded on the day the service is provided to patients.

     The Company evaluates several criteria in developing the estimated contractual allowances for unbilled and/or initially rejected claims on a monthly basis, including historical trends based on actual claims paid, current contract and reimbursement terms, and changes in patient base and payor/service mix. Contractual allowance estimates are adjusted to actual amounts as cash is received and claims are settled, and the aggregate impact of these resulting adjustments were not significant to the Company's operations for the years ended December 31, 2006 and 2005. Further, the Company does not expect the reasonably possible effects of a change in estimate related to unsettled December 31, 2006 contractual allowance amounts from Medicaid and third-party payors to be significant to its future operating results and consolidated financial position (Note 13).

     FIXED ASSETS

     Fixed assets are stated at cost, less accumulated depreciation and amortization. Major improvements and betterments to the fixed assets are capitalized. Expenditures for maintenance and repairs which do not extend the estimated useful lives of the applicable assets are charged to expense as incurred. When fixed assets are retired or otherwise disposed of, the assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

     The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets, or, in the case of leasehold improvements, over the remaining term of the related lease, whichever is shorter.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     The Company has capitalized costs related to the development of software for internal use. Capitalized costs include external costs of materials and services and consulting fees devoted to the specific software development. These costs have been capitalized based upon Statement of Position (SOP) 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE." In accordance with SOP 98-1, internal-use software development costs are capitalized once (i) the preliminary project stage is completed, (ii) management authorizes and commits to funding a computer software project, and (iii) it is probable that the project will be completed, and the software will be used to perform the function intended. Costs incurred prior to meeting these qualifications are expensed as incurred. Capitalization of costs ceases when the project is substantially complete and ready for its intended use. Internal-use software development costs are amortized using the straight-line method over estimated useful lives approximating five years.

     The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by the Company with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life.

     ADVERTISING

     Advertising costs are expensed as incurred. Advertising expense was $85,500 and $16,179 for 2006 and 2005, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash, accounts payable and notes payable. The carrying amounts of these financial instruments approximate their fair value, due to the short-term nature of these items. The carrying amount of the notes payable approximates their fair value due to the use of market rates of interest.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     STOCK BASED TRANSACTIONS

     In connection with the valuation of equity transactions that occurred from January 1, 2005 to December 31, 2006, the Company considered Statement of Financial Accounting Standards No. 123 (revised 2004); Share Based Payments (SFAS 123R), specifically paragraph 7, and also considered the American Institute of Certified Public Accountants ("AICPA") Task Force's Audit and Accounting Practice Aid-- Valuation of Privately-Held-Company Equity Securities Issued as Compensation (the "AICPA Practice Aid"). As a company without significant resources, management concluded that the expenditure of limited available funds to engage an outside valuation specialist to perform contemporaneous and comprehensive valuations in 2006 and 2005 was not an appropriate use of financial resources. We instead derived relevant valuations internally considering SFAS 123R and the AICPA Practice Aid and evaluated those figures in light of Generally Accepted Accounting Principles to establish fair values for accounting purposes.

     INCOME TAXES

     The Company accounts for income taxes following the asset and liability method in accordance with Statement of Financial Accounting Standards
     (SFAS) No. 109, "ACCOUNTING FOR INCOME TAXES." Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company's income tax returns are prepared on the tax basis of accounting. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled.

     EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share ("EPS") is computed dividing the net income
     (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted income (loss) per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock, such as stock

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     EARNINGS (LOSS) PER SHARE (CONTINUED)

     options and warrants (using the "treasury stock" method), and convertible preferred stock and debt (using the "if-converted" method), unless their effect on net income (loss) per share is antidilutive. Under the
     "if-converted" method, convertible instruments are assumed to have been converted as of the beginning of the period or when issued, if later. The effect of computing the diluted income (loss) per share is antidilutive and, as such, basic and diluted earnings (loss) per share are the same for the years ended December 31, 2006 and 2005.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2006, the FASB issued FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)" which is effective for fiscal years beginning after December 15, 2006 with earlier adoption encouraged. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. We are currently evaluating the potential impact of this interpretation.

     In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. This statement defines fair value, established a framework for measuring fair value and expands the related disclosure requirements. We are currently evaluating the potential impact of this statement.

     In September 2006, the FASB issued FASB Staff Position AUG AIR-1, "Accounting for Planned Major Maintenance Activities" which is effective for fiscal years

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

     beginning after December 15, 2006. This position statement eliminates the accrue-in-advance method of accounting for planned major maintenance activities. We do not expect this pronouncement to have a material impact on the determination of reporting of our financial results.

4.   CONCENTRATIONS OF CREDIT RISK

     CASH

     The Company has cash balances in certain financial institutions in amounts which occasionally exceed current federal deposit insurance limits. The financial stability of these institutions is continually reviewed by senior management.

     ACCOUNTS RECEIVABLE

     The Company grants credits without collateral to its fee for service patients, most of whom are insured under third-party payor agreements as well as its corporate customers. The mix of receivables from patients and third-party payors as of December 31, 2006 and 2005 is as follows:

                                                    2006        2005
                                                    ----        ----
                         Medicare                 $212,674   $145,341
                         Medicaid                   22,308      6,895
                         Private                    95,840     68,075
                                                  --------   --------
                                                  $330,822   $220,311
                                                  ========   ========

     Management has provided for uncollectible accounts receivable through direct write- offs and such write-offs have been within management's expectations. Historical experience indicates that after such write-offs have been made, potential collection losses are considered minimal and, therefore, no allowance for doubtful accounts is considered necessary by management.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     ACCOUNTS RECEIVABLE (CONTINUED)

     On a monthly basis, management reviews the accounts receivable aging by payer and rejected claims to determine which receivables, if any are to be written off. For the years ended December 31, 2006 and 2005 the bad debt direct write-off's totaled $47,818 and $54,000, respectively.

     Management has provided for uncollectible accounts receivable through direct write- offs and such write-offs have been within management's expectations. Historical experience indicates that after such write-offs have been made, potential collection losses are considered minimal and, therefore, no allowance for doubtful accounts is considered necessary by management.

5.   FIXED ASSETS

     At December 31, 2006 and 2005, fixed assets consist of:

                                                     2006               2005
                                                     ----               ----
         Medical and office equipment              $  71,866         $  29,011
         Furniture and fixtures                       46,296            19,110
         Computer equipment                          313,890           259,848
         Leasehold improvements                       21,617            17,491
                                                   ---------         ---------
                                                     453,669           325,460

         Less: accumulated depreciation and
         amortization                               (161,234)          (90,731)
                                                   ---------         ---------
                                                   $ 292,435         $ 234,729
                                                   =========         =========


     Depreciation and amortization expense related to fixed assets totaled $70,503 and $49,467 for the years ended December 31, 2006 and 2005, respectively.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

6.   CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Capitalized software development costs as of December 31, 2006 and 2005 are summarized as follows:

                                                  2006                  2005
                                                  ----                  ----
 Capitalized software development costs        $ 1,486,584         $   733,596
 Less: accumulated amortization                   (175,857)            (46,798)
                                               -----------         -----------
                                               $ 1,310,727         $   686,798
                                               ===========         ===========

     Amortization expense related to capitalized software development costs for the years ended December 31, 2006 and 2005 totaled $129,059 and $35,048, respectively.

7.  DEFERRED REVENUE

     In February 2006, the Company entered into a provider group agreement with Aetna Health, Inc. ("Aetna"). Aetna offers, issues and administers plans that provide access to health care services to members and contracts with certain health care providers and facilities to provide access to the services. NP Care of New Jersey provides covered services to members utilizing APRN's. NP Care of New Jersey charges $350 per program participant per month. For the year ended December 31, 2006, $18,900 of revenues have been recognized from Aetna and $31,100 remains in deferred revenue, which is expected to be earned in 2007.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

8.   LINES OF CREDIT

     At December 31, 2006 and 2005, the Company had the following line-of-credit facilities outstanding:


                                                                               2006         2005
                                                                               ----         ----
Revolving  line-of-credit dated January 29, 2003
     with interest at the rate of prime plus
     1% (9.25% at December 31, 2006). The
     amount  outstanding  is due on demand and is
     collateralized by the assets of ECI.                                  $ 50,000      $ 50,000



Revolving  line-of-credit  dated  February  23, 2004 with  interest at prime  plus 1.75% (10% at December 31, 2006). The amount
    outstanding is due on demand and expires on February 23, 2009. The line-of-credit is secured by the personal assets of the
    managing member of NP Care, LLC.                                       $150,000      $150,000

Revolving line-of-credit-other                                                 --        $ 10,122
                                                                           --------      --------
                                                                           $200,000      $210,122
                                                                           ========      ========


                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

9.       NOTES PAYABLE TO VENDORS

Notes Payable to vendors Consists of the following at December 31, 2006 and 2005

                                                                                                         2006           2005
On December 31, 2005, the Company  entered into a note payable  agreement with a vendor for the outstanding  balance greater than 90 days.  Payments commenced on
January 31, 2006 and were due in 12 monthly installments of $16,673 including
interest at a fixed rate of 11%.                                                                      $   -           $ 200,077

Note payable to finance workers  compensation  insurance  effective December 20,
2005. The note was payable in monthly  installments of $4,343 including interest
at a fixed rate of 7.75%, through September 4, 2006.                                                      -              34,745

Note payable to finance insurance  premiums  effective August 15, 2005. The note was payable in monthly installments of $4,453 including interest at a fixed rate
of 7.25%, through May 1, 2006.                                                                            -              22,265

Note payable to finance workers  compensation  insurance effective September 13,
2005. The note was payable in monthly  installments of $1,789 including interest
at a fixed rate of 7.5%, through May 1, 2006.                                                             -               8,946

Note payable to finance liability  insurance  premiums  effective  September 30,
2005. The note was payable in monthly  installments of $1,430 including interest
at a fixed rate of 7.5%, through June 12, 2006.                                                           -               8,582

Note payable to finance insurance  premiums  effective August 11, 2006. The note is payable in monthly  installments of $4,857 including interest at a fixed rate
of 7.67%, through July 2007.                                                                            28,500            -

Note payable to finance workers  compensation  insurance effective September 13,
2006. The note is payable in monthly  installments of $1,670 including  interest
at a fixed rate of 8.67%, through October 2007.                                                          8,185            -

Note payable to finance liability  insurance  premiums  effective  September 30,
2006. The note is payable in monthly  installments of $1,299 including  interest
at a fixed rate of 9.25%, through September 2007.                                                        8,156            -
                                                                                                       -------        ---------
                                                                                                      $ 44,841        $ 274,615
                                                                                                      ========        =========


                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

10.  DEPOSIT - MEMORANDUM OF UNDERSTANDING

During December 2005, the Company entered into a Memorandum of Understanding ("MOU") with BioScrip, Inc. ("BioScrip"). BioScrip provided a $250,000 refundable advance towards the purchase of $1,500,000 worth of HCI common stock. BioScrip did not purchase the common stock and the MOU was terminated due to disputes arising between the Company and BioScrip regarding the return of the advance. Under the terms of a settlement agreement dated October 11, 2006, BioScrip and HCI agreed to settle the amount owed to BioScrip for a single payment of $125,000 in full and final settlement and the Company made this payment on November 15, 2006.

11.  CAPITAL LEASE OBLIGATIONS

The Company leases certain fixed assets in accordance with the terms of capitalized lease obligations. The leases require monthly interest and principal payments ranging from $546 to $2,522, expiring on various dates through June 2011. The net book value of the capitalized equipment at December 31, 2006 and 2005 was $288,056 and $203,798; respectively. The future minimum lease payments and the present value of the payments at December 31, 2006 are as follows:



          YEARS ENDING DECEMBER 31,
          -------------------------
              2007                                               $ 123,178
              2008                                                 110,700
              2009                                                  53,189
              2010                                                   6,421
              2011                                                   1,023
                                                                 ---------
          Total minimum lease payments                             294,511
          Less: amount representing interest                       (49,036)
                                                                 ---------
          Present value of net minimum
            lease payments                                         245,475
          Less: current portion of principal                       (93,942)
                                                                 ---------
                                                                 $ 151,533
                                                                 =========


                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

12.  DEBT

     NOTE PAYABLE

     The Company has a Small Business Administration loan dated September 4, 2003. The original principal balance of the loan was $150,000 and it is intended to be used to fund general operations. The loan agreement provides for sixty monthly principal and interest installments of $2,924 and bears interest at 6.25% per annum. The loan matures on October 1, 2008 and is secured by the personal residence of the Company's President. At December 31, 2006 and 2005, the principal balance due on the loan was $60,588 and $90,788, respectively. The maturities of this note at December 31, 2006 are as follows:

                        YEARS ENDING DECEMBER 31,
                        -------------------------
                            2007                             $ 31,139
                            2008                               29,449
                                                             --------
                                                               60,588
                        Less: current portion                 (31,139)
                                                             --------
                                                             $ 29,449
                                                             ========


     NOTES PAYABLE - STOCKHOLDER

     The Company entered into two promissory notes payable with a stockholder. The first promissory note, dated February 20, 2006 has an original principal balance of $125,000 and is intended as a bridge loan until further financing is secured by the Company. Interest accrues on the note at 10% and was originally payable on demand or before May 20, 2006. The term was extended through December 31, 2007. The remaining balance and accrued interest on this note as of December 31, 2006 is $125,000 and $11,182, respectively.

     The second promissory note dated March 15, 2006 had an original principal balance of $100,000 and was intended as a bridge loan until further financing was secured by the Company. Interest accrued on the note at 10% and was originally payable on demand or before June 15, 2006. On October 25, 2006 this note and its related accrued interest totaling $6,400 were satisfied in full by issuing 106,400 shares of common stock and warrants under the terms of the Company's private placement offering (Note 15).

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     12. DEBT (CONTINUED)

     NOTE PAYABLE - RELATED PARTY

     The Company entered into a loan agreement with The Rubin Family Irrevocable Stock Trust ("Lender"), a shareholder of HCI, on December 27, 2004, whereby, among other provisions, the Lender extended a line of credit facility to the Company for general company purposes. The Lender also received warrants to purchase 5,166,711 shares of common stock of the Company. The line of credit was in the original principal amount not to exceed $500,000. The line of credit was to begin accruing interest on December 25, 2007 at the then prime rate and interest in arrears only was to be payable monthly effective December 25, 2007. On December 31, 2005, there was $500,000 outstanding on the line of credit. In June 2006, the warrants for 5,166,711 shares (Note 15) of the Company's common stock were exercised by the Lender realizing $500,000. This $500,000 was applied to the outstanding note payable due to the Lender in the amount of $500,000 in a non-cash transaction.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     12. DEBT (CONTINUED)

     NOTES PAYABLE - CHAIRMAN

     During 2006, the Company entered into four promissory notes payable with the Company's Chairman and his son which are intended as bridge loans until HCI financing is secured.


            On August 31, 2006, the Company  entered into a promissory note with an original  due date of September  30, 2006.  The original due date was extended through December 31, 2007. Interest accrues at the rate
            of 10% per annum.                                                             $ 90,000

            On September  9, 2006,  the Company  entered into a promissory  note with an original due date of October 7, 2006.  The original due date was extended through December 31, 2007. Interest accrues at the rate
            of 10% per annum.                                                               50,000

            On September 28, 2006,  the Company  entered into a promissory  note with an original due date of October 27, 2006. The original due date was extended through December 31, 2007. Interest accrues at the rate
            of 10% per annum.                                                               95,000

            On November 27,  2006,  the Company  entered into a promissory  note with the  Chairman's  son with an  original  due date of January 31,
            2007.  The original due date was  extended  through  April 30, 2007.
            Interest accrues at the rate of 10% per annum.                                  50,000
                                                                                          --------
                                                                                          $285,000
                                                                                          ========



     Accrued interest on the notes payable to the Chairman and his son as of December 31, 2006 was $7,434.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     12. DEBT (CONTINUED)

     NOTES PAYABLE - CHAIRMAN (CONTINUED)

     The maturities of the Company's notes payable at December 31, 2006 are as follows:


     CALENDAR YEARS ENDING DECEMBER 31,
     ----------------------------------
                    2007                                       $ 441,139
                    2008                                          29,449
                                                               ---------
                                                                 470,588
                    Less current portion                        (441,139)
                                                               ---------

                                                               $  29,449
                                                               =========


     CONVERTIBLE DEBENTURES

     During 2005, the Company issued convertible debentures to private accredited investors. The total principal amount of the debentures was $1,257,985 convertible into 1,257,985 shares of the Company's common stock. The conversion price of the debentures is equal to 50% of the market price of the HCI's common stock on the day prior to conversion. In no circumstances will the conversion price be less than $.40 per share.

     The term of the debentures is 18 months from the date of issuance. They do not bear interest. In lieu of interest, the Company issued 1,257,985 shares of its common stock to the holders of the convertible debentures which was treated as a discount on the debentures to be amortized as interest expense over the life of the debentures. The discount was established as the fair value of the common stock of $202,678, which was determined using fair value interest rates for similar types of underlying instruments. The unamortized balance of the discount at December 31, 2006 and 2005 was $35,429 and $170,547, respectively. Amortization of the discount for the years ended December 31, 2006 and 2005 was $135,118 and $32,131, respectively and is included in interest expense in the accompanying statements of operations.

     HCI incurred $76,858 in legal, financing and other costs in issuing these debentures. The costs have been deferred and are being amortized over 18 months. The unamortized balance of deferred issuance costs at December 31, 2006 and 2005 was $8,541 and $59,779, respectively. Amortization expense relating to deferred issuance costs totaled $51,238 and $17,079 for the years ended December 31, 2006 and 2005, respectively.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

     12. DEBT (CONTINUED)

     CONVERTIBLE DEBENTURES (CONTINUED)

     On April 17, 2006, the Company closed on a new convertible debenture note in the amount of $500,000. The terms of this note, with an existing stockholder, are identical to the 2005 convertible debentures. The total principal amount of the debentures of $500,000 is convertible into 500,000 shares of the Company's common stock. The conversion price of the debentures is equal to 50% of the market price of HCI's common stock on the day prior to conversion. In no circumstances will the conversion price be less than $.40 per share. The term of the debentures is 18 months from the date of issuance. They do not bear interest. In lieu of interest, the Company issued 500,000 shares of its common stock to the holders of the convertible debentures which were treated as a discount on the debentures to be amortized as interest expense over the life of the debentures. The discount was established as the fair value of the common stock of $141,348, which was determined using fair value interest rates for similar types of underlying instruments. The unamortized balance of the discount at December 31, 2006 was $101,615. Amortization of the discount for the year ended December 31, 2006 was $39,733 and is included in interest expense in the accompanying statements of operations.

     HCI incurred $60,045 in legal, financing and other costs issuing these debentures. The costs have been deferred and are being amortized over 18 months. The unamortized balance of deferred issuance costs at December 31, 2006 was $42,864. Amortization expense relating to the deferred issuance costs totaled $17,181 for the year ended December 31, 2006.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

13.  NET PATIENT SERVICE REVENUE AND BILLING FEES

     Revenue from nurse practitioner services is substantially collected through billings to a patient's respective insurance carrier, health maintenance organization, Medicare and Medicaid. Payments from these sources are generally based on prospectively determined rates that vary according to a classification system based on clinical, diagnostic and other factors and are substantially below established rates.

     Net patient service revenue consists of the following components for the years ended December 31, 2006 and 2005:


                                                                  2006                  2005
                                                                  ----                  ----
      Gross patient service revenue                            $ 7,867,360      $ 4,824,558
      Less: provision for contractual allowances                (1,701,268)      (1,937,060)
                                                              ------------      -----------
            Net patient service revenue                        $ 6,166,092      $ 2,887,498
                                                              ============      ===========


14.  INCOME TAXES

     As of December 31, 2006 and 2005, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $4,000,000 and $1,400,000, respectively, which is available to offset future taxable income, if any, through 2026. The available net operating loss carryforwards resulted in a deferred tax asset of approximately
     $1,600,000  and  $560,000  at  December  31,  2006 and 2005,  respectively.
     Management has established a 100% valuation allowance against the deferred tax asset created by the available net operating loss carryforwards at December 31, 2006 and 2005. In assessing the need for a valuation allowance, the Company estimates future taxable income, considering the feasibility of ongoing tax planning strategies and the realizability of tax loss carryforwards. Valuation allowances related to deferred tax assets can be impacted by changes to tax laws, changes to statutory tax rates and future taxable income levels. In the event the Company were to determine that it would be able to realize its deferred tax assets in the future it would decrease the recorded valuation allowance through an increase to income in the period in which that determination is made. The valuation allowance increased approximately $1,040,000 and $400,000 during the years ended December 31, 2006 and 2005, respectively.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

14.  INCOME TAXES (CONTINUED)

The provision for (benefit from) income taxes reconciles to the statutory federal rate as follows:


                                                           DECEMBER 31,
                                                         ----------------
                                                          2006      2005
                                                         ----------------
         Statutory federal tax rate                     (34.00)%  (34.00)%
         State income tax, net of federal benefit        (4.26)    (4.72)
         Permanent differences                           18.78      0.15
         Deferred tax state rate change                  (4.98)     8.96
         Deferred tax asset valuation allowance          24.46     29.61
                                                         -----     -----
              Effective federal tax rate                  - %        - %
                                                         =====     =====

15.  STOCKHOLDERS' EQUITY (DEFICIT)

     STOCK SPLIT

     During 2005, the Company's Board of Directors ("Board") approved an increase in the authorized shares of voting common stock from 100,000 shares to 70,000,000 shares and approved a 537.41528-to-1 stock split. The effect of the stock split has been recognized in the stockholders' equity (deficit) section of the consolidated balance sheet and in all share data in the accompanying consolidated financial statements and notes to consolidated financial statements.

     PRIVATE PLACEMENT OFFERING

     On September 25, 2006, HCI issued a Private Placement Offering Memorandum ("PPM") for 2,000,000 shares of common stock at $1.00 per share and warrants to purchase 2,000,000 shares of common stock in the future. The offer to purchase common stock expires on February 28, 2007 (Note 20). In December, 2006 the Company increased the total offering to 3,200,000 shares of common stock at $1.00 per share and warrants to purchase 3,200,000 shares of common stock in the future. The warrants have a term of two years. The exercise price is $1.25 per share. The warrants shall be redeemable at $.05 per warrant share contingent upon HCI's common stock trading at a closing price of at least $3.50 per share for twenty consecutive days.

     As of December 31, 2006, 1,956,400 shares of common stock and 1,956,400 warrants of HCI common stock have been issued through this PPM.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

15.  STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

     RESTRICTED STOCK SALE TO COMPANY EMPLOYEES

     In June, 2006, the Company sold a total of 142,669 shares of restricted common stock to several of its key managers for aggregate net proceeds of $107,002.

     WARRANTS

     A summary of warrant activity, with the effect of the 537.41528-to-1 stock split retroactively stated to January 1, 2005 is as follows:

                                                                 Weighted     Weighted
                                                     Exercise    Average      Average
                                                     Price per   Exercise  Remaining Life
                                         Warrants     Warrant     Price        (Years)
                                         --------     -------     -----        -------
    Outstanding at                     5,166,711     $ .09677    $ .09677      8.0
         January 1, 2005
         Issued                             --           --          --        --
         Exercised                          --           --          --        --
         Expired                            --           --          --        --
                                      --------------------------------------------
     Outstanding at                    5,166,711     $ .09677    $ .09677      7.0
          December 31, 2005

          Issued                       1,956,400     $1.25000    $1.25000      2.0
          Exercised                   (5,166,711)    $ .09677        --        --
          Expired                           --           --          --        --
                                      --------------------------------------------
     Outstanding at
          December 31, 2006            1,956,400     $1.25000    $1.25000      2.0
                                      ============================================


     As disclosed in Note 12, warrants for 5,166,711 shares of the Company's common stock were exercised by a shareholder with the Company.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

16. BENEFIT PLANS

     The Company established a 401(k) retirement plan on February 1, 2005. Employees 21 years or older are eligible the first day of the quarter upon completing three months of employment. The maximum deferral under the plan is 100% of total pay, not to exceed the elective annual deferral limits of the Internal Revenue Code. At the Company's discretion, there may be an employer matching contribution which is not to exceed the employee's deferral amount. Employer contributions are generally vested after 1 year of service with the Company. During 2006 and 2005, 2% of employees' compensation was matched for a total employer retirement plan contribution of $44,084 and $25,263, respectively.

17.  BUSINESS SEGMENTS

     The Company's operations by business segment for the years ended December 31, 2006 and 2005 were as follows:


                                   Professional         Disease
2006                                 Services          Management           Total
----                                 --------          ----------           -----
Net Sales                           $4,386,357        $ 1,779,735        $ 6,166,092
Operating Profit/(Loss)                186,998         (3,288,219)        (3,101,221)
Identifiable Assets                    423,092          1,921,371          2,344,463



                                   Professional         Disease
2005                                 Services          Management           Total
----                                 --------          ----------           -----
Net Sales                           $2,617,498        $   270,000        $ 2,887,498
Operating Profit/(Loss)                 18,813         (1,320,039)        (1,301,226)
Identifiable Assets                    336,380          1,491,950          1,828,330


                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

18.  COMMITMENTS

     CONSULTING AGREEMENTS

     During July 2005,  the Company  entered  into a Consulting  Agreement  with
     Strategic Growth International, Inc. ("SGI"), whereby SGI advised and assisted HCI in its efforts to raise capital and secure a public shell. During September 2006, the Company amended and restated the Consulting Agreement with SGI. Under the new Consulting Agreement, SGI will assist HCI in determining a strategy to raise funds in the aggregate amount of $1,000,000 through a private placement of debt, equity or convertible securities. HCI has agreed to pay an initial retainer of $50,000 for these services from the future gross proceeds of any offering raised. The Company also agrees to pay SGI a total consulting fee of 10% of the future gross proceeds raised for the offering excluding the initial $50,000 retainer. The term of this agreement is for six months and it expires March 25, 2007. Through December 31, 2006, the Company raised $1,850,000 through this arrangement. A consulting fee of $185,000 was charged to equity for the year ended December 31, 2006 and $50,000 was charged to deferred financing charges for the year ended December 31, 2006. Subsequent to year end, the Company raised an additional $1,300,000 and incurred fees payable to SGI in the amount of $130,000 in consulting fees.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

18.  COMMITMENTS (CONTINUED)

     BUSINESS ADVISOR AGREEMENT

     In September 2005, the Company entered into an agreement ("Advisor Agreement") with an outside advisor whereby the advisor has been engaged to provide advice to the Company as the Chairperson of its Business Advisory Board, assist in the development of the Business Advisory Board, and provide other services on behalf of the Company.

     The Advisor was issued 100,000 shares of the Company's common stock in connection with the Advisor Agreement. The fair value of the shares on the date of issuance was $40,000 or $.40 per share.

     The Advisor can also be issued contingent warrants to purchase up to 360,000 common shares of the Company at an exercise price of $1.25 per share upon the attainment of specified growth goals of the Business Advisory Board. Beginning in calendar year 2006 and through calendar year 2008, 120,000 contingent warrants may be earned each year commensurate with achieving company growth in gross revenues to $18,000,000 in 2007 and $28,000,000 in 2008.

     OPERATING LEASES

     The Company is obligated under various operating leases for the rental of office space and office equipment. Future minimum rental commitments with a remaining term in excess of one year as of December 31, 2006 are as follows:

           YEARS ENDING DECEMBER 31,
           -------------------------
               2007                            $255,785
               2008                             243,449
               2009                             226,772
               2010                              35,597
               2011                              23,753
                                              ----------
           Total minimum lease payments        $785,356
                                              ==========


     Rent expense for the years ended December 31, 2006 and 2005 was $155,133 and $85,027, respectively.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

18.  COMMITMENTS (CONTINUED)

     ALERE MEDICAL AGREEMENT

     In October 2006, HCI entered into a Disease Management Services Agreement with Alere Medical, Inc. ("Alere"). Alere provides disease management tools, services and systems to Payers which are designed to assist with and improve management of health care outcomes for patients. Alere has contracted with Tufts Health Plan ("Tufts") to provide disease management services in Massachusetts. Tufts provides various commercial and Medicare Health Plans to members. ECI will provide care management services to Tufts program participants in Massachusetts and Alere will pay to ECI $295 per enrolled member per month commencing February 1, 2007.

     OHIO NURSE PRACTITIONERS, INC.

     Effective November 6, 2006, NP Care of Ohio, LLC ("NP Ohio") entered into an agreement with Ohio Nurse Practitioners, Inc. ("ONP"). ONP is in the business of providing advance practice registered nursing services to residents of nursing homes. ONP has agreed to terminate its existing service agreements with its customers and NP Ohio has agreed to hire the shareholders of ONP as employees. In addition, ONP has agreed to provide consulting services commencing on the effective date and ending on September 30, 2009. In consideration of ONP's consulting services NP Ohio has agreed to pay ONP a maximum consulting fee of $225,000 with payments due as earned in accordance with the terms of the agreement. The Company has recognized consulting expenses in the amount of $125,000 for the year ended December 31, 2006 in connection with the services provided under the agreement.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

19.   RISKS AND UNCERTAINTIES

     PATIENT SERVICE REVENUE

     Approximately 61% and 80% of net patient services revenue in 2006 and 2005, respectively, was derived under federal (Medicare) and state (Medicaid) third-party reimbursement programs. These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. The general trend in the healthcare industry is lower private pay utilization due to liberal asset transfer rules and the degree of financial planning that takes place by the general public. The Company's ability to maintain the current level of private pay utilization and thereby reduce reliance on third-party reimbursement is uncertain due to the economic and regulatory environment in which the Company operates.

     MALPRACTICE INSURANCE

     The Company maintains malpractice insurance coverage on an occurrence basis. It is the intention of the Company to maintain such coverage on the occurrence basis in ensuing years. During the years ended December 31, 2006 and 2005, no known malpractice claims have been asserted against the Company which, either individually or in the aggregate, are in excess of insurance coverage.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

20.  SUBSEQUENT EVENTS

     DEBT CONVERSION DURING THE FIRST QUARTER OF 2007

     During the first quarter of 2007, $1,707,985 of the outstanding $1,757,985 convertible debentures - (Note 12) were converted into common stock at a ratio of one share per $1 dollar of debt resulting in a total issuance of common stock of 1,707,985 shares during the quarter. The remaining $50,000 of convertible debt will mature on April 6, 2007.

     WARRANTS

     During the first quarter of 2007 and in connection with the September 2006 PPM (Note 15), the Company requested that 29 investors exercise their respective warrants and in return shall receive an additional two year warrant ("2007 Warrant") at an exercise price of $3.00 for every two warrants exercised from the September 2006 PPM. As of March 29, 2007, the Company received $1,187,500 upon the exercise of 950,000 of the September PPM warrants and have issued warrants for an additional 475,000 shares of the Company's common stock to five (5) September Offering investors. The investors represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

     CONTRACT FOR THE STATE OF ILLINOIS DEPT. OF HEALTHCARE AND FAMILY SERVICES

     On March 6, 2007, the Company entered into a three year contract with McKesson Corporation ("McKesson") to provide care management to over 8,000 Medicaid recipients living in nursing homes in Illinois. Care will be provided through the Company's subsidiary, Enhanced Care Initiatives, Inc.
     (ECI) and its affiliate, NP Care of Illinois, LLC under a Sub-Contract pursuant to the requirements of McKesson's agreement for a disease management program with the Illinois Department of Healthcare and Family Services. Services include providing programs and systems for assisting physicians in the management of patients who are frail or who face medically complex conditions or mental impairment. Nurse practitioners will be on site to provide hands-on care management coordination and discharge

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                 For the Years Ended December 31, 2006 and 2005

--------------------------------------------------------------------------------

20.   SUBSEQUENT EVENTS (CONTINUED)

     CONTRACT FOR THE STATE OF ILLINOIS DEPT. OF HEALTHCARE AND FAMILY SERVICES (CONTINUED)

     planning in collaboration with patients' physicians and nursing home medical directors.

     COMPLETION OF THE SEPTEMBER PRIVATE PLACEMENT

     During the first quarter of 2007, the Company completed the PPM (Note 15) initiated in September of 2006 by raising an additional $1,300,000.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE SIX-MONTHS ENDED JUNE 30, 2007 AND 2006

                     HC INNOVATIONS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheet


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   June 30, 2007  December 31, 2006
                                                                                                    (Unaudited)       (Audited)
                                     Assets
Current assets:
  Cash and cash equivalents                                                                         $  3,736,338    $    151,534
  Accounts receivable, net of contractual allowances                                                   1,168,616         330,822
  Prepaid expenses                                                                                       326,610         142,274
                                                                                                    ------------    ------------
       Total current assets                                                                            5,231,564         624,630

Fixed assets, net                                                                                        380,826         292,435
Capitalized software development costs, net                                                            1,740,199       1,310,727
Deferred issuance costs, net                                                                                  --          51,405
Security deposits and other, net                                                                         107,941          65,266
                                                                                                    ------------    ------------
         Total assets                                                                               $  7,460,530    $  2,344,463
                                                                                                    ============    ============

                 Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Lines of credit                                                                                   $    200,000    $    200,000
  Current portion of notes payable                                                                       442,025         441,139
  Current portion of capital lease obligations                                                           120,795          93,942
  Notes payable to vendors                                                                                23,176          44,841
  Convertible debentures, net of discount                                                                     --       1,222,556
  Accounts payable                                                                                     1,502,906       1,498,216
  Accrued liabilities                                                                                    461,602         368,919
  Deferred revenue                                                                                       181,698          31,100
                                                                                                    ------------    ------------
       Total current liabilities                                                                       2,932,202       3,900,713

Notes payable, net of current portion                                                                     12,726          29,449
Capital lease obligations, net of current portion                                                        177,026         151,533
Convertible debentures, net of discount and current portion                                                   --         398,385
                                                                                                    ------------    ------------
         Total liabilities                                                                             3,121,954       4,480,080
                                                                                                    ------------    ------------

Stockholders' equity (deficit):
  Preferred stock, $.001 par value, 5,000,000 shares authorized                                               --              --
  Common stock, $.001 par value, 100,000,000 shares authorized                                            38,218          30,956
  Stock subscriptions receivable                                                                         (21,671)        (21,671)
  Additional paid-in capital                                                                          12,910,428       3,102,062
  Deficit                                                                                             (8,588,399)     (5,246,964)
                                                                                                    ------------    ------------
         Total stockholders' equity (deficit)                                                          4,338,576      (2,135,617)
                                                                                                    ------------    ------------
         Total liabilities and stockholders' equity (deficit)                                       $  7,460,530    $  2,344,463
                                                                                                    ============    ============




                THE ACCOMPANY NOTES ARE AN INTEGRAL PART OF THESE
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                                     SIX MONTHS ENDED
                                                                     ----------------
                                                              JUNE 30, 2007      JUNE 30, 2006
                                                              -------------      -------------
Net revenues                                                  $  4,950,441       $  2,638,797

Cost of services                                                 4,181,698          1,970,073
Selling, general and administrative expenses                     3,736,348          1,748,532
Depreciation and amortization                                      205,364            115,456
                                                              -------------------------------
                                                                 8,123,410          3,834,061
                                                              -------------------------------
       Loss from operations                                     (3,172,969)        (1,195,264)

Other income (expense)
  Interest income                                                   28,148              2,350
  Other expense                                                        200              6,390
  Interest expense                                                (196,814)          (124,857)
                                                              -------------------------------
                                                                  (168,466)          (116,117)
                                                              -------------------------------
       Loss before provision for income taxes                   (3,341,435)        (1,311,381)

Provision for income taxes                                              --                 --
                                                              -------------------------------

Net loss                                                      $ (3,341,435)      $ (1,311,381)
                                                              ===============================

Basic and diluted net loss per share                          $      (0.09)      $      (0.05)
                                                              ===============================

Weighted average common shares outstanding                      35,560,928         24,173,480
                                                              ===============================



                THE ACCOMPANY NOTES ARE AN INTEGRAL PART OF THESE
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
  Condensed Consolidated Statement of Changes in Stockholders' Equity (Deficit)
                                   (Unaudited)


------------------------------------------------------------------------------------------------------------------------------------
                                                           Common Stock                                                 Total
                                                     ------------------------   Paid-In   Subscriptions              Stockholders'
                                                      Shares Issued   Amount    Capital    Receivable     Deficit   Equity (Deficit)
                                                     -------------- --------- ----------- ------------- ----------- ----------------
Balance, January 1, 2007                                30,956,340  $ 30,956  $ 3,102,062  $  (21,671)  $(5,246,964)  $(2,135,617)


Common stock and warrants issued in connection with
   private placement, net of issuance costs (Note 5)     1,350,000     1,350    1,168,650          --            --     1,170,000

Common stock and warrants issued in connection with
   exercise of warrants, net of issuance costs (Note 5)    950,000       950    1,056,643          --            --     1,057,593

Common stock issued in connection with
   conversion of debentures (Note 4)                     1,708,000     1,708    1,706,277          --            --     1,707,985

Issuance of common stock (Note 5)                        1,006,400     1,007       (1,007)                                     --

Issuance of warrants in connection with
   consulting services (Note 6)                                 --        --      156,360          --            --       156,360

Issuance of common stock in connection with
   consulting services (Note 5)                             30,000        30      104,970          --            --       105,000

Common stock and warrants issued in connection with
   exercise of warrants, net of issuance costs (Note 5)    550,000       550      618,140          --            --       618,690

Common stock and warrants issued in connection with
   private placement, net of issuance costs (Note 5)     1,666,667     1,667    4,998,333          --            --     5,000,000

Net loss                                                        --        --           --          --    (3,341,435)   (3,341,435)
                                                       -----------  --------  -----------  ----------   -----------   -----------
Balance, June 30, 2007                                  38,217,407  $ 38,218  $12,910,428  $  (21,671)  $(8,588,399)  $ 4,338,576
                                                       ===========  ========  ===========  ==========   ===========   ===========


                THE ACCOMPANY NOTES ARE AN INTEGRAL PART OF THESE
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)


               Accounts payable                                                                        4,690                198,950
               Accrued liabilities                                                                    92,683                 30,697
               Deferred revenue                                                                      150,598                178,250
                                                                                                 -----------            -----------
Net cash used in operating activities                                                             (3,576,975)              (939,967)
                                                                                                 -----------            -----------
Cash flow from investing activities:
  Purchases of fixed assets, net                                                                     (24,233)               (44,627)
  Expenditures for capitalized software development costs                                           (531,108)               (97,868)
                                                                                                 -----------            -----------
Net cash used in investing activities                                                               (555,341)              (142,495)
                                                                                                 -----------            -----------
Cash flows from financing activities:
  Proceeds from issuance of convertible debentures                                                        --                500,000
  Proceeds from issuance of common stock, net                                                      7,846,283                107,002
  Proceeds from notes payable                                                                             --                225,000
  Deferred issuance costs paid                                                                            --                (10,046)
  Payments on convertible debentures                                                                 (50,000)                    --
  Payments on notes payable                                                                          (15,837)               (14,869)
  Payments on line of credit                                                                              --                (10,122)
  Payments on capital lease obligations                                                              (63,326)               (40,827)
                                                                                                 -----------            -----------
Net cash provided by financing activities                                                          7,717,120                756,138
                                                                                                 -----------            -----------

Net increase (decrease) in cash and cash equivalents                                               3,584,804               (326,324)

Cash and cash equivalents - beginning of period                                                      151,534                435,375
                                                                                                 -----------            -----------
Cash and cash equivalents - end of period                                                        $ 3,736,338            $   109,051
                                                                                                 ===========            ===========

Supplemental cash flow information:
  Cash paid during the year for:
        Interest                                                                                 $    38,130            $    38,355
                                                                                                 ===========            ===========
  Noncash investing and financing activities:
     Common stock issued in connection with exercise of warrants
        and satisfaction of note payable - related party                                         $        --            $   500,000
                                                                                                 ===========            ===========
     Discount on convertible debentures                                                          $        --            $   141,348
                                                                                                 ===========            ===========
     Computer equipment acquired through capital lease                                           $   115,672            $        --
                                                                                                 ===========            ===========
     Issuance of warrants for consulting services                                                $   156,360            $        --
                                                                                                 ===========            ===========
     Common stock issued for consulting services                                                 $   105,000            $        --
                                                                                                 ===========            ===========
     Capitalized software acquired through capital lease                                         $        --            $   114,718
                                                                                                 ===========            ===========
     Common stock issued in connection with conversion
        of convertible debentures                                                                $ 1,707,985            $        --
                                                                                                 ===========            ===========


                THE ACCOMPANY NOTES ARE AN INTEGRAL PART OF THESE
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

     HCI and subsidiaries (the "Company") is a specialty care management company comprised of separate divisions each with a specific focus and intervention. The Company's mission is to identify subgroups of people with high costs and disability and create and implement programs and interventions that improve their health, resulting in dramatic reductions in the cost of their care. The Company also develops and implements medical management systems for the long term care industry.

     Enhanced Care Initiatives, Inc. ("ECI"), a wholly owned subsidiary of HCI was founded in 2002 and is the management company for all HCI entities. ECI has four wholly owned subsidiaries operating in Tennessee, Texas, Massachusetts, and New York. ECI markets its proprietary specialty care management programs for the medically frail and other costly sub-populations to Health Maintenance Organizations ("HMOs") and other managed care organizations ("MCOs") as well as state Medicaid departments.

     NP Care, LLCs ("LLCs") are nursing home medical management systems. The LLCs nurse practitioner program provides onsite medical care by an Advanced Practice Registered Nurse ("APRN") under the oversight of the patient's individual physician to residents in nursing homes and assisted living facilities. The LLCs operate in the states of Connecticut, Florida, New Jersey, Ohio, Illinois, Tennessee and Massachusetts and are managed exclusively by ECI.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS (CONTINUED)

     GOING CONCERN / MANAGEMENT'S PLAN

     As shown in the accompanying condensed consolidated financial statements, the Company has sustained consolidated net losses for the six-month periods ended June 30, 2007 and 2006 of approximately $3,341,000 and $1,311,000, respectively. At December 31, 2006, the Company had a working capital deficiency of approximately $3,276,000, and has accumulated deficits of approximately $8,588,000 and $5,247,000 at June 30, 2007 and December 31, 2006, respectively. The report of our independent registered accounting firm as of and for the year ended December 31, 2006 contains an explanatory paragraph raising substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

     Management believes that the Company will be successful in its efforts to adequately meet its capital needs and continue to grow its businesses. During the first quarter of 2007, the Company raised approximately $2.2 million through the issuance of common stock and approximately $1.7 million of the convertible debenture notes were converted into common stock at a ratio of 1:1 resulting in the issuance of an additional 1,708,000 shares of common stock. During the second quarter of 2007, the Company raised approximately $5.6 million through the issuance of common stock. As a result of the Company's capital raising efforts, the Company had working capital of approximately $2.3 million at June 30, 2007.

     The cumulative losses to date are largely a result of business development and start up costs associated with expanding the Company's operations to nine states, largely driven by new contracts as well as significant investment in building our corporate infrastructure to support the Company's expansion. During 2007, the Company was successful in securing new contracts with McKesson Corporation (McKesson) and with Health Insurance Plan of Greater New York (HIP). Combined these contracts provide the Company with the opportunity to enroll up to 18,000 members generating revenue on a per member per month basis over a three year period.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The condensed consolidated financial statements include the accounts of HC Innovations, Inc. and its wholly-owned, majority-owned and controlled subsidiaries (which are referred to as the Company, unless the context otherwise requires), as well as certain affiliated limited liability companies, which are variable interest entities required to be consolidated. The company consolidates all controlled subsidiaries, in which control is effectuated through ownership of voting common stock or by other means. All significant intercompany transactions have been eliminated in consolidation.

     In states where ECI is not permitted to directly own a medical operation due to corporate practice of medicine laws in those states, it performs only non-medical administrative and support services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine. In those states, ECI conducts business through Limited Liability Companies (LLCs) that it controls, and it is these affiliated LLCs that employ Advanced Practice Nurse Practitioners ("APNPs") who practice medicine. In such states, ECI generally enters into exclusive long-term management services agreements with the LLCs that operate the medical operations that restricts the member(s) of the affiliated LLCs from transferring their ownership interests in the affiliated LLCs and otherwise provides ECI or its designee with a controlling voting or financial interest in the affiliated LLCs and their operations.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     BASIS OF PRESENTATION (CONTINUED)

     The LLCs, which are required to be consolidated under Financial Accounting Standards Board ("FASB") Interpretation No. 46, as revised ("FIN 46(R)"), "CONSOLIDATION OF VARIABLE INTEREST ENTITIES", would also be consolidated under the provisions of Emerging Issues Task Force ("EITF") No. 97-2, "APPLICATION OF FASB STATEMENT NO. 94 AND APB OPINION NO. 16 TO PHYSICIAN PRACTICE MANAGEMENT ENTITIES AND CERTAIN OTHER ENTITIES WITH CONTRACTUAL MANAGEMENT ARRANGEMENTS." The LLCs have been determined to be variable interest entities due to the existence of a call option under which ECI has the ability to require the member(s) holding all of the voting equity interests of the underlying LLCs to transfer their equity interests at any time to any person specified by ECI and vote the member(s) interests as ECI instructs. This call option agreement represents rights provided through a variable interest other than the equity interest itself that caps the returns that could be earned by the equity holders.

     In addition the Company has an exclusive long-term management services agreement with each of the LLC's and the member(s) of the LLCs which allows the Company to direct all of the non-clinical activities of the LLCs, retain all of the economic benefits, and assume all of the risks associated with ownership of the LLCs. Due to these agreements, the Company has all of the economic benefits and risks associated with the LLCs and the Company is considered to be the primary beneficiary of the activities of the LLCs and is required to consolidate the LLCs under FIN 46(R).

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION

     The Company's revenue includes fees for service revenue and revenue from capitated contracts. Net patient service revenue consists of the following components for the six and three month periods ended June 30, 2007 and 2006:


                                         SIX MONTHS ENDED              THREE MONTHS ENDED
                                         ----------------              ------------------
                                   JUNE 30, 2007  JUNE 30, 2006    JUNE 30, 2007  JUNE 30, 2006
                                   -------------  -------------    -------------  -------------
Gross patient
       service revenue             $ 4,282,397    $ 2,963,137      $ 2,281,644    $ 1,505,580

Less : provision for contractual
       allowances                   (1,319,905)      (849,040)        (744,113)      (441,918)
                                   --------------------------      --------------------------
Net patient service revenue          2,962,492      2,114,097        1,537,531      1,063,662

Capitated contract revenue           1,987,949        524,700        1,214,939        258,300

                                   --------------------------      --------------------------
Total Revenue                      $ 4,950,441      2,638,797      $ 2,752,470    $ 1,321,962
                                   ==========================      ==========================

     Revenue from nurse practitioner services is substantially collected through billings to a patient's respective insurance carrier, health maintenance organization, Medicare and Medicaid. Payments from these sources are generally based on prospectively determined rates that vary according to a classification system based on clinical, diagnostic and other factors and are substantially below established rates. The Company monitors its revenues and receivables from these reimbursement sources, as well as other third-party insurance payors, and records an estimated contractual allowance for certain service revenues and receivable balances in the month of revenue recognition, to properly account for anticipated differences between billed and reimbursed amounts. Accordingly, a substantial portion of the Company's total net revenues and receivables reported in the accompanying condensed consolidated financial statements are recorded at the amount ultimately expected to be received from these payors. Net revenues from fee for service patients are recorded in the month the service is provided to patients.

     A significant portion of the Company's fee for service revenues have been reimbursed by federal Medicare and, to a lesser extent, state Medicaid programs.

     The  Company   evaluates  several  criteria  in  developing  the  estimated contractual allowances for unbilled and/or initially rejected claims on a monthly basis, including

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION (CONTINUED)

     historical trends based on actual claims paid, current contract and reimbursement terms, and changes in patient base and payor/service mix. Contractual allowance estimates are adjusted to actual amounts as cash is received and claims are settled and the aggregate impact of these resulting adjustments were not significant to the Company's operations for the six months ended June 30, 2007 and 2006. Further, the Company does not expect the reasonably possible effects of a change in estimate related to unsettled June 30, 2007 contractual allowance amounts from Medicaid and third-party payors to be significant to its future operating results and consolidated financial position. Revenue from capitated contracts is recorded monthly based on the number of members covered under each capitated contract per month.

     INCOME TAXES

     The Company accounts for income taxes following the asset and liability method in accordance with Statement of Financial Accounting Standards
     (SFAS) No. 109, "ACCOUNTING FOR INCOME TAXES." Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company's income tax returns are prepared on the tax basis of accounting. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled.

     The Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 9" ("FIN No. 48"), on January 1, 2007. FIN No. 48 requires that the impact of tax positions be recognized in the financial statements if they are more likely than not of being sustained upon examination, based on the technical merits of the position. As discussed in the consolidated financial statements in the 2006 Form 10-KSB, the Company has a valuation allowance against the full amount of its net deferred tax assets. The Company currently provides a valuation allowance against deferred tax assets when it is more likely than not that some portion, or all of its deferred tax assets, will not be realized. There was no significant impact to the Company as a result of adopting FIN No. 48 and there is no interest or penalties accrued as management believes the Company has no uncertain tax positions at June 30, 2007.

     The Company is subject to U.S. federal income tax as well as income tax of certain state jurisdictions. The Company has not been audited by the I.R.S. or any states in

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     INCOME TAXES (CONTINUED)

     connection with income taxes. The periods from 2003-2006 remain open to examination by the I.R.S. and state authorities.

     EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share ("EPS") is computed dividing the net income
     (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted income (loss) per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock, such as stock options and warrants (using the "treasury stock" method), and convertible preferred stock and debt (using the "if-converted" method), unless their effect on net income (loss) per share is antidilutive. Under the "if-converted" method, convertible instruments are assumed to have been converted as of the beginning of the period or when issued, if later. The effect of computing the diluted income
     (loss) per share is antidilutive  and, as such,  basic and diluted earnings
     (loss) per share are the same for the six months ended June 30, 2007 and 2006.


3. CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Capitalized software development costs as of June 30, 2007 and December 31, 2006 are summarized as follows:

                                                         2007           2006
                                                         ----           ----
        Capitalized software development costs       $ 2,017,692    $ 1,486,584
        Less: accumulated amortization                  (277,493)      (175,857)
                                                     --------------------------
                                                     $ 1,740,199    $ 1,310,727
                                                     ==========================

     Amortization expense related to capitalized software development costs for the six months ended June 30, 2007 and 2006 totaled approximately $102,000 and $57,000, respectively, for the three months ended June 30, 2007 and 2006 amortization expense totaled approximately $57,000 and $54,000 respectively.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

4. CONVERTIBLE DEBENTURES


     During 2005, the Company issued convertible debentures to private accredited investors. The total principal amount of the debentures was $1,257,985 convertible into 1,257,985 shares of the Company's common stock. The conversion price of the debentures was equal to 50% of the market price of HCI's common stock on the day prior to conversion. In no circumstances will the conversion price be less than $.40 per share.

     The term of the debentures was 18 months from the date of issuance. In lieu of interest, the Company issued 1,257,985 shares of its common stock to the holders of the convertible debentures which was treated as a discount on the debentures to be amortized as interest expense over the life of the debentures. The discount was established as the fair value of the common stock of $202,678, which was determined using fair value interest rates for similar types of underlying instruments. The unamortized balance of the discount at June 30, 2007 and December 31, 2006 was $-0- and $35,429, respectively. Amortization of the discount for the six months ended June 30, 2007 and 2006 was $35,429 and $67,559, respectively, amortization of the discount for the three months ended June 30, 2007 and 2006 was -0- and $33,779 respectively, and is included in interest expense in the accompanying condensed consolidated statements of operations.

     HCI incurred $76,858 in legal, financing and other costs in issuing these debentures. The costs were deferred and were being amortized over 18 months. The unamortized balance of deferred issuance costs at June 30, 2007 and December 31, 2006 was $-0- and $8,541, respectively. Amortization expense relating to deferred issuance costs totaled $8,541 and $25,619 for the six months ended June 30, 2007 and 2006, respectively, amortization expense relating to deferred issuance costs totaled $-0- and $12,810 for the three months ended June 30, 2007 and 2006 respectively.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

4. CONVERTIBLE DEBENTURES (CONTINUED)

     On April 17, 2006, the Company closed on an additional convertible debenture note in the amount of $500,000. The terms of this note, with an existing stockholder, were identical to the 2005 convertible debentures. The total principal amount of the debentures of $500,000 was convertible into 500,000 shares of the Company's common stock. The conversion price of the debentures was equal to 50% of the market price of HCI's common stock on the day prior to conversion. In no circumstances could the conversion price be less than $.40 per share. The term of the debentures was 18 months from the date of issuance. In lieu of interest, the Company issued 500,000 shares of its common stock to the holders of the convertible debentures which were treated as a discount on the debentures to be amortized as interest expense over the life of the debentures. The discount was established as the fair value of the common stock of $141,348, which was determined using fair value interest rates for similar types of underlying instruments. The unamortized balance of the discount at June 30, 2007 and December 31, 2006 was $-0- and $101,615, respectively. Amortization of the discount for the six months ended June 30, 2007 and 2006 was $101,615 and $11,465, respectively, amortization of the discount for the three months ended June 30, 2007 and 2006 was $11,465 and -0- respectively, and is included in interest expense in the accompanying condensed consolidated statements of operations.

     HCI incurred $60,045 in legal, financing and other costs issuing these debentures. The costs have been deferred and are being amortized over 18 months. The unamortized balance of deferred issuance costs at June 30, 2007 and December 31, 2006 was $-0- and $42,864, respectively. Amortization expense relating to the deferred issuance costs totaled $42,864 and $5,171 for the six months ended June 30, 2007 and 2006, respectively, amortization expense relating to the deferred issuance costs totaled -0- and $5,171 for the three months ended June 30, 207 and 2006 respectively and is included in the accompanying condensed consolidated statements of operations.

     During the first quarter of 2007, $1,707,985 of the convertible debentures were converted to common stock in a non-cash transaction at a ratio of 1:1 resulting in the issuance of an additional 1.708 million shares of common stock. The remaining $50,000 was paid to the holder of the convertible debenture on April 7, 2007.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

5. STOCKHOLDERS' EQUITY (DEFICIT)

     PRIVATE PLACEMENT OFFERING

     On September 25, 2006, HCI issued a Private Placement Offering Memorandum ("PPM") for 2,000,000 shares of common stock at $1.00 per share and warrants to purchase 2,000,000 shares of common stock in the future. The offer to purchase common stock expired on February 28, 2007. In December, 2006 the Company increased the total offering to 3,200,000 shares of common stock at $1.00 per share and warrants to purchase 3,200,000 shares of common stock in the future. The warrants have a term of two years. The exercise price is $1.25 per share. The warrants shall be redeemable at $.05 per warrant share contingent upon HCI's common stock trading at a closing price of at least $3.50 per share for twenty consecutive days.

     During 2006, 1,956,400 shares of common stock and 1,956,400 warrants were sold through this PPM. During 2006, 950,000 shares were issued and the remaining 1,006,400 shares were issued during the three months ended March 31, 2007.

     During the first quarter of 2007, 1,350,000 shares of common stock and 1,300,000 warrants were issued through the PPM. The Company received $1,300,000 in cash for 1,300,000 shares, incurred cash issuance costs of $130,000, issued 50,000 shares of common stock, at $1.30 per share relating to legal services incurred with capital raising efforts and 300,000 warrants to purchase shares at $1.25 per share for non-cash issuance costs.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

5. STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

     PRIVATE PLACEMENT OFFERING (CONTINUED)

     During the first quarter of 2007, and in connection with the September 2006 PPM, the Company requested that 29 investors exercise their respective warrants and in return the Company offered the investors an additional two year warrant ("2007 Warrant") at an exercise price of $3.00 for every two warrants exercised from the September 2006 PPM. During the three months ended March 31, 2007, the Company received $1,187,500 upon the exercise of 950,000 of the September PPM warrants and issued warrants for an additional 475,000 shares of the Company's common stock to five (5) investors. The Company incurred cash issuance costs of $129,907 and non-cash issuance costs consisting of 300,000 warrants to purchase shares of the Company's common stock at $1.25. During the three months ended June 30, 2007 the Company received $687,500 upon the exercise of 550,000 of the September PPM warrants and issued warrants for an additional 275,000 shares of the Company's common stock to five (5) investors. The Company incurred cash issuance costs of $68,810 relating to this transaction. The investors represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

     During the second quarter of 2007, the Company sold to four (4) private investors a total of 1,666,667 shares of restricted common stock for aggregate net proceeds of $5,000,000. Additionally, the Company issued warrants to purchase 833,333 shares of common stock at a strike price of $4.00 to these same investors, the warrants are exercisable for a period of four (4) years. The investors represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

5. STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

     COMMON STOCK ISSUED FOR CONSULTING SERVICES

     During the second quarter of 2007, the Company issued 30,000 shares of common stock, valued at $105,000 or $3.50 per share on the date of issuance, in exchange for consulting services. As a result of this transaction $105,000 was charged to consulting expense and to capital as a non-cash event.

     WARRANTS

     A summary of warrant activity is as follows:


                                                   Weighted    Weighted Average
                                                 Average Price      Life
                               Warrants   Price                    (Years)
                             ------------       --------------------------------
     Balance January 1, 2007   1,956,400              1.25           2.0
                                                ================================

     Issued                      300,000   1.00       1.00           5.0
     Issued                    1,300,000   1.25       1.25           2.0
     Issued                      300,000   1.25       1.25           5.0
     Issued                      300,000   1.25       1.25           5.0
     Issued                      750,000   3.00       3.00           2.0
     Issued                      833,333   4.00       4.00           2.0
     Exercised                (1,500,000)  1.25       1.25          (2.0)

                             ------------       --------------------------------
     Balance June 30, 2007     4,239,733              2.08          2.64
                             ============       ================================

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

6. COMMITMENTS

     CONSULTING AGREEMENTS

     During July 2005,  the Company  entered  into a Consulting  Agreement  with
     Strategic Growth International, Inc. ("SGI"), whereby SGI advised and assisted HCI in its efforts to raise capital and secure a public shell. During September 2006, the Company amended and restated the Consulting Agreement with SGI. Under the new Consulting Agreement, SGI assisted HCI in determining a strategy to raise funds in the aggregate amount of $1,000,000 through a private placement of debt, equity or convertible securities. HCI agreed to pay an initial retainer of $50,000 for these services from the gross proceeds of offering. The Company also agreed to pay SGI a total consulting fee of 10% of the gross proceeds raised for the offering excluding the initial $50,000 retainer. The term of this agreement was for six months and expired March 25, 2007. During December of 2006, the Company amended and restated the Consulting Agreement with SGI. Under the new Consulting Agreement, SGI assisted HCI in determining a strategy to raise funds in the aggregate amount of approximately $3,200,000 through a private placement of debt, equity or convertible securities. This amended agreement expired on May 31, 2007. The Company raised approximately $3,150,000 through this arrangement. A consulting fee of approximately $185,000 was charged to equity for the year ended December 31, 2006 and $50,000 was charged to deferred financing charges for the year ended December 31, 2006. During the first quarter of 2007, the Company raised approximately $1,300,000 additionally and incurred fees payable to SGI in the amount of approximately $130,000 in consulting fees which was charged to equity through May 31, 2007 (see Note 5).

     On February 1, 2007, the Company entered into a non-exclusive investor relations agreement with SGI, whereby SGI will provide investor relation services to the Company. The Company has agreed to pay SGI a monthly retainer in the amount of $9,000 during the period the agreement is in effect. The agreement may be cancelled by either party, without cause, upon providing written notice within 180 days of the intent to cancel. Additionally, upon successful completion of the current equity offering the Company agreed to issue and has issued to SGI warrants to purchase 300,000 shares of the Company's common stock at an exercise price of $1.00 per share, the term of the warrant is five years. The warrants were valued by the Company using the Black Scholes model at $156,360. Consulting fee expense is recognized monthly over the six month agreement period. On June 1, 2007 the Company exercised its right to terminate this agreement and provided written notice of termination to SGI.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

6. COMMITMENTS (CONTINUED)

     BUSINESS ADVISOR AGREEMENT

     In September 2005, the Company entered into an agreement ("Advisor Agreement") with an outside advisor whereby the advisor was engaged to provide advice to the Company as the Chairperson of its Business Advisory Board, assist in the development of the Business Advisory Board, and provide other services on behalf of the Company.

     The Advisor could have been issued contingent warrants to purchase up to 360,000 common shares of the Company at an exercise price of $1.25 per share upon the attainment of specified growth goals of the Business Advisory Board. As of June 30, 2007, no warrants had been earned in connection with the Advisor Agreement. On July 18, 2007, the Company exercised its right to terminate this agreement and provided written notice of termination to the Business Advisor.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

7. BUSINESS SEGMENTS

     The Company's operations by business segment for the six and three months ended June 30, 2007 and 2006 were as follows:


        Professional Services                             SIX MONTHS ENDED                              THREE MONTHS ENDED
                                                          ----------------                              ------------------
                                                JUNE 30, 2007           JUNE 30, 2006          JUNE 30, 2007           JUNE 30, 2006
                                                -------------           -------------          -------------           -------------
Net Revenues                                    $ 3,021,696             $ 2,114,097            $ 1,596,735             $ 1,063,662
Operating Profit / (Loss)                        (1,332,218)                185,095               (977,277)               (123,836)
Identifiable Assets                             $ 1,156,597             $   454,813            $ 1,156,597             $   454,813


        Disease Management                                SIX MONTHS ENDED                              THREE MONTHS ENDED
                                                          ----------------                              ------------------
                                                JUNE 30, 2007           JUNE 30, 2006          JUNE 30, 2007           JUNE 30, 2006
                                                -------------           -------------          -------------           -------------
Net Revenues                                    $ 1,928,745             $   524,700             $ 1,155,735             $   258,300
Operating Profit / (Loss)                        (1,840,751)             (1,380,359)               (897,820)               (644,696)
Identifiable Assets                             $ 6,303,933             $ 1,283,241             $ 6,303,933             $ 1,283,241


                Total                                     SIX MONTHS ENDED                              THREE MONTHS ENDED
                                                          ----------------                              ------------------
                                                JUNE 30, 2007           JUNE 30, 2006          JUNE 30, 2007           JUNE 30, 2006
                                                -------------           -------------          -------------           -------------
Net Revenues                                    $ 4,950,441             $ 2,638,797             $ 2,752,470             $ 1,321,962
Operating Profit / (Loss)                       $(3,172,969)            $(1,195,264)            $(1,875,097)            $  (768,532)
Identifiable Assets                             $ 7,460,530             $ 1,738,054             $ 7,460,530             $ 1,738,054


8. RISKS AND UNCERTAINTIES

     PATIENT SERVICE REVENUE

     Approximately 87% and 88% of net patient services revenue for the six months ended June 30, 2007 and 2006 respectively, was derived under federal (Medicare) and state (Medicaid) third-party reimbursement programs. These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. The general trend in the healthcare industry is lower private pay utilization due to liberal asset transfer rules and the degree of financial planning that takes place by the general public. The Company's ability to maintain the current level of private pay utilization and thereby reduce reliance on third-party reimbursement is uncertain due to the economic and regulatory environment in which the Company operates.

                      HC INNOVATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------

8. RISKS AND UNCERTAINTIES (CONTINUED)

     MALPRACTICE INSURANCE

     The Company maintains malpractice insurance coverage on an occurrence basis. It is the intention of the Company to maintain such coverage on the occurrence basis in ensuing years. During the six months ended June 30, 2007 and 2006, no known malpractice claims have been asserted against the Company which, either individually or in the aggregate, are in excess of insurance coverage.



NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE PROSPECTUS DATE HEREOF.

UNTIL [_______] 2007 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOR PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II
Information not Required in Prospectus


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under our articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to us or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to us or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recission.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of us where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.

------------------------------------------------------
SEC registration fee                        $1,336.36
Legal fees and expenses                     25,000.00
Accountants' fees and expenses               7,500.00
Printing expenses                            3,000.00
                                           ----------
Total                                      $36,836.36
------------------------------------------------------
All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.


                     RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of our securities that have been sold or issued by us during the past three years. These securities were sold without registration under the Securities Act in reliance on Section 4(2) of the Securities Act. There were no underwriting discounts or commissions paid in connection with the sale of these securities.


Beginning on May 22, 2007, we sold 1,666,667 shares of our common stock to four investors at a purchase price of $3.00 per share of common stock ("May 2007 Offering"). In addition to the shares of our common stock, we issued warrants to purchase 833,333 shares of our common stock at $4.00 per share to these investors. The investors represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.


In September 2006 through February 2007, we sold 3,256,400 shares of our common stock for $3,256,400 to 15 investors ("September Offering"). In addition to the shares of our common stock, we issued warrants to purchase 3,256,400 shares of our common stock at $1.25 per share to these investors. The investors represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

In March 2007, in connection with the September Offering, we requested that the investors exercise their respective 2006 warrants and in return receive an additional 2007 warrant at an exercise price of $3.00 for every two warrants exercised from the September 2006 PPM. As of March 2007, we received approximately $1,187,500 from the exercise of the September Offering warrants and have issued 2007 warrants for an additional 475,000 shares of our common stock to 5 September Offering investors. The investors represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

On July 11, 2006, we issued a convertible promissory note to the Rubin Family Irrevocable Stock Trust in the principal face amount of $200,000, to be funded $100,000 upon issuance of the note and $100,000 on August 11, 2006. The convertible debentures are convertible only if the amount owing thereunder are not repaid. The holders of such note represented in writing that it was an accredited investor and acquired the securities for its own account. On October 10, 2006, the Company paid the Rubin Family Irrevocable Stock Trust $203,812 in full satisfaction of the principal and accrued interest on the note. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

In June 2006 the Company sold a total of 142,669 shares of restricted common stock to several of its key managers for aggregate net proceeds of approximately $107,000 and warrants were exercised by a shareholder with the Company realizing $500,000 in net proceeds. These proceeds were applied to an outstanding note payable to the same shareholder in the amount of $500,000.

In June 2005 through April 2006, we sold approximately $1,257,985 in principal amount of convertible debentures to 18 investors ("June Offering"). In addition to the convertible debentures, we issued 1,257,985 shares of our common stock to these investors. The holders of such notes and common stock represented in writing that they were accredited investors and acquired the securities for their own accounts. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

In connection with the June Offering, we issued, in March 2007, approximately 1,708,000 shares of our common stock as a result of the conversion of the June Offering Convertible Debentures. As provided in those Debentures, the holders were entitled to convert the principal amount of the Debenture in the event that we became a fully reporting company. As indicated in this Registration
Statement, we became a fully reporting company on February 13, 2007 and, accordingly, the June Offering investors converted their Debentures. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such shares or an the availability of an exemption from the registration requirements of the Securities Act.

                                    EXHIBITS

2.1 Stock Acquisition Agreement by and between Ayre Holdings, Inc., HC Innovations, Inc., and the shareholders stated therein, dated May 11, 2006.(1)

3.1    Certificate of Incorporation, dated November 7, 2001.(1)

3.1.1 Certificate of Amendment to Certificate of Incorporation, dated May 17, 2006.(1)

3.1.2 Certificate of Amendment to Certificate of Incorporation, dated June 5, 2006.(1)

3.2    By-laws.(1)

4.1    Specimen of Common Stock certificate.(1)

5.1    Opinion of Gersten Savage LLP

10.1   Form  of  Promissory  Note  issued  to  Rubin  Family  Irrevocable  Stock
       Trust.(1)

10.2   Form of Convertible Debenture issued to certain investors.(1)

10.3 Sublease Agreement between American Skandia Information and Technology Corporation and the Company, dates as of September 2004.(1)

10.4   Form of Registration Right Agreement signed with certain investors.(1)

10.5   Form of Subscription Agreement.(1)

10.6   Form of Warrants to Purchase Common Stock(1)

10.7 Disease Case Management Services Agreement and State of Work for Care Management Services between Alere Medical, Inc. and Enhanced Care Initiatives, Inc. dated October 16, 2006.(1)

10.8 Amended and Restated Consulting Agreement between HC Innovations, Inc. and Strategic Growth International, Inc., dated September 22, 2006.(1)

10.9 Memorandum of Understanding by and between NP Care of Ohio, LLC and Ohio Nurse Practitioners, Inc., Kayleen Berger and Kathryn Maxwell, dated October 20, 2006.(1)

10.10 Form of Subscription Agreement for the Purchase of Securities and Certain Accredited Investors, dated May 22, 2007.(2)

10.11  Form of Warrant.(2)

10.12 Form of Registration Rights Agreements between the Company and Certain Accredited Investors, dated May 22, 2007.(2)

21     List of Subsidiaries.(1)

23.1   Consent of Gersten Savage LLP (included in Exhibit 5.1 hereto)

23.2   Consent of Carlin, Charron & Rosen

(1) These documents are rendered as previously filed and incorporated by reference to the Company's Form 10-SB, as amended, filed on December 13, 2006.
(2) These documents are rendered as previously filed and incorporated by reference to the Company's Current Report on Form 8-K filed May 31, 2007.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act:

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(3) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communication, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter)

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That for the purpose of determining any liability under the Securities Act to any purchaser:

     (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3)(ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (ii) Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2),
(b)(5), or (b)(7) (ss.230.424(b)(2),  (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)(ss.230.415(a)(1)(i), (vii), or
(x) of this  chapter) for the purpose of providing the  information  required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES



In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Shelton, Connecticut on this 12th, day of October 2007.





                            HC INNOVATIONS, INC.



                            By: /S/ DAVID CHESS
                                -----------------------------------------------
                                David Chess
                                President, Chief Executive Officer and Director


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




By: /S/ DAVID CHESS
    ------------------------------------------------
    David Chess
    President, Chief Executive Officer and Director
    October 12, 2007



By: /S/ JEFFREY L. ZWICKER
    ------------------------------------------------
    Jeffrey L. Zwicker
    Chief Financial Officer (Principal Accounting Officer)
    and Chief Operating Officer
    October 12, 2007